February 6, 1998


Securities and Exchange Commission
Filing Desk, Stop 1-4
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

         Re:      Macatawa Bank Corporation (the "Company")
                  Registration on Form SB-2 of
                  1,495,000 shares of common stock

Ladies and Gentlemen:

     Transmitted with this letter please find a Registration Statement on Form SB-2 (the "Registration Statement") for the Company, relating to the registration of 1,495,000 shares of the Company's common stock, no par value. This filing is transmitted electronically through the EDGAR system and is subject to Regulation S-T. Pursuant to Item 309, only one copy of this electronically formatted document is transmitted.

     The requisite registration fee in the amount of $4,411 has been paid to the Company's Filing Fees Account at the Mellon Bank in Pittsburgh, Pennsylvania, and has been designated as "restricted."

     The Company has on file a manually signed counterpart of each signed document that appears in electronic format in this filing. The Company will retain such signed documents for a period of five years and will furnish such signed document to the Commission or its staff upon request.

     If you have any questions regarding this filing or require any additional information, please contact the undersigned. Thank you in advance for your assistance.

                                Very truly yours,


                             /s/ Donald L. Johnson
                                Donald L. Johnson
DLJ:cll
Attachment
::ODMA\PCDOCS\GRR\120129\1

    As filed with the Securities and Exchange Commission on February 6, 1998
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            MACATAWA BANK CORPORATION
                 (Name of Small Business Issuer in its Charter)
                                     -------

    Michigan                       6712                         38-3391345
(State or other              (Primary Standard               (I.R.S. Employer
jurisdiction of           Industrial Classification         Identification No.)
incorporation or               Code Number)
organization

                                51 E. Main Street
                             Zeeland, Michigan 49464
                                 (616) 748-9491
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                               Benj. A. Smith, III
                                51 E. Main Street
                             Zeeland, Michigan 49464
                                 (616) 748-9491
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:
          Donald L. Johnson                               John E. Freechack
Varnum, Riddering, Schmidt & Howlett LLP            Barack Ferrazzano Kirschbaum
            Suite 1700                                    Perlman & Nagelberg
     333 Bridge Street, N.W.                                 Suite 2700
   Grand Rapids, Michigan 49504                           333 W. Wacker Drive
         (616) 336-6000                                 Chicago, Illinois 60606
                                                           (312) 984-3100

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                                          CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
     Title of Each                                  Proposed Maximum        Proposed Maximum
  Class of Securities         Amount to be           Offering Price        Aggregate Offering            Amount of
   Being Registered           Registered(1)             Per Share                 Price              Registration Fee
-----------------------  ----------------------- ----------------------- -----------------------  -------------------
Common Stock (no par
value)                          1,495,000                $10.00                $14,950,000                $4,411
---------------------------------------------------------------------------------------------------------------------

     (1) Includes 195,000 shares subject to the Underwriter's over-allotment option.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                       SUBJECT TO COMPLETION DATED          , 1998

                                   PROSPECTUS

                                1,300,000 Shares

                        MACATAWA BANK CORPORATION [logo]

                                  Common Stock

     All of the shares of common stock, no par value (the "Common Stock") offered hereby are being sold by Macatawa Bank Corporation (the "Company"), a Michigan corporation. The Company owns all of the outstanding common stock of Macatawa Bank, a Michigan banking corporation with its main office in Zeeland, Michigan (the "Bank"). Prior to this offering (the "Offering") there has been no public trading market for the Common Stock. The Underwriter has advised the Company that it anticipates making a market in the Common Stock following completion of this Offering. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. The Company expects that quotations for the Common Stock will be reported on the OTC Bulletin Board under the symbol "----."

     The Common Stock offered by this Prospectus involves a high degree of risk. Investors should not invest any funds in this Offering unless they can afford to lose their entire investment. See "Risk Factors" on page 6.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
          SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                        Underwriting Discounts       Proceeds to
                                 Price to Public        and Commissions (1) (2)      Company (3)
Per Share. . . . . . . . . . .     $10.00                   $0.70                       $9.30
Total (4). . . . . . . . . . .  $13,000,000             $630,000                     $12,370,000
==============================  =====================  ========================      ============

(1) The Underwriter has agreed with the Company that the Underwriting Discounts and Commissions will be reduced to $0.525 per share for sales to certain investors identified on a list provided to the Underwriter by the Company, and to $0.30 per share for sales by the Underwriter to certain Affiliated Purchasers. There will be no Underwriting Discounts and Commissions with respect to 400,000 shares of Common Stock expected to be sold to persons who were shareholders of the Company prior to this Offering. The Proceeds to Company have been calculated assuming Underwriting Discounts and Commissions of $0.70 per share, except with respect to 400,000 shares to be sold with no Underwriting Discounts and Commissions. See "Underwriting."
(2) The Company has agreed to indemnify the Underwriter against certain liabilities, including under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting estimated offering expenses payable by the Company of $170,406.
(4) The Company has granted the Underwriter a 30-day option to purchase up to 195,000 additional shares of its Common Stock solely to cover over-allotments, if any. If the Underwriter exercises such option in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $14,950,000, $766,500 and $14,183,500, respectively. See "Underwriting."

     The shares of Common Stock are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by it, and subject to the right of the Underwriter to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made on or about __________________, 1998.

                             ROBERT W. BAIRD & CO.
                                  Incorporated
                 The date of this Prospectus is _______, 1998.

                    [INSERT MAP OF OTTAWA COUNTY MARKET AREA]








                              ---------------------

     THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, ANY OTHER GOVERNMENT AGENCY OR OTHERWISE.

                             ----------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             ----------------------

                              AVAILABLE INFORMATION

     The Company is not currently a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but will file the reports required to be filed thereunder for the Company's 1998 fiscal year and for any other periods for which the Exchange Act's requirements apply to the Company. The Company, which has a December 31 fiscal year end, intends to furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each fiscal year, quarterly reports containing unaudited financial information.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless the context clearly suggests otherwise, financial information and other references in this Prospectus to the Company include the Bank. Except as otherwise indicated, all information in this Prospectus assumes no exercise of Underwriter's over-allotment option.

The Company

     The Company is a bank holding company incorporated in 1997 under Michigan law and owns all of the common stock of the Bank. The Bank was organized and commenced operations in November, 1997 as a Michigan chartered bank with depository accounts insured by the Federal Deposit Insurance Corporation (the "FDIC"). The Bank provides a full range of commercial and consumer banking services, primarily in the communities of Holland and Zeeland, Michigan, as well as the surrounding market area principally located in Ottawa County, Michigan. As of December 31, 1997, the Company had total assets of $10.7 million, total deposits of $2.7 million and shareholders' equity of $8.0 million. As of February 28, 1998, the Company had ____ deposit accounts and total deposits of $______ million.

     The Bank is a full service bank offering a wide range of commercial and personal banking services. These services include checking and savings accounts (including certificates of deposit), safe deposit boxes, travelers checks, money orders and commercial, mortgage and consumer loans. As of January 31, 1998, the Bank had 20 full-time and 4 part-time employees. The Company's headquarters and the Bank's main office is located at 51 E. Main Street in the City of Zeeland, Michigan 49464 and the telephone number is (616) 748-9491. The Bank also has a full service branch office and a loan production branch office in Holland, Michigan.

Reason for Starting Macatawa Bank

     The expansion of interstate banking has contributed to substantial consolidation of the banking industry in Michigan, including the Company's market area. Many of the area's locally owned or managed financial institutions have either been acquired by large regional bank holding companies or have been consolidated into branches of other financial institutions. In many cases, these acquisitions and consolidations have been accompanied by pricing changes, the dissolution of local boards of directors, management and personnel changes and, in the perception of the Company's management, a decline in the level of customer service. As a recent example, First Michigan Bank Corporation ("FMB"), which was previously headquartered in Holland, Michigan, was the dominant bank in the Holland-Zeeland market in Ottawa County, Michigan. In September 1997, FMB was acquired by Huntington Bancshares Incorporated, a bank holding company headquartered in Columbus, Ohio, and the boards of directors of FMB's former subsidiary banks were dissolved. As another recent example, First of America Bank Corporation, which is headquartered in western Michigan, has agreed to be acquired by a large bank holding company headquartered in Cleveland, Ohio.

     Management believes that the consolidation of the banking industry has created a favorable opportunity for a new commercial bank to offer services to customers who wish to conduct business with a locally owned and managed bank. Management has been and believes that it will continue to be successful in attracting as customers individuals and small to medium sized businesses by demonstrating an active interest in their business and personal financial affairs. The Company seeks to take advantage of this opportunity by emphasizing the Company's local management, and their strong ties and active commitment to the community. The Bank is currently the only locally managed independent commercial bank with its main office in the Holland-Zeeland area.

Market Area

     The Bank's market area includes the cities of Holland and Zeeland, and the Interstate I-196 corridor from Holland on the west and extending approximately 20 miles east through Zeeland, Hudsonville and Jenison, Michigan. Most of this market area is located in the southern half of Ottawa County, Michigan. This area includes several growing communities and has a stable and diverse economic base. The Holland-Zeeland area has a population of approximately 93,000, and Ottawa County has a population of approximately 200,000. The Holland-Zeeland area had an estimated median household income in 1997 of approximately $43,600. Over 300 manufacturers have operations in the Holland- Zeeland area, including several manufacturers in the office furniture and automotive supply industries. Major Ottawa County employers include Donnelly Corporation, Herman Miller, Inc., Haworth, Inc. and Johnson Controls. Management believes that the market area's diverse commercial base provides significant opportunities for business banking services as well as personal banking services for the owners and employees of the area's businesses.

Management

     The officers and directors of the Company are recognized and established individuals in their local communities. The management team assembled by the Company represents a wide range of business, banking and investment knowledge and experience. They have established and maintained significant customer relationships in the Bank's market area which they expect to draw upon for the benefit of the Bank. The majority of the Company's management team have a least 10 years of banking experience, and several key personnel have more than 20 years of banking experience. Management believes that their years of banking experience and their existing customer contacts in this market offer the Bank a substantial opportunity to continue to attract new relationships for the Bank.

     The Company's officers and directors have a shared vision of focused community banking and a commitment to the future growth and success of the Bank. The Company's vision is to build a quality, full-service community bank that offers competitive financial products and superior customer service. Fundamental to the Company's vision is the building of long-term relationships with customers. The Company maintains its community focus by hiring local people and placing strong emphasis on local presence and local community support.

Strategy

     The Company is a customer-driven financial institution focused on providing high value to clients by delivering products and services in a highly personalized manner. Management believes that the Bank can attract clients who prefer to conduct business with a locally-managed institution that demonstrates an active interest in their business and personal financial affairs.

     The Company competes for loans principally through its ability to communicate effectively with its customers and to understand and meet their needs. Management believes that the Company's personal service philosophy enhances its ability to compete favorably in attracting individuals and small businesses. The Company actively solicits retail customers and competes for deposits by offering customers personal attention, professional service and competitive interest rates. The Bank's experienced staff provides a superior level of personalized service, which enables the Bank to generate competitively priced loans and deposits.

     The Bank has entered into agreements with third-party service providers to provide customers with products and services such as credit cards, debit cards and ATM cards. The use of third-party service providers allows the Bank to remain at the forefront of technology while minimizing the costs of delivery.

                                  The Offering

Securities offered........................1,300,000 shares of Common Stock.

Initial offering price................... $10.00 per share of Common Stock.

Common Stock to be
   outstanding after this
   Offering...............................2,240,125 shares (assuming no exercise of the over-allotment option).

Use of proceeds by the Company............The net  proceeds to the Company  from this Offering (assuming no exercise of
                                          the    over-allotment     option)  are
                                          estimated to be  $12,199,594.  The net
                                          proceeds (including any proceeds  from
                                          an exercise of the Underwriter's over-
                                          allotment  option)  will  generally be
                                          used  to   strengthen  the   Company's
                                          capital position  in  anticipation  of
                                          future  growth  and for other  general
                                          corporate  purposes.  A portion of the
                                          net proceeds may be contributed to the
                                          Bank at a future  date  to  strengthen
                                          the Bank's capital  position, to allow
                                          the Bank to open or acquire additional
                                          branches,   or   for   other   general
                                          corporate   purposes.   Pending  their
                                          application  for  any  or  all of such
                                          purposes,  the net  proceeds  will  be
                                          invested  in United States  government
                                          securities    and   investment   grade
                                          financial  instruments.   See "Use  of
                                          Proceeds."

Risk factors..............................The purchase of the securities offered hereby involves a high degree of  risk
                                          and  should  be   considered  only  by
                                          persons who can afford to sustain  the
                                          total  loss of  their investment.  See
                                          "Risk Factors."

                       Summary Consolidated Financial Data

                               As of December 31, 1997                     As of February 28, 1998
                         -------------------------------------     -----------------------------------
                             Actual          As Adjusted (1)             Actual         As Adjusted(1)
                         --------------    -------------------     ----------------   ----------------
Balance Sheet Data:                                                   (unaudited)
Cash and securities....  $  9,415,520             $21,615,114
Total loans............       497,704                 497,704
Total assets...........    10,722,193              22,921,787
Total deposits.........     2,712,223               2,712,223
Total liabilities......     2,750,186               2,750,186
Retained deficit.......      (165,525)               (165,525)
Shareholders' equity...  $  7,972,007             $20,171,601
  -----------------

(1) Adjusted to reflect the estimated net proceeds from the shares offered hereby. The net proceeds have been calculated assuming Underwriting Discounts and Commissions of $0.70 per share, except with respect to 400,000 shares to be sold with no Underwriting Discounts and Commissions. See "Use of Proceeds."

                                  RISK FACTORS

     The Common Stock offered hereby is speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. The following constitute some of the potential risks of an investment in the Common Stock and should be carefully considered by prospective investors prior to purchasing shares of Common Stock. The order of the following is not intended to be indicative of the relative importance of any described risk nor is the following intended to be inclusive of all risks of investment in the Common Stock.

Limited Operating History; Significant Initial Losses Expected

     The Bank began operations on November 25, 1997, and the Company became the holding company for the Bank on February 18, 1998. The Bank and the Company have a limited operating history. The business of the Company and the Bank is subject to the risks inherent in the establishment of a new business enterprise. The Company's profitability will depend primarily upon the Bank's operations and there is no assurance that the Bank will ever operate profitably. As a result of initial expenditures to form the Bank and establish branches, together with the time necessary to more fully utilize its capital and generate operating income, the Bank (and thus the Company) can be expected to incur significant operating losses during its initial years of operations. As of December 31, 1997, the Company had a retained deficit of $165,525.

Need for Capital

     Although the Company does not currently anticipate the need for additional capital in the foreseeable future to conduct its business activities, additional capital beyond the Company's present capital and the capital which will be provided by this Offering and any amounts likely to be generated by the Bank's operations over the next several years may be necessary before the Company could undertake any significant acquisitions or other expansion of its operations. There can be no assurance that any funds necessary to finance such acquisitions or expansion will be available. Regulatory capital requirements and borrowing restrictions which apply to the Bank and the Company may also have the effect of constraining future growth. To the extent the Company relies upon the sale of additional equity securities to finance future expansion, such sale could result in significant dilution to the interests of persons purchasing shares in this Offering.

Ability to Achieve and Profitably Manage Growth and Expansion

     The Company's strategy includes increasing its deposits, loans and other assets and adding additional branches. The ability to achieve and manage the Company's growth and expansion will depend in part on the Company's ability to continue to attract and retain capable management and operations personnel. In addition, upon completion of this Offering the Company will have shareholders' equity of approximately $20.2 million, which is more capital than is necessary or required for the Company's present operations under applicable laws and regulations. A significant portion of the net proceeds of this Offering will initially be invested in United States government securities and other investment grade securities, which typically offer rates of return that are less than the rates of returns earned by the Company on loans to its customers. As a result, the Company's financial performance in the near future as reflected in financial measures such as return on assets, return on equity and net earnings per share is likely to be less favorable than the financial performance of many of the Company's competitors. The Company's ability to more fully and effectively utilize its capital and improve its financial performance will depend on the Company's ability to make additional loans. There can be no assurance that the Company will be able to make enough additional loans to achieve competitive returns for its shareholders or to effectively manage its growth and expansion.

Government Regulation and Monetary Policy

     The Company and the Bank are subject to extensive state and federal governmental supervision and regulation. Existing state and federal banking laws subject the Bank to substantial limitations with respect to loans, purchase of securities, payment of dividends and many other aspects of its banking business. These limitations include a requirement that the Bank maintain a ratio of Tier 1 leverage capital to total assets for the first three years of at least 8% and maintain an adequate loan loss reserve. There can be no assurance that future legislation or government policy will not adversely affect the banking industry or the operations of the Bank. Federal economic and monetary policy may affect the Bank's ability to attract deposits, make loans and achieve satisfactory interest spreads. See "Supervision and Regulation."

No Assurance of Dividends

     It is anticipated that no dividends will be paid on the Common Stock for the immediately foreseeable future. It is likely that the Company will be largely dependent upon dividends paid by the Bank for funds to pay dividends on the Common Stock, if and when such dividends are declared. The Bank does not anticipate paying dividends during the foreseeable future. No assurance can be given that future earnings of the Bank, and any resulting dividends to the Company, will be sufficient to permit the legal payment of dividends to Company shareholders at any time in the future. Even if the Company may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Company's Board of Directors. The Board may in its sole discretion decide not to declare dividends. For a more detailed discussion of other regulatory limitations on the payment of cash dividends by the Company, see "Dividend Policy."

Competition

     The Company and the Bank face strong competition for deposits, loans and other financial services from numerous Michigan and out-of-state banks, thrifts, credit unions and other financial institutions as well as other entities which provide financial services. Some of the financial institutions and financial services organizations with which the Bank will compete are not subject to the same degree of regulation as the Bank. Many of these financial institutions aggressively compete for business in the Bank's market area. Most of these competitors have been in business for many years, have established customer bases, are larger, have substantially higher lending limits than the Bank and will be able to offer certain services, including numerous branches and international banking services, that the Bank can offer only through correspondents. In addition, most of these entities have greater capital resources than the Bank, which, among other things, may allow them to price their services at levels more favorable to the customer and to provide larger credit facilities than could the Bank. The dominant competitor in the Company's market area is Huntington Bancshares Incorporated, headquartered in Columbus, Ohio, which acquired FMB in September 1997. Another significant competitor in the market area is First of America which recently agreed to be acquired by a large bank holding company headquartered in Cleveland, Ohio. See "Business -- Market Area" and "Business -- Competition." Additionally, federal and Michigan legislation regarding interstate branching and banking may act to increase competition in the future from larger out-of-state banks. See "Supervision and Regulation."

Dependence on Management

     The Company and the Bank are, and for the foreseeable future will be, dependent upon the services of their management team, including the President of the Bank, and other senior managers retained by the Bank. The loss of one or more key members of the management team could adversely affect the operations of the Company and the Bank. See "Business -- Employees" and "Management."

Discretion in Use of Proceeds

     The Offering is intended to raise funds to generally strengthen the Company's capital position in anticipation of future growth of the Bank and for other general corporate purposes. While management currently has no such plans, if opportunities arise, some of the proceeds of the Offering could also be used to finance acquisitions of other financial institutions, branches of other institutions, or expansion into other lines of business closely related to banking. However, management will retain discretion in employing the proceeds of the Offering. See "Use of Proceeds."

Lending Risks and Lending Limits

     The risk of nonpayment of loans is inherent in commercial banking, and such nonpayment, if it occurs, may have a material adverse effect on the Company's earnings and overall financial condition as well as the value of the Common Stock. Moreover, the Bank's focus on small-to-medium sized businesses may result in a larger concentration of loans by the Bank to such businesses. As a result, the Bank may assume greater lending risks than banks which have a lesser concentration of such loans and tend to make loans to larger companies. Management attempts to minimize the Bank's credit exposure by carefully monitoring the concentration of its loans within specific industries and through prudent loan application and approval procedures, but there can be no assurance that its monitoring and procedures will reduce such lending risks sufficiently to avoid material losses.

     The Bank's legal lending limit prior to this Offering is approximately $1.9 million. The Board of Directors has established an "in-house" limit of $1.5 million. To the extent the net proceeds of this Offering are contributed to the Bank, the legal lending limit and "in-house" limit may change. In addition, the Board may from time to time raise or lower the "in-house" limit as it deems appropriate to comply with safe and sound banking practices and to respond to overall economic conditions. Accordingly, the size of the loans which the Bank can offer to potential customers is less than the size of loans that most of the Bank's competitors are able to offer. These limits affect to some degree the ability of the Bank to seek relationships with the area's larger businesses. The Bank expects to accommodate loan volumes in excess of its lending limit through the sale of participations in such loans to other banks. However, there can be no assurance that the Bank will be successful in attracting or maintaining customers seeking larger loans or that the Bank will be able to engage in the sale of participations in such loans on terms favorable to the Bank.

Impact of Interest Rates and Economic Conditions

     The results of operations for financial institutions, including the Bank, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. See "Supervision and Regulation." The Bank's profitability is in part a function of the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. In the early 1990s, many banking organizations experienced historically high interest rate spreads. More recently, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressure, and there can be no assurance that such factors will not continue to exert such pressure or that such high interest rate spreads will return. Substantially all the Bank's loans will be to businesses and individuals in western Michigan and any decline in the economy of this area could have an adverse impact on the Bank. Like most banking institutions, the Bank's net interest spread and margin will be affected by general economic conditions and other factors that influence market interest rates and the Bank's ability to respond to changes in such rates. At any given time, the Bank's assets and liabilities will be such that they are affected differently by a given change in interest rates. As a result, an increase or decrease in rates, the length of loan terms or the mix of adjustable and fixed rate loans in the Bank's portfolio could have a positive or negative effect on the Bank's net income, capital and liquidity. There can be no assurance that the positive trends or developments discussed in this Prospectus will continue or that negative trends or developments will not have a material adverse effect on the Bank. See "Supervision and Regulation."

Need for Technological Change

     The banking industry is undergoing rapid technological changes with frequent introductions of new technology- driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Company's future success will depend in part on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources to invest in technological improvements. There can be no assurance that the Bank will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to its customers. See "Business -- Strategy."

Year 2000 Compliance

     Because many computerized systems use only two digits to record the year in date fields (for example, the year 1998 is recorded as 98), such systems may not be able to accurately process dates ending in the year 2000 and after. The effects of this issue will vary from system to system and may adversely affect the ability of a financial institution's operations as well as its ability to prepare financial statements. The Company and the Bank were organized in 1997 and the Company recently acquired its computer equipment and has recently contracted with a leading supplier of information processing services. The Company has an internal task force to assess year 2000 compliance by the Company and its vendors. In addition, the Bank asks commercial borrowers about year 2000 compliance as part of the loan application and review process. As a result, management believes that the Company will not be materially affected by the year 2000 issue.

Anti-Takeover Provisions

     The Company's articles of incorporation (the "Articles") and bylaws (the "Bylaws") include provisions which may have the effect of delaying, deferring or preventing certain types of transactions involving an actual or potential change in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of the shareholders to approve transactions that they may deem to be in their best interests. The Michigan Business Corporation Act (the "MBCA") contains a Control Share Act intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. Federal law requires the approval of the Federal Reserve Board prior to acquisition of "control" of a bank holding company. Michigan law also requires the approval of the State of Michigan Financial Institutions Bureau (the "FIB") prior to the acquisition of direct or indirect control of a Michigan-chartered bank. These provisions may have the effect of delaying or preventing a change in control of the Company without action by the shareholders, and therefore could adversely affect the price of the Common Stock. The Company's Articles and Bylaws provide for the indemnification of its officers and directors and insulate its officers and directors from liability for certain breaches of the duty of care. See "Description of Capital Stock -- Anti-Takeover Provisions."

Indemnification of Directors and Officers

     The Company's bylaws provide for the indemnification of its officers and directors and insulate its officers and directors from liability for certain breaches of the duty of care. It is possible that the indemnification obligations imposed under these provisions could result in a charge against the Company's earnings and thereby affect the availability of funds for payment of dividends to the Company's shareholders. The Bank's bylaws contain similar provisions. See "Description of Capital Stock -- Anti-Takeover Provisions."

Determination of Offering Price

     The initial public offering price of $10.00 per share was determined by negotiations between the Company and Robert W. Baird & Co. Incorporated, the underwriter of this Offering (the "Underwriter"). Prior to this Offering, the Bank sold shares to its original investors in a private placement for a price equivalent to $8.70 per share of Common Stock. The initial public offering price is not based upon earnings or any significant history of operations and should not be construed as indicative of the present or anticipated future value of the Common Stock. Prior to the Offering, there has been no public trading market for the Common Stock. The price at which these shares are being offered to the public may be greater than the market price for the Common Stock following the Offering. See "Dilution" and "Underwriting."

Dilution

     The purchasers of the Common Stock offered hereby will suffer an immediate dilution of $1.00 in net tangible book value per share of the Common Stock from the initial offering price on a pro forma basis as of December 31, 1997. See "Dilution."

Control by Management

     Although the combined ownership and control over the Company's Common Stock by the Company's officers and directors is likely to be less than 10% after this Offering, such individuals will be able to exert a significant measure of control over the affairs and policies of the Company. Such control could be used, for example, to help prevent an acquisition of the Company, thereby precluding shareholders from possibly realizing any premium which may be offered for the Company's Common Stock by a potential acquiror. See "Principal Shareholders."

No Prior Public Market; Limited Trading Market Expected

     Prior to this Offering, there has been no public trading market for the Common Stock. The initial offering price has been determined by negotiations between the Company and the Underwriter and may be greater than the market price for the Common Stock following this Offering. The Company expects that the quotations for the Common Stock will be reported on the OTC Bulletin Board under the symbol "----." The Underwriter has also advised the Company that, upon completion of this Offering, it intends to act as a market maker in the Common Stock, subject to applicable laws and regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company, the Bank or any market maker. Even with a market maker, factors such as the limited size of this Offering, the lack of earnings history for the Company and the absence of a reasonable expectation of dividends within the near future mean that there can be no assurance of the development in the foreseeable future of an active and liquid market for the Common Stock. Even if a market develops, there can be no assurance that a market will continue, or that shareholders will be able to sell their shares at or above the initial offering price. Purchasers of Common Stock should carefully consider the potentially illiquid and long-term nature of their investment in the shares being offered hereby.

                                 USE OF PROCEEDS

     The net proceeds to the Company from the sale of 1,300,000 shares of Common Stock offered hereby are estimated to be $12,199,594 ($14,013,094 if the Underwriter's over-allotment option is exercised in full), after deduction of the estimated underwriting discounts and commissions and offering expenses. The net proceeds have been calculated assuming Underwriting Discounts and Commissions of $0.70 per share, except with respect to 400,000 shares to be sold with no Underwriting Discounts and Commissions. The net proceeds from this Offering will generally be used to strengthen the Company's capital position in anticipation of future growth and for other general corporate purposes. A portion of the net proceeds may be contributed to the Bank at a future date to strengthen the Bank's capital position, to open or acquire additional branches, or for other general corporate purposes. Pending their application for any or all of such purposes, the net proceeds may be invested in United States government securities and other investment grade financial instruments.

                                 DIVIDEND POLICY

     The Company initially expects that all Company and Bank earnings, if any, will be retained to finance the growth of the Company and the Bank and that no cash dividends will be paid for the foreseeable future. If and when dividends are declared, the Company will be primarily dependent upon dividends paid by the Bank for funds to pay dividends on the Common Stock. It is also possible, however, that the Company will pay dividends in the future generated from investment income and other activities, if any, of the Company.

     Under Michigan law, the Bank is restricted as to the maximum amount of dividends it may pay on its common stock. The Bank may not pay dividends except out of net profits after deducting its losses and bad debts. A Michigan state bank may not declare or pay a dividend unless the bank will have a surplus amounting to at least 20% of its capital after the payment of the dividend. If the Bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net profits for the preceding one-half year (in the case of quarterly or semi-annual dividends) or full-year (in the case of annual dividends) has been transferred to surplus. The ability of the Company and the Bank to pay dividends is also affected by various regulatory requirements and policies, such as the requirement to maintain adequate capital above regulatory guidelines. See "Supervision and Regulation." Such requirements and policies may limit the Company's ability to obtain dividends from the Bank for its cash needs, including funds for acquisitions, payment of dividends by the Company and the payment of operating expenses.

                               RECENT DEVELOPMENTS

Formation of the Holding Company

     On February 18, 1997, the Bank became a wholly owned subsidiary of the Company pursuant to a Consolidation Agreement filed with and approved by the Federal Reserve Board and the FIB. Pursuant to the Consolidation Agreement, each issued and outstanding share of common stock of the Bank was converted into 1.15 shares of Common Stock of the Company and the shareholders of the Bank became the shareholders of the Company. In total, 817,500 shares of common stock of the Bank were converted into 940,125 shares of Common Stock of the Company, which are all the issued and outstanding shares of Common Stock prior to this Offering. The Bank's common stock had been issued to its shareholders as of November 25, 1997 at a price of $10.00 per share or a total of $8,175,000. See "Dilution."

Branch Openings

     Since the Bank opened its main office in Zeeland, Michigan in November, 1997, it has established a full service branch office at 139 E. 8th Street, in Holland, Michigan on January 19, 1998. The Bank also opened a loan processing office branch at 106 E. 8th Street in Holland, Michigan. The Bank also has leased a branch facility in south Holland and agreed to purchase a branch facility in Jenison, Michigan, and intends to apply for regulatory approval to open those two locations. See "Business--Properties" and "Plan of Operation."

Results of Operations

     The Bank commenced operations on November 25, 1997. At December 31, 1997, the Company had total assets of $10.7 million, total deposits of $2.7 million, a retained deficit of $165,525 and shareholders' equity of $8.0 million. At
February 28, 1998, the Company had total assets of $_______ million, total deposits of $_______ million, a retained deficit of $_______ and shareholders' equity of $_______. The Bank had deposit accounts as of February 28, 1998. See "Plan of Operation."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of December 31, 1997, and as adjusted to reflect the sale of the shares of Common Stock offered hereby:

                                                                                        December 31, 1997
                                                                                    Actual       As Adjusted(1)
Long-term and short-term debt...................................................  $       --     $          --
Shareholders' equity:
         Preferred stock, no par value, 500,000 shares authorized;  no shares
               issued and outstanding...........................................          --                --
         Common stock, no par value, 9,500,000 shares authorized; 940,125 shares issued and outstanding, and 2,240,125 shares
               as adjusted (2)..................................................    8,137,268       20,336,862
         Retained deficit (3)...................................................     (165,525)        (165,525)
         Net unrealized appreciation on securities available for sale,
               net of tax of $136...............................................          264              264
                    Total shareholders' equity..................................   $7,972,007      $20,171,601

(1) Adjusted to reflect the estimated net proceeds from the shares offered hereby (assuming no exercise of the Underwriter's over-allotment option). See "Use of Proceeds."
(2) Does not include an aggregate of 20,000 shares issuable pursuant to options granted under the Company's Directors Stock Option Plan. See "Management -- Executive Compensation."
(3) The accumulated deficit as of December 31, 1997, was comprised primarily of pre-opening expenses related principally to fees and expenses incurred in the regulatory application process and office occupancy costs and supplies, together with initial operating losses following the commencement of operations by the Bank. The accumulated deficit is expected to increase further as anticipated initial operating losses are incurred.

                                    DILUTION

     The net tangible book value (total tangible assets minus total liabilities) of the Company as of December 31, 1997, was $7,972,007, or $8.48 per share of Common Stock outstanding on such date. Assuming the sale of the 1,300,000 shares of Common Stock offered hereby (at the initial public offering price of $10.00 per share) and the application of the net proceeds therefrom (after deducting estimated offering expenses and underwriting discounts), the pro forma net tangible book value of the Company as of December 31, 1997, would have been $20,171,601, or $9.00 per share of Common Stock outstanding on such date. This represents an immediate increase in pro forma net tangible book value per share of $0.52 to existing shareholders and an immediate dilution of $1.00 per share to new investors. The following table illustrates this per share dilution:

         Initial public offering price per share................................               $10.00
                  Net tangible book value per share before the Offering(1)......  $8.48
                  Increase per share attributable to new investors..............   0.52
         Pro forma net tangible book value per share after the Offering(1)......                 9.00
                                                                                               ------
         Dilution per share to new investors....................................               $ 1.00
                                                                                               ======
--------------

(1) Does not include 20,000 shares of Common Stock reserved for issuance upon the exercise of stock options outstanding as of February 1, 1998, which have an exercise price equal to the initial public offering price, nor does it include shares of Common Stock available for the future grant of stock options under the Company's Stock Compensation Plan (100,000 shares) or Directors Stock Option Plan (20,000 shares). See "Management -- Stock Compensation Plan and -- Directors Stock Option Plan." Does not give effect to the exercise of the Underwriter's over-allotment option.

                                    BUSINESS

General

     The Company is a bank holding company organized in 1997 under Michigan law and owns all of the common stock of the Bank. The Bank was organized and commenced operations in November, 1997 as a Michigan chartered bank with depository accounts insured by the FDIC. The Bank provides a full range of commercial and consumer banking services primarily in the communities of Holland and Zeeland, Michigan, as well as the surrounding market area principally located in Ottawa County. The Bank's services include checking and savings accounts (including certificates of deposit), safe deposit boxes, travelers checks, money orders and commercial, mortgage and consumer loans. As of December 31, 1997, the Company had total assets of $10.7 million, total deposits of $2.7 million, ______ deposit accounts and shareholders' equity of $8.0 million. As of February 28, 1998, the Bank had ____ full-time and ____ part-time employees, ____ deposit accounts and total deposits of $___ million.

Reason for Starting Macatawa Bank

     The expansion of interstate banking has contributed to substantial consolidation of the banking industry in Michigan, including the Company's market area. Many of the area's locally owned or managed financial institutions have either been acquired by large regional bank holding companies or have been consolidated into branches. In many cases, these acquisitions and consolidations have been accompanied by pricing changes, the dissolution of local boards of directors, management and personnel changes and, in the perception of the Company's management, a decline in the level of customer service. For example, FMB, which was headquartered in Holland, Michigan, was the dominant bank in the Holland-Zeeland market in Ottawa County, Michigan. In September 1997, FMB was acquired by Huntington Bancshares Incorporated, a bank holding company headquartered in Columbus, Ohio, and the boards of directors of FMB's former subsidiary banks were dissolved. As another recent example, First of America Bank Corporation, which is headquartered in western Michigan, has recently agreed to be acquired by a large bank holding company headquartered in Cleveland, Ohio.

     Management believes that the consolidation of the banking industry created a favorable opportunity for a new commercial bank to offer services to customers who wish to conduct business with a locally owned and managed bank. Management has been and believes that it will continue to be successful in attracting as customers individuals and small to medium sized businesses by demonstrating an active interest in their business and personal financial affairs. The Company seeks to take advantage of this opportunity by emphasizing in its marketing plan the Company's local management, and their strong ties and active commitment to the community. The Bank is currently the only locally managed independent commercial bank with its main office in the Holland-Zeeland area.

Market Area

     The Bank's market area includes the cities of Holland and Zeeland, and the Interstate I-196 corridor from the City of Holland on the west and extending approximately 20 miles east through Zeeland, Hudsonville and Jenison, Michigan. Most of this market area is located in the southern half of Ottawa County, Michigan. This area includes several growing communities and has a stable and diverse economic base. The Holland-Zeeland area has a population of approximately 93,000 and Ottawa County has a population of approximately 200,000. The Holland-Zeeland area had an estimated median household income in 1997 of approximately $43,600. Over 300 manufacturers have operations in the Holland-Zeeland area, including several manufacturers in the office furniture and automotive supply industries. Major Ottawa County employers include Donnelly Corporation, Herman Miller, Inc., Haworth, Inc. and Johnson Controls. Management believes that the market area's diverse commercial base provides significant opportunities for business banking services, together with personal banking services for the owners and employees of the area's businesses.

Strategy

     The Company is a customer-driven financial institution focused on providing high value to clients by delivering products and services in a highly personalized manner. Management of the Company believes that the Bank can attract those clients who prefer to conduct business with a locally-managed institution that demonstrates an active interest in their business and personal financial affairs.

     The officers and directors of the Company are recognized and established individuals in their local communities. The management team assembled by the Company represents a wide range of business, banking and investment knowledge and experience. The directors, officers and staff have established and maintained significant customer relationships in the Bank's market area and expect to draw upon these relationships for the benefit of the Bank. The majority of the Company's management team have a least 10 years of banking experience, and several key personnel have more than 20 years experience in the financial services industry. Management believes that their years of banking and financial services experience and their existing customer contacts in this market offer the Bank a substantial opportunity to continue to attract new relationships for the Bank.

     The Company's officers and directors have a shared vision and commitment to the future growth and success of the Bank. The Company's vision is to build a quality, full-service community bank that offers competitive financial products and superior customer service. Fundamental to the Company's vision is the building of long-term relationships with customers. The Company maintains its community focus by hiring local people and placing strong emphasis on local presence and local community support.

     The Company competes for loans principally through its ability to communicate effectively with its customers and to understand and meet their needs. Management believes that the Company's personal service philosophy enhances its ability to compete favorably in attracting individuals and small businesses. The Company actively solicits retail customers and competes for deposits by offering customers personal attention, professional service and competitive interest rates. The Bank's experienced staff provides a superior level of personalized service, which enables the Bank to generate competitively priced loans and deposits.

     The Bank has entered into agreements with third-party service providers to provide customers with products and services such as credit cards, debit cards and ATM cards. The use of third-party service providers allows the Bank to remain at the forefront of technology while minimizing the costs of delivery.

Products and Services

     Deposit Services. The Bank offers a broad range of deposit services, including checking accounts, NOW accounts, savings accounts and time deposits of various types. Transaction accounts and time certificates are tailored to the principal market area at rates competitive with those offered in the area. All deposit accounts are insured by the FDIC up to the maximum amount permitted by law. The Bank solicits these accounts from individuals, businesses, associations, financial institutions and government authorities. The Bank does not intend to accept brokered deposits. The Bank may also use alternative funding sources as needed, including advances from Federal Home Loan Banks, conduit financing and the packaging of loans for securitization and sale.

     Real Estate Loans. The Bank originates residential mortgage loans, which are generally long-term with either fixed or variable interest rates. The Bank's general policy, which is subject to review by management as a result of changing market and economic conditions and other factors, is to retain all variable interest rate mortgage loans in the Bank's loan portfolio and to sell all fixed rate loans in the secondary market. The Bank also offers home equity loans. The Bank's current policy is to retain servicing rights with respect to residential mortgage loans that it originates.

     The retention of variable rate loans on the Bank's loan portfolio helps to reduce the Bank's exposure to fluctuations in interest rates. However, such loans generally pose credit risks different from the risks inherent in fixed rate loans, primarily because as interest rates rise, the underlying payments from the borrowers rise, thereby increasing the potential for default.

     Personal Loans and Credit. The Bank makes personal loans, lines of credit and credit cards available to consumers for various purposes, such as the purchase of automobiles, boats and other recreational vehicles, home improvements and personal investments. The Bank's current policy is to retain substantially all of such loans.

     Commercial Loans. Commercial loans are made primarily to small and mid-sized businesses. These loans are and will be both secured and unsecured and are made available for general operating purposes, acquisition of fixed assets including real estate, purchases of equipment and machinery, financing of inventory and accounts receivable, as well as any other purposes considered appropriate. The Bank generally looks to a borrower's business operations as the principal source of repayment, but will also receive, when appropriate, mortgages on real estate, security interests in inventory, accounts receivable and other personal property and/or personal guarantees.

     Although the Bank takes a progressive and competitive approach to lending, it stresses high quality in its loans. Because of the Bank's local nature, management believes that quality control should be achievable while still providing prompt and personal service. On a monthly basis, the Board of Directors reviews selected loans made in the preceding month. In addition, a loan committee of the Board of Directors of the Bank also reviews larger loans for prior approval when the loan request exceeds the established limits for the senior officers. The Bank also maintains a continuous loan review process designed to promote early identification of credit quality problems. The Bank's credit review administrator will be responsible for conducting a continuous internal review which tests compliance with the Bank's loan policy and adequate documentation of all loans. Any past due loans and identified problem loans will be reviewed with the Board of Directors on a monthly basis.

     Regulatory and supervisory loan-to-value limits are established by Section 304 of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"). The Bank's internal limitations follow those limits and in certain cases are more restrictive than those required by the regulators.

     The Bank has established relationships with correspondent banks and other independent financial institutions to provide other services requested by its customers, including loan participations where the requested loan amounts exceed the Bank's policies or legal lending limits.

     Other Services. The Bank is considering providing additional services in the future, including trust services. The Bank will need to satisfy applicable legal requirements and obtain regulatory approval before it may offer trust services. The Company does not offer personal computer based at-home banking at the present time. The Company's customers have not expressed strong interest in at-home electronic banking, and management believes that the Bank's personalized service approach benefits from customer visits to the Bank. Management will continue to evaluate the desirability of adding telephone, electronic and at-home banking services. Should the Bank choose to do so, the Bank could provide one or more of these services at a future date using its third-party service provider.

Competition

     The banking industry in the Bank's market area has experienced substantial consolidation in recent years. Many of the area's locally owned or managed financial institutions have either been acquired by large regional bank holding companies or have been consolidated into branches of other financial institutions. This consolidation has been accompanied by numerous pricing changes, the dissolution of local boards of directors, management and personnel changes and, in the perception of the Company's management, a decline in the level of customer service. With recent changes in interstate banking regulation, this type of consolidation is expected to continue.

     Management believes that this competitive situation, when coupled with the area's growing and diversified economy, creates a favorable opportunity for a new commercial bank managed by experienced local business people. Management's experience indicates that a locally managed community bank can attract customers by providing highly professional personalized attention, responding in a timely manner to product and service requests and exhibiting an active interest in customers' business and personal financial needs. The Bank is currently the only locally managed independent commercial bank with its main office in the Holland-Zeeland area. Management is aware of one savings and loan headquartered in the Holland-Zeeland area.

     The Company's market area is Ottawa County, Michigan. There are many bank, thrift and credit union offices located within the Company's market area. Most are branches of larger financial institutions. The Company also faces competition from finance companies, insurance companies, mortgage companies, securities brokerage firms, money market funds and other providers of financial services. Most of the Company's competitors have been in business a number of years, have established customer bases, are larger and have higher lending limits than the Company. The Company competes for loans principally through its ability to communicate effectively with its customers and to understand and meet their needs. Management believes that the Company's personal service philosophy enhances its ability to compete favorably in attracting individuals and small businesses. The Company actively solicits customers and competes for deposits by offering customers personal attention, professional service, and competitive interest rates.

Employees

     As of January 31, 1998, the Bank had 20 full-time and 4 part-time employees, including two commercial loan officers, a mortgage loan officer, a consumer loan officer, two customer service representatives, a vice president of operations and the Bank president. The Company has assembled a staff of experienced, dedicated professionals whose goal is to provide outstanding service. The majority of the Company's management team have at least 10 years of banking experience, and several key personnel have more than 20 years of banking experience.

Properties

     The Company's headquarters and the Bank's main office is located at 51 E. Main Street, Zeeland, Michigan 49464, and the telephone number is (616) 748-9491. The main office consists of approximately 1,700 square feet located on the first floor of an office building and approximately 1,500 square feet in the basement. This location is in the heart of the City of Zeeland on Main Street, which management believes provides recognition and a visible presence in the Holland-Zeeland community. The main office includes three teller stations, two customer service offices, two administrative offices, a vault and safe deposit boxes and an operations center. The Bank has entered into a three year lease with respect to its main office, with renewal options for up to four successive three year terms. The initial rental rate is $800.00 per month, which increases by 7.5% for each three year renewal period. The Bank is also obligated to pay all costs associated with taxes, assessments, maintenance, utilities and insurance. The Bank estimates that it has spent approximately $544,000 on leasehold improvements, furniture, fixtures and equipment for the Zeeland main office.

     The Bank has a full service branch located at 139 East 8th Street in Holland, Michigan. The office consists of approximately 2,200 square feet and includes three teller stations, two offices, three additional offices for commercial lenders, one drive-through lane, and a vault and safe deposit boxes. The Bank intends to add a 24 hour ATM machine within the next two months. The Bank has entered into a seventeen month lease with a renewal option for one additional year. The initial rental rate is $1,700 per month which increases to $1,800 per month during the renewal term. The Bank estimates that it has spent approximately $232,000 on leasehold improvements, furniture, fixtures and equipment for this Holland branch.

     The Bank also has a loan processing branch office located at 106 E. 8th Street in Holland, Michigan. The office consists of approximately 1,200 square feet, including three offices and additional work space in an open office environment. The Bank has entered into a two year lease with renewal options for up to two additional two year terms. The rental rate is $1,600 per month. The facility is indirectly owned by Mr. Smith, the Chairman and Chief Executive Officer of the Company. See "Certain Transactions -- Lease of Real Property."

     The Bank has also leased a branch facility at 701 Maple Avenue, located in the southern part of Holland. This facility will include four teller stations, four offices, three drive-through lanes, a drive-up 24 hour ATM and a vault and safe deposit boxes. The Bank has entered into a two year lease with renewal options for up to four additional three year terms. The initial rental rate is $1,900 per month, and the rental rate for the renewal terms will be adjusted upwards to reflect changes in the Consumer Price Index. The Bank is also obligated to pay all costs associated with taxes, assessments, maintenance, utilities and insurance. The Bank also has an option to purchase the facility during the term of the lease, including any renewal periods, at the appraised value of the property less the book value of any improvements made by the Bank. The Company expects to spend approximately $200,000 on leasehold improvements, furniture, fixtures and equipment to open this branch. The Bank anticipates that this branch will be open for business within the next three to six months, assuming receipt of the necessary regulatory approvals.

     The Bank has agreed to purchase a branch facility located at 2020 Baldwin in Jenison, Michigan, for a purchase price of approximately $355,000. This facility will include four teller stations, four offices, two drive-through lanes, a valut and safe deposit boxes and the Bank intends to add a drive-up ATM. The Bank expects to spend approximately $200,000 on leasehold improvements, furniture, fixtures and equipment at this location. The Bank anticipates that this branch will also be open for business within the next three to six months, assuming receipt of the necessary regulatory approvals.

                                PLAN OF OPERATION

     Assuming the successful completion of this Offering, the Company's plan of operation for the next twelve months does not contemplate the need to raise additional capital during that period. Management believes that its current capital together with the net proceeds from this Offering will provide the Company with adequate capital to support its expected level of deposit and loan growth and to otherwise meet its cash and capital requirements for at least the next two or three years.

     The Company's plan has been to establish its management team within the first few months of its operations. Management believes that it has been successful in establishing its management team and that it can administer the Company's growth for the next two to three years, with the addition of branch managers, tellers and other staff personnel at any new branches that are opened. Management believes that it will hire approximately eight full time equivalent employees for each additional branch that is opened.

     The Bank's main office in Zeeland and its full service and loan processing branches in Holland are leased facilities. The Company has completed substantially all of its planned renovations and equipment purchases with respect to these three facilities. Through January 31, 1998, the Company had spent a total of approximately $816,000 on leasehold improvements, furniture, fixtures and equipment for these three facilities. See "Business -- Properties."

     The Company's plan is to continue to seek out and consider locations for additional branches in its market area. Management believes that multiple branches make the Bank more convenient to its customers and assist the Bank in attracting additional depositors and borrowers. Management anticipates that the Company will add three to four branches in 1998 in addition to the Bank's existing locations, although there can be no assurance that such proposed branches will be added. The Bank has agreed to purchase a bank branch facility in Jenison, Michigan for approximately $355,000, and anticipates spending approximately $200,000 on leasehold improvements, furniture, fixtures and equipment for that facility. In addition, the Bank has leased a bank branch facility located in south Holland, and anticipates spending approximately $200,000 on leasehold improvements, furniture, fixtures and equipment for that facility. The Bank intends to apply for branch approval for the south Holland and Jenison facilities, and anticipates that these branches will be open for business within the next three to six months, assuming receipt of the necessary regulatory approvals. See "Business -- Properties."

     The Company will continue to evaluate its products and services and will consider adding additional products and services as appropriate. For example, the Bank is considering providing trust services in the future, although the Bank will need to satisfy applicable legal requirements and obtain regulatory approval before it may offer trust services. The Company does not offer personal computer based at-home banking at the present time. The Company's customers have not expressed strong interest in at-home electronic banking, and management believes that the Bank's personalized service approach benefits from customer visits to the Bank. Management will continue to evaluate the desirability of adding telephone, electronic and at-home banking services. Should the Bank choose to do so, the Bank could provide one or more of these services at a future date using its third-party service providers.

     As of December 31, 1997, the Company had a retained deficit of $165,525, and as of February 28, 1998, the Company had a retained deficit of $_____________. This retained deficit was primarily the result of pre-opening fees and expenses and wages paid to employees. Management believes that the Company will generate a net loss for 1998 as a result of expenditures made to build its management team and open its main office and branch facilities, together with the time needed to more effectively utilize its capital and generate loan interest and fee income by making additional loans. Management believes that the expenditures made in 1997 and 1998 will create the infrastructure and lay the foundation for future growth and profitability in subsequent years.

                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company and the Bank are as follows:


                                 Positions with            Positions with
    Name                  Age    the Company               the Bank
    ----                  ---    --------------            --------------
Benj. A. Smith, III........54    Chairman, Chief           Chairman and Director
                                 Executive Officer and
                                 Director
Philip J. Koning...........43    Secretary, Treasurer      President and
                                 and Director              Director
G. Thomas Boylan...........75    Director                  Director

Robert E. DenHerder........43    Director                  Director

Brian J. Hansen............49    Director                  Director

     The Company has a classified board of directors, with directors serving staggered three-year terms which expire at the relevant annual shareholders meeting. The terms of Messrs. DenHerder and Koning expire in 1999, the terms of Messrs. Smith and Boylan expire in 2000, and the term of Mr. Hansen expires in 2001. There are no family relationships between or among any of the directors or executive officers named above.

Committees of the Bank

     The Board of Directors of the Bank had six meetings in 1997. During 1997, each of the directors attended more than 75% of the combined aggregate number of Board meetings and meetings of Board committees on which each served. The Bank also has several committees, composed as follows: Loan Committee (Messrs. Smith, Hansen, DenHerder, Koning and Boylan); Investment Committee (Messrs. Smith, Boylan and Koning); and Audit Committee (Messrs. Hansen, DenHerder and Boylan).

Experience of Directors and Executive Officers

     The experience and backgrounds of the directors and executive officers of the Company and the Bank are summarized below:

     Benj. A. Smith, III is the Chairman, Chief Executive Officer and a director of the Company and is also Chairman and a director of the Bank. Mr. Smith is an investment advisor and has served from 1992 to the present as the President of Smith & Associates Investment Management Services, an investment management firm located in Holland, Michigan. Prior to 1992, Mr. Smith gained 21 years of banking experience at FMB and its subsidiary FMB- First Michigan Bank of Zeeland, Michigan. During his employment at FMB he was responsible for the consolidation of the trust department and investment function under a registered investment advisor, the development and introduction of mutual funds at FMB, the establishment of a broker-dealer operation and the implementation of various employee compensation and stock ownership plans. From 1991 to 1992, Mr. Smith served as Chief Executive Officer of FMB- Financial Group, a wholly owned subsidiary of FMB, which was comprised of a life insurance subsidiary, a trust services bank, a registered broker-dealer and an investment advisory company. Mr. Smith earned a Bachelor of Science degree from Purdue University and a Master of Business Administration, Finance, from Indiana State University. Mr. Smith is a member of the Holland Chamber of Commerce, the Holland Better Business Bureau and the Holland Country Club.

     Philip J. Koning has served as President of the Bank since its inception in November, 1997, and serves as the Secretary and Treasurer of the Company and as a director of both the Company and the Bank. Mr. Koning is also employed by Smith & Associates Investment Management Services. Mr. Koning has over 23 years of commercial banking experience, most recently from 1984 to 1997 with First of America Bank in Holland, where he served as a community bank president. Mr. Koning earned a Bachelor of Science in Accounting from Grand Valley State University and a Masters of Business Administration, Finance, from the Seidman Graduate College at Grand Valley State University. Mr. Koning is Chairman of the Zeeland Board of Public Works and a member of the Rotary Club of Holland, the Zeeland Christian School Endowment Committee, HOMECOR (an agency enhancing neighborhoods through private initiative), the City of Holland's Strategic Planning Committee, the Windmill Advisory Committee and the Holland Country Club.

     G. Thomas Boylan is a director of the Company and the Bank. Mr. Boylan is the President of Light Metals Corporation, a manufacturing company located in Wyoming, Michigan, where he has been employed since 1947.

     Robert E. DenHerder is a director of the Company and the Bank. Mr. DenHerder is the President of Uniform Color Co., a company located in Holland, Michigan, which manufactures color concentrate for the plastics industry focusing on automotive suppliers. Mr. DenHerder has been employed at Uniform Color Co. since 1981. Mr. DenHerder is a member of the Society of Plastics Engineers, Ducks Unlimited and the Macatawa Area Coordinating Council.

     Brian J. Hansen is a director of the Company and the Bank. Mr. Hansen is the President of Dew-El Portables, Inc., a company located in Holland, Michigan, which sells and leases modular buildings primarily to the school market, where he has been employed since 1992. From 1985 to the time he sold the Company in 1994, Mr. Hansen was the president for Dew-El Corporation, a company which sold products to the school market. Mr. Hansen is a former member of the board of Directors of FMB-First Michigan Bank, Zeeland, Michigan. Mr. Hansen is a member of the Holland Jaycees, the past President of the Holland Chapter of Michigan Steelheaders and past President and an organizing member of Wildlife Unlimited, where he is currently chairman of its long range planning development committee for its outdoor learning center. Mr. Hansen has served on various committees at Our Lady of the Lake Church and is presently serving as the owner's representative to the architect/general contractor for the church's building program. Mr. Hansen is a member, and has served on the Board, of the Holland Country Club.

Director Compensation

     No salaries or other remuneration have been paid by the Company to its directors or officers except that the Company has granted to each of Messrs. Smith, Boylan, Den Herder, Koning and a former director of the Bank an option to purchase 4,000 shares of Common Stock. See "-- Directors Stock Option Plan." All of the directors of the Company are also directors of the Bank, and all of the officers of the Company are also officers of the Bank and receive compensation for officer positions with the Bank.

     No directors' fees have been paid or will be paid during the Bank's first year of operations. It is anticipated that after its first year of operations, the Bank will pay each director reasonable fees for service on the Board, which will be comparable to fees paid by other local banks. It is not anticipated that the Company will pay any cash fees to directors for the foreseeable future. However, non-employee directors may receive grants of stock options under the Directors Stock Option Plan. See "-- Directors Stock Option Plan."

Executive Compensation

     Executive officers of the Company who are also employees of the Bank receive no additional compensation for their positions with the Company. No executive officer of the Bank is paid an annual salary in excess of $80,000, except for Mr. Koning whose annual salary is $100,000. The following table sets forth the compensation paid by the Bank to the persons indicated during the period from the Bank's organization through December 31, 1997.

                                                  SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------
                                                                             Long Term
                                                                             Compensation
                                          Annual Compensation                Awards
            (a)             (b)                  (c)        (d)              (g)                    (i)
                                                                             Securities             All Other
         Name and                                                            Underlying             Compensation
    Principal Position      Year          Salary ($)     Bonus ($)        Options/SARs (#)       ($)
Benj. A. Smith, III
Chairman                    1997          $ 0               $ 0                 4,000                 --- (1)


Philip J. Koning
President                   1997          $28,075           $ 0                 4,000                  ---

(1) Excludes amounts paid to Smith & Associates. See "Certain Transactions -- Pre-Opening Services."

Stock Option Information

     No stock options were granted by the Company from its inception through December 31, 1997. As of February 1, 1998, no stock options or other awards had been granted pursuant to the Company's Stock Compensation Plan. Effective January 25, 1998, the Company awarded stock options to purchase 4,000 shares to each of Messrs. Smith, Boylan, DenHerder, Koning and a former director of the Bank, which become exercisable one year after the grant date. These stock options were granted pursuant to the 1998 Directors' Stock Option Plan, have an exercise price of $10.00 per share, are exercisable beginning January 25, 1999, and expire on January 25, 2008.

Employee Stock Compensation Plan

     The Company has adopted and its shareholders have approved the Macatawa Bank Corporation Stock Compensation Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of the Company for the benefit of its shareholders through stock-based compensation by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is designed to allow key employees of the Company and certain of its subsidiaries to participate in the Company's future, as well as to enable the Company to attract, retain, and reward such employees. Eligibility is determined by the Committee.

     Administration. The Plan is administered by a committee of the Board of Directors (the "Committee"). The Committee will be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended, and no member of the Committee is eligible to participate in the Plan. Subject to the Company's Articles, Bylaws, and the provisions of the Plan, the Committee has the authority to select key employees to whom Awards (as defined below) may be awarded; the type of Awards (or combination thereof) to be granted; the number of shares of Common Stock to be covered by each Award; and the terms and conditions of any Award, such as conditions of forfeiture, transfer restrictions and vesting requirements.

     The Plan provides for the granting of a variety of stock-based Awards, described in more detail below, such as stock options, including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), restricted stock, performance shares, and other stock-based awards. The term of the Plan is ten years; no Awards may be granted under the Plan after January 25, 2008.

     Types of Awards. The following types of awards ("Awards") may be granted under the Plan:

     An "Option" is a contractual right to purchase a number of shares at a price determined at the date the Option is granted. Options include incentive stock options, as defined in Section 422 of the Code, as well as nonqualified stock options. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100% of the fair market value of the Common Stock at the date of grant.

     "Restricted Stock" are shares of Common Stock granted to an employee for no or nominal consideration. Title to the shares passes to the employee at the time of the grant; however, the ability to sell or otherwise dispose of the shares is subject to restrictions and conditions determined by the Committee.

     "Performance Shares" are an Award of the right to receive stock or cash of an equivalent value at the end of the specified performance period upon the attainment of specified performance goals.

     An "Other Stock-Based Award" is any other Award that may be granted under the Plan that is valued in whole or in part by reference to or is payable in or otherwise based on Common Stock.

     Shares Subject to Plan. A total of 100,000 shares of the Company's Common Stock are reserved for use under the Plan. The shares to be issued under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to Options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Common Stock. Subject to certain restrictions, unexercised Options, lapsed shares of Restricted Stock, and shares surrendered in payment for exercised Options may be reissued under the Plan.

     Termination or Amendment of the Plan. The Board may at any time amend, discontinue, or terminate the Plan or any part thereof; however, unless otherwise required by law, the rights of a participant may not be impaired without the consent of such participant. In addition, without the approval of the Company's shareholders, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued under the Plan, change the definition of employees eligible to receive Awards under the Plan, extend the maximum option period under the Plan, decrease the Option price of any Option to less than 100% of the fair market value on the date of grant, otherwise materially increase the benefits to participants in the Plan or cause the Plan not to comply with certain applicable securities and tax law requirements.

     Eligibility. Key employees of the Company and its designated subsidiaries are eligible to be granted Awards under the Plan. Eligibility is determined by the Committee.

     Participation and Assignability. Neither the Plan nor any Award agreement granted under the Plan entitles any participant or other employee to any right to continued employment by the Company or any subsidiary. Generally, no Award, Option, or other benefit payable under the Plan may, except as otherwise specifically provided by law, be subject in any manner to assignment, transfer, or encumbrance. However, Nonqualified Stock Options may be transferred without consideration to: (i) an immediate family member of the optionee, (ii) a trust for the benefit of the immediate family members of the optionee, or (iii) a partnership or limited liability Company whose only partners or members are immediate family members of the optionee, if the optionee satisfies such conditions to the transfer as may be required by the Committee. Upon termination of employment, any portion of unexercised Options which are exercisable on the termination date must generally be exercised within three months of the termination date for any termination other than as a result of the death, disability, or retirement of the employee, in which case the Plan provides for longer exercise periods.

     Federal Tax Consequences. The following summarizes the consequences of the grant and acquisition of Awards under the Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     Options. Plan participants will not recognize taxable income at the time an Option is granted under the Plan unless the Option has a readily ascertainable market value at the time of grant. Management understands that Options to be granted under the Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an Option. For nonqualified stock options, the difference between the fair market value of the shares at the time an Option is exercised and the Option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income. With respect to incentive stock options, participants will not realize income for federal income tax purposes as a result of the exercise of such Options. In addition, if common stock acquired as a result of the exercise of an incentive stock option is disposed of more than two years after the date the Option is granted and more than one year after the date the Option was exercised, the entire gain, if any, realized upon disposition of such common stock will be treated for federal income tax purposes as capital gain. Under these circumstances, no deduction will be allowable to the Company in connection with either the grant or exercise of an incentive stock option. Exceptions to the general rules apply in the case of a "disqualifying disposition." If a participant disposes of shares of common stock acquired pursuant to the exercise of an incentive stock option before the expiration of one year after the date of exercise or two years after the date of grant, the sale of such stock will be treated as a "disqualifying disposition." As a result, such a participant would recognize ordinary income and the Company would be entitled to a deduction in the year in which such disposition occurred.

     The amount of the deduction and the ordinary income recognized upon a disqualifying disposition would generally be equal to the lesser of: (a) the sale price of the shares sold minus the Option price, or (b) the fair market value of the shares at the time of exercise and minus the Option price. If the disposition is to a related party (such as a spouse, brother, sister, lineal descendant, or certain trusts for business entities in which the seller holds a direct or indirect interest), the ordinary income recognized generally is equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Any additional gain recognized upon disposition, in excess of the ordinary income, will be taxable as capital gain. In addition, the exercise of incentive stock options may result in an alternative minimum tax liability.

     Restricted Stock. Recipients of shares of Restricted Stock that are not "transferable" and are subject to "substantial risk of forfeiture" at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions on sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient's income and the Company's deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price.

     Performance Shares. Participants are not taxed upon the grant of Performance Shares. Upon receipt of the underlying shares or cash, a participant will be taxed at ordinary income tax rates (subject to withholding) on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. The participant's basis in any Performance Shares received will be equal to the amount of ordinary income on which he or she was taxed and, upon subsequent disposition, any gain or loss will be capital gain or loss.

Directors Stock Option Plan

     The Company has adopted and its shareholders have approved the Macatawa Bank Corporation 1998 Directors' Stock Option Plan (the "Directors Plan"). The Directors Plan is intended to encourage stock ownership by nonemployee directors of the Company and the Bank, and to provide those individuals with additional incentive to manage the Company and the Bank effectively and to contribute to its success. The Directors Plan is also intended to provide a form of compensation that will attract and retain highly qualified individuals as nonemployee members of the Board of Directors of the Company and the Bank.

     Grant of Options. Options have been granted under the Directors Plan to each of the Bank's original directors (Messrs. Boylan, Den Herder, Koning, Smith and a former director of the Bank) to purchase 4,000 shares of the Company's Common Stock at a price of $10.00 per share (the "Organizer Options"). In the future options under the Plan may only be granted to directors who are not employed by the Company or any subsidiary. The Directors Plan authorizes the Board of Directors to develop a formula for future option grants but that formula has not yet been developed. All Options granted under the Directors Plan become exercisable one year after the date of grant, including Organizer Options.

     The term of each option granted under the Directors Plan is 10 years from the date of grant subject to earlier termination at the end of three years following the director's termination of services as a director, except for the Organizer Options, which continue for a full 10 years from the date granted. The option price for each option must equal 100% of the fair market value of the Company's Common Stock on the date the option is granted. In general, no option may be exercisable in whole or in part prior to the first anniversary of the date of grant of the option. The Directors Plan does not obligate the Company, its Board of Directors or its shareholders to retain an optionee as a director of the Company or the Bank.

     Administration. The Directors Plan is administered by a committee of the Board of Directors (the "Directors Plan Committee"). The Directors Plan Committee will be composed of at least three directors, each of whom is not an employee of the Company. Each member of the Directors Plan Committee is required to be a "disinterested person" within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities and Exchange Act of 1934, as amended. The Directors Plan Committee's authority is limited to interpreting the provisions of the Directors Plan and supervising its administration, including the power to adopt procedures and regulations for administrative purposes.

     Shares Subject to Plan. A total of 40,000 shares of the Company's Common Stock are reserved for issuance under the Directors Plan. The shares of Common Stock that may be issued under the Directors Plan pursuant to the exercise of options will consist of authorized and unissued shares, which may include shares reacquired by the Company. The Directors Plan provides for an equitable adjustment in the number, kind, or price of shares of Common Stock covered by options in the event the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through stock dividends or similar changes. Shares previously reserved for issuance under unexercised Options which terminate, whether by expiration or otherwise, may again be reserved for issuance under a subsequent Award.

     Termination or Amendment of the Plan. The Board of Directors of the Company may amend or terminate the Directors Plan with respect to shares not subject to options at the time of amendment or termination. The Directors Plan may not be amended without shareholder approval if the amendment would increase the maximum number of shares that may be issued under the Directors Plan, extend the term of the options, decrease the price at which options may be granted, remove the administration of the Directors Plan from the Directors Plan Committee, change the class of persons eligible to receive options or permit the granting of options under the Directors Plan after January 25, 2008. Unless terminated earlier by the Board of Directors, the Directors Plan will expire on January 25, 2008.

     Transferability of Options and Common Stock. Generally, options granted under the Directors Plan may be transferred only by will or according to the laws of descent and distribution. However, options may be transferred without consideration to: (i) an immediate family member of the optionee, (ii) a trust for the benefit of the immediate family members of an optionee, or (iii) a partnership or limited liability company whose only partners or members are immediate family members of an optionee, if the optionee satisfies such conditions to the transfer as may be required by the Directors Plan Committee. Options may be exercised only by an optionee or a permitted transferee during an optionee's lifetime. Upon the death of an optionee, all Options held by the decedent, or his or her permitted transferees, and not yet exercisable, become fully exercisable. Before issuing any shares upon the exercise of an option, the Company may require the optionee or the permitted transferee to represent in writing that the shares are being acquired for investment and not for resale. The Company may also delay issuance of the shares until all appropriate registrations or qualifications under federal and state securities laws have been completed.

     Federal Tax Consequences. The following summarizes the consequences of the grant and exercise of options under the Directors Plan for federal income tax purposes, based on management's understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality.

     Optionees will not recognize taxable income at the time an option is granted under the Directors Plan unless the option has a readily ascertainable market value at the time of grant. Management understands that options granted under the Directors Plan will not have a readily ascertainable market value; therefore, income will not be recognized by participants before the time of exercise of an option. Because options granted under the Directors Plan will not qualify as incentive stock options under the Code, the difference between the fair market value of the shares at the time an option is exercised and the option exercise price generally will be treated as ordinary income to the optionee. The Company is entitled to a corresponding deduction equal to the amount of an optionee's ordinary income.

     Tax consequences to the holder of the shares will arise again at the time the shares of Common Stock are sold. In general, if the shares have been held for more than one year, the gain or loss will be treated as long-term capital gain or loss, but, under current law, the shares must have been held for more than 18 months for the most advantageous tax rate. Otherwise, the gain or loss will be treated as short-term capital gain or loss. The amount of any gain or loss will be calculated under the general principles for determining gain and loss, and will equal the difference between the amount realized in the sale and the tax basis of the shares of Common Stock. The tax basis will generally equal the cost of the shares (the option exercise price paid) plus any income recognized upon exercise of the option.

                              CERTAIN TRANSACTIONS

Lease of Real Property

     The Bank leases its Holland office located at 106 E. 8th Street, Holland, Michigan 49423, from a corporation wholly owned by Benj. A. Smith, III, the Chairman and a director of the Company and the Bank. The terms of the lease were negotiated on an arm's-length basis. The Company believes that the rent and other terms reflect fair market value. See "Business -- Properties."

Pre-Opening Services

     Smith & Associates, which is wholly owned by Benj. A. Smith, III, the Company's Chairman and Chief Executive Officer, received a payment of $50,000 plus expenses for services rendered in connection with the organization and commencement of operations of the Bank. These services included, among other things, preparation of regulatory filings and activities associated with the pre-opening organization of the Bank, including locating and hiring management, locating and leasing appropriate space, and negotiating and completing the acquisition of assets and services utilized by the Bank. The Company believes that the amount represents the fair market value of the services rendered.

Banking Transactions

     The directors and officers of the Company and the Bank have had and are expected to have banking and other transactions with the Company and the Bank in the ordinary course of business. All transactions between the Company and affiliated persons, including 5% shareholders, will be on terms no less favorable to the Company than could be obtained from independent third parties. Any loans and commitments to lend to such affiliated persons will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated parties of similar creditworthiness.

Indemnification

     The Articles and Bylaws of the Company provide for the indemnification of directors and officers of the Company and the Bank, including reasonable legal fees, incurred by such directors and officers while acting for or on behalf of the Company or the Bank as a director or officer, subject to certain limitations. See "Description of Capital Stock -- Anti-Takeover Provisions." The Company has purchased directors' and officers' liability insurance for directors and officers of the Company and the Bank.

Formation of Bank Holding Company

     On February 18, 1997, the Bank became a wholly owned subsidiary of the Company pursuant to a Consolidation Agreement filed with and approved by the Federal Reserve Board and the FIB. Pursuant to the Consolidation Agreement, each issued and outstanding share of common stock of the Bank was converted into 1.15 shares of Common Stock of the Company. Directors and executive officers of the Company and the Bank held an aggregate of 135,000 shares of common stock of the Bank and received in exchange for such shares an aggregate of 155,250 shares of Common Stock of the Company. See "Recent Developments" and "Dilution."

                             PRINCIPAL SHAREHOLDERS

     The table below sets forth, as of January 31, 1998, certain information regarding the beneficial ownership of the Common Stock by: (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the directors of the Company and (iii) all directors and executive officers of the Company as a group, both before and after giving effect to this Offering.

                             Common Stock           Percent of Class     Shares expected
                             Beneficially           Prior to             to be Purchased        Percent of Class
Name and Address             Owned(1)               Offering             in the Offering(2)     After Offering
----------------             ------------------     -------------------- -------------------    --------------
Benj. A. Smith, III (3)(4)
167 West 11th Street
Holland, MI 49423...........        40,250                 4.3%                17,500                 2.6%
Philip J. Koning(4)
51 E. Main Street                   11,500                 1.2%                 5,000                 0.7%
Zeeland, MI 49464...........
Thomas Boylan(4)
458 Maple Lane
Saugatuck, MI 49453.........        40,250                 4.3%                17,500                 2.6%
Robert E. DenHerder(4)
10836 Riley Street
Holland, MI 49424...........        40,250                 4.3%                17,500                 2.6%
Brian J. Hansen
356 Cottage Lane
Holland, MI 49424...........        23,000                 2.5%                10,000                 1.8%
All executive officers
and directors as a group
(5 people) (3)(4)...........      155, 250                16.5%                67,500                 9.9%

----------------------

(1) For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has, or shares the power to vote or direct the voting of shares, the power to dispose of or direct the disposition of the shares or the right to acquire beneficial ownership within 60 days. Except as otherwise set forth in the following footnotes, directors and officers have sole voting and investment power or share voting and investment power with their wives.

(2) Based upon the number of shares of Common Stock that the persons indicated have informed the Company that they intend to purchase in this Offering.

(3)      Includes 15,900 shares of Common Stock held by Mr. Smith's wife.

(4) Excludes 4,000 shares of Common Stock subject to options granted to each of the named directors, other than Mr. Hansen, under the Directors Stock Option Plan, but which are not exercisable until January 25, 1999.

                           SUPERVISION AND REGULATION

     The following is a summary of certain statutes and regulations affecting the Company and the Bank. This summary is qualified in its entirety by such statutes and regulations. A change in applicable laws or regulations may have a material effect on the Company, the Bank and the business of the Company and the Bank.

General

     Financial institutions and their holding companies are extensively regulated under federal and state law. Consequently, the growth and earnings performance of the Company and the Bank can be affected not only by management decisions and general economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities. Those authorities include, but are not limited to, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the FDIC, the Commissioner of the Michigan Financial Institutions Bureau ("Commissioner"), the Internal Revenue Service, and state taxing authorities. The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

     Federal and state laws and regulations generally applicable to financial institutions and their holding companies regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, lending activities and practices, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to the Company and the Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance funds, the depositors of the Bank, and the public, rather than shareholders of the Bank or the Company.

     Federal law and regulations establish supervisory standards applicable to the lending activities of the Bank, including internal controls, credit underwriting, loan documentation and loan-to-value ratios for loans secured by real property.

The Company

     General. The Company is a bank holding company and, as such, is registered with, and subject to regulation by, the Federal Reserve Board under the Bank Holding Company Act, as amended (the "BHCA"). Under the BHCA, the Company is subject to periodic examination by the Federal Reserve Board, and is required to file with the Federal Reserve Board periodic reports of its operations and such additional information as the Federal Reserve Board may require.

     In accordance with Federal Reserve Board policy, the Company is expected to act as a source of financial strength to the Bank and to commit resources to support the Bank in circumstances where the Company might not do so absent such policy. In addition, if the Commissioner deems the Bank's capital to be impaired, the Commissioner may require the Bank to restore its capital by a special assessment upon the Company as the Bank's sole shareholder. If the Company were to fail to pay any such assessment, the directors of the Bank would be required, under Michigan law, to sell the shares of the Bank's stock owned by the Company to the highest bidder at either a public or private auction and use the proceeds of the sale to restore the Bank's capital.

     Investments and Activities. In general, any direct or indirect acquisition by the Company of any voting shares of any bank which would result in the Company's direct or indirect ownership or control of more than 5% of any class of voting shares of such bank, and any merger or consolidation of the Company with another bank company, will require the prior written approval of the Federal Reserve Board under the BHCA. In acting on such applications, the Federal Reserve Board must consider various statutory factors, including among others, the effect of the proposed transaction on competition in relevant geographic and product markets, and each party's financial condition, managerial resources, and record of performance under the Community Reinvestment Act. Effective September 29, 1995, bank holding companies may acquire banks located in any state in the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring company and all of its insured depository institution affiliates.

     The merger or consolidation of an existing bank subsidiary of the Company with another bank, or the acquisition by such a subsidiary of assets of another bank, or the assumption of liability by such a subsidiary to pay any deposits in another bank, will require the prior written approval of the responsible Federal depository institution regulatory agency under the Bank Merger Act, based upon a consideration of statutory factors similar to those outlined above with respect to the BHCA. In addition, in certain such cases an application to, and the prior approval of, the Federal Reserve Board under the BHCA and/or the Commissioner under the Michigan Banking Code, may be required.

     With certain limited exceptions, the BHCA prohibits any bank holding company from engaging, either directly or indirectly through a subsidiary, in any activity other than managing or controlling banks unless the proposed non-banking activity is one that the Federal Reserve Board has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Under current Federal Reserve Board regulations, such permissible non-banking activities include such things as mortgage banking, equipment leasing, securities brokerage, and consumer and commercial finance company operations. As a result of recent amendments to the BHCA, well-capitalized and well-managed bank holding companies may engage de novo in certain types of non-banking activities without prior notice to, or approval of, the Federal Reserve Board, provided that written notice of the new activity is given to the Federal Reserve Board within 10 business days after the activity is commenced. If a bank company wishes to engage in a non-banking activity by acquiring a going concern, prior notice and/or prior approval will be required, depending upon the activities in which the company to be acquired is engaged, the size of the company to be acquired and the financial and managerial condition of the acquiring bank company.

     In evaluating a proposal to engage (either de novo or through the acquisition of a going concern) in a non-banking activity, the Federal Reserve Board will consider various factors, including among others the financial and managerial resources of the bank company, and the relative public benefits and adverse effects which may be expected to result from the performance of the activity by an affiliate of the bank company. The Federal Reserve Board may apply different standards to activities proposed to be commenced de novo and activities commenced by acquisition, in whole or in part, of a going concern.

     Capital Requirements. The Federal Reserve Board uses capital adequacy guidelines in its examination and regulation of bank holding companies. If capital falls below minimum guidelines, a bank company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

     The Federal Reserve Board's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: (i) a leverage capital requirement expressed as a percentage of total assets, and (ii) a risk-based requirement expressed as a percentage of total risk-weighted assets. The leverage capital requirement consists of a minimum ratio of Tier 1 capital (which consists principally of shareholders' equity) to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others. The risk- based requirement consists of a minimum ratio of total capital to total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital.

     The risk-based and leverage standards presently used by the Federal Reserve Board are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. For example, Federal Reserve Board regulations provide that additional capital may be required to take adequate account of, among other things, interest rate risk and the risks posed by concentrations of credit, nontraditional activities or securities trading activities. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels. The Federal Reserve Board has not advised the Company of any specific minimum Tier 1 Capital leverage ratio applicable to it.

     Dividends. The Company is a corporation separate and distinct from the Bank. Most of the Company's revenues will be received by it in the form of dividends, if any, paid by the Bank. Thus, the Company's ability to pay dividends to its shareholders will indirectly be limited by statutory restrictions on the Bank's ability to pay dividends. See "SUPERVISION AND REGUATION - the Bank - Dividends." Further, the Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies. In the policy statement, the Federal Reserve Board expressed its view that a bank company experiencing earnings weaknesses should not pay cash dividends exceeding its net income or which can only be funded in ways that weakened the bank company's financial health, such as by borrowing. Additionally, the Federal Reserve Board possesses enforcement powers over bank holding companies and their non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. Similar enforcement powers over the Bank are possessed by the FDIC. The "prompt corrective action" provisions of federal law and regulation authorizes the Federal Reserve Board to restrict the payment of dividends by the Company for an insured bank which fails to meet specified capital levels.

     In addition to the restrictions on dividends imposed by the Federal Reserve Board, the Michigan Business Corporation Act provides that dividends may be legally declared or paid only if after the distribution a corporation, such as the Company, can pay its debts as they come due in the usual course of business and its total assets equal or exceed the sum of its liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any holders of preferred stock whose preferential rights are superior to those receiving the distribution. The Company is authorized to issue preferred stock but it has no current plans to issue any such preferred stock.

The Bank

     General. The Bank is a Michigan banking corporation and its deposit accounts are insured by the Bank Insurance Fund (the "BIF") of the FDIC. As a BIF-insured Michigan chartered bank, the Bank is subject to the examination, supervision, reporting and enforcement requirements of the Commissioner, as the chartering authority for Michigan banks, and the FDIC, as administrator of the BIF. These agencies and the federal and state laws applicable to the Bank and its operations, extensively regulate various aspects of the banking business including, among other things, permissible types and amounts of loans, investments and other activities, capital adequacy, branching, interest rates on loans and on deposits, the maintenance of non-interest bearing reserves on deposit accounts, and the safety and soundness of banking practices.

     Deposit Insurance. As an FDIC-insured institution, the Bank is required to pay deposit insurance premium assessments to the FDIC. The FDIC has adopted a risk-based assessment system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums, based upon their respective levels of capital and results of supervisory evaluation. Institutions classified as well-capitalized (as defined by the FDIC) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized (as defined by the FDIC) and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

     The Federal Deposit Insurance Act ("FDIA") requires the FDIC to establish assessment rates at levels which will maintain the Deposit Insurance Fund at a mandated reserve ratio of not less than 1.25% of estimated insured deposits. Accordingly, the FDIC established the schedule of BIF insurance assessments for the first semi-annual assessment period of 1998, ranging from 0% of deposits for institutions in the lowest risk category to .27% of deposits for institutions in the highest risk category.

     The FDIC may terminate the deposit insurance of any insured depository institution if the FDIC determines, after a hearing, that the institution or its directors have engaged or are engaging in unsafe or unsound practices, or have violated any applicable law, regulation, order, or any condition imposed in writing by, or written agreement with, the FDIC, or if the institution is in an unsafe or unsound condition to continue operations. The FDIC may also suspend deposit insurance temporarily during the hearing process for a permanent termination of insurance if the institution has no tangible capital.

     Commissioner Assessments. Michigan banks are required to pay supervisory fees to the Commissioner to fund the operations of the Commissioner. The amount of supervisory fees paid by a bank is based upon the bank's total assets, as reported to the Commissioner.

     FICO Assessments. Pursuant to federal legislation enacted September 30, 1996, the Bank, as a member of the BIF, is subject to assessments to cover the payments on outstanding obligations of the Financing Corporation ("FICO"). FICO was created in 1987 to finance the recapitalization of the Federal Savings and Loan Insurance Corporation, the predecessor to the FDIC's Savings Association Insurance Fund (the "SAIF") which insures the deposits of thrift institutions. Until January 1, 2000, the FICO assessments made against BIF members may not exceed 20% of the amount of FICO assessments made against SAIF members. Currently, SAIF members pay FICO assessments at a rate equal to approximately 0.063% of deposits while BIF members pay FICO assessments at a rate equal to approximately 0.013% of deposits. Between January 1, 2000 and the maturity of the outstanding FICO obligations in 2019, BIF members and SAIF members will share the cost of the interest on the FICO bonds on a pro rata basis. It is estimated that FICO assessments during this period will be less than 0.025% of deposits

     Capital Requirements. The FDIC has established the following minimum capital standards for state-chartered, FDIC-insured non-member banks, such as the Bank: a leverage requirement consisting of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly-rated banks with minimum requirements of 4% to 5% for all others, and a risk-based capital requirement consisting of a minimum ratio of total capital to total risk-weighted assets of 8%, at least one-half of which must be Tier 1 capital. Tier 1 capital consists principally of shareholders' equity. These capital requirements are minimum requirements. Higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual institutions. For example, FDIC regulations provide that higher capital may be required to take adequate account of, among other things, interest rate risk and the risks posed by concentrations of credit, nontraditional activities or securities trading activities. As a condition to regulatory approval of the Bank's formation, the Bank was required to have an initial capitalization sufficient to provide a ratio of Tier 1 capital to total estimated assets of at least 8% at the end of the third year of operation.

     Federal law provides the federal banking regulators with broad power to take prompt corrective action to resolve the problems of undercapitalized institutions. The extent of the regulators' powers depends on whether the institution in question is "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." Federal regulations define these capital categories as follows:

                                           Total                  Tier 1
                                           Risk-Based             Risk-Based
                                           Capital Ratio          Capital Ratio           Leverage Ratio
Well capitalized                           10% or above           6% or above             5% or above
Adequately capitalized                       8% or above          4% or above             4% or above
Undercapitalized                           Less than 8%           Less than 4%            Less than 4%
Significantly undercapitalized             Less than 6%           Less than 3%            Less than 3%
Critically undercapitalized                          --                     --            A ratio of tangible
                                                                                          equity to total assets
                                                                                          of 2% or less

     Depending upon the capital category to which an institution is assigned, the regulators' corrective powers include: requiring the submission of a capital restoration plan; placing limits on asset growth and restrictions on activities; requiring the institution to issue additional capital stock (including additional voting stock) or to be acquired; restricting transactions with affiliates; restricting the interest rate the institution may pay on deposits; ordering a new election of directors of the institution; requiring that senior executive officers or directors be dismissed; prohibiting the institution from accepting deposits from correspondent banks; requiring the institution to divest certain subsidiaries; prohibiting the payment of principal or interest on subordinated debt; and ultimately, appointing a receiver for the institution.

     In general, a depository institution may be reclassified to a lower category than is indicated by its capital levels if the appropriate federal depository institution regulatory agency determines the institution to be otherwise in an unsafe or unsound condition or to be engaged in an unsafe or unsound practice. This could include a failure by the institution, following receipt of a less-than-satisfactory rating on its most recent examination report, to correct the deficiency.

     Dividends. Under Michigan law, the Bank is restricted as to the maximum amount of dividends it may pay on its common stock. The Bank may not pay dividends except out of net profits after deducting its losses and bad debts. A Michigan state bank may not declare or pay a dividend unless the bank will have a surplus amounting to at least 20% of its capital after the payment of the dividend. If the Bank has a surplus less than the amount of its capital, it may not declare or pay any dividend until an amount equal to at least 10% of net profits for the preceding one-half year (in the case of quarterly or semi-annual dividends) or full-year (in the case of annual dividends) has been transferred to surplus. A Michigan state bank may, with the approval of the Commissioner, by vote of shareholders owning 2/3 of the stock eligible to vote increase its capital stock by a declaration of a stock dividend, provided that after the increase the bank's surplus equals at least 20% of its capital stock, as increased. The Bank may not declare or pay any dividend until the cumulative dividends on preferred stock (should any such stock be issued and outstanding) have been paid in full. The Bank's Articles of Incorporation do not authorize the issuance of preferred stock and there are no current plans to seek such authorization.

     Federal law generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its company if the depository institution would thereafter be undercapitalized. The FDIC may prevent an insured bank from paying dividends if the bank is in default of payment of any assessment due to the FDIC. In addition, the FDIC may prohibit the payment of dividends by the Bank, if such payment is determined, by reason of the financial condition of the Bank, to be an unsafe and unsound banking practice.

     Insider Transactions. The Bank is subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the Company or its subsidiaries, on investments in the stock or other securities of the Company or its subsidiaries and the acceptance of the stock or other securities of the Company or its subsidiaries as collateral for loans. Certain limitations and reporting requirements are also placed on extensions of credit by the Bank to its directors and officers, to directors and officers of the Company and its subsidiaries, to principal shareholders of the Company, and to "related interests" of such directors, officers and principal shareholders. In addition, federal law and regulations may affect the terms upon which any person becoming a director or officer of the Company or one of its subsidiaries or a principal shareholder of the Company may obtain credit from banks with which the Bank maintains a correspondent relationship.

     Safety and Soundness Standards. The federal banking agencies have adopted guidelines to promote the safety and soundness of federally insured depository institutions. These guidelines establish standards for internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, fees and benefits, asset quality and earnings. In general, the guidelines prescribe the goals to be achieved in each area, and each institution will be responsible for establishing its own procedures to achieve those goals. If an institution fails to comply with any of the standards set forth in the guidelines, the institution's primary federal regulator may require the institution to submit a plan for achieving and maintaining compliance. The preamble to the guidelines states that the agencies expect to require a compliance plan from an institution whose failure to meet one or more of the standards is of such severity that it could threaten the safe and sound operation of the institution. Failure to submit an acceptable compliance plan, or failure to adhere to a compliance plan that has been accepted by the appropriate regulator, would constitute grounds for further enforcement action.

     State Bank Activities. Under federal law and FDIC regulations, FDIC-insured state banks are prohibited, subject to certain exceptions, from making or retaining equity investments of a type, or in an amount, that are not permissible for a national bank. Federal law, as implemented by FDIC regulations, also prohibits FDIC-insured state banks and their subsidiaries, subject to certain exceptions, from engaging as principal in any activity that is not permitted for a national bank or its subsidiary, respectively, unless the bank meets, and continues to meet, its minimum regulatory capital requirements and the FDIC determines the activity would not pose a significant risk to the deposit insurance fund of which the bank is a member. Impermissible investments and activities must be divested or discontinued within certain time frames set by the FDIC in accordance with federal law. These restrictions are not currently expected to have a material impact on the operations of the Bank.

     Consumer Protection Laws. The Bank's business includes making a variety of types of loans to individuals. In making these loans, the Bank is subject to State usury and regulatory laws and to various federal statutes, such as the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Real Estate Settlement Procedures Act, and the Home Mortgage Disclosure Act, and the regulations promulgated thereunder, which prohibit discrimination, specify disclosures to be made to borrowers regarding credit and settlement costs, and regulate the mortgage loan servicing activities of the Bank, including the maintenance and operation of escrow accounts and the transfer of mortgage loan servicing. In receiving deposits, the Bank is subject to extensive regulation under State and federal law and regulations, including the Truth in Savings Act, the Expedited Funds Availability Act, the Bank Secrecy Act, the Electronic Funds Transfer Act, and the Federal Deposit Insurance Act. Violation of these laws could result in the imposition of significant damages and fines upon the Bank and its directors and officers.

     Branching Authority. Michigan banks, such as the Bank, have the authority under Michigan law to establish branches anywhere in the State of Michigan, subject to receipt of all required regulatory approvals (including the approval of the Commissioner and the FDIC).

     Effective June 1, 1997 (or earlier if expressly authorized by applicable state law), the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") allows banks to establish interstate branch networks through acquisitions of other banks, subject to certain conditions, including certain limitations on the aggregate amount of deposits that may be held by the surviving bank and all of its insured depository institution affiliates. The establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of an out-of-state bank in its entirety) is allowed by IBBEA only if specifically authorized by state law. The legislation allowed individual states to "opt-out" of interstate branching authority by enacting appropriate legislation prior to June 1, 1997.

     Michigan did not opt out of IBBEA, and now permits both U.S. and non-U.S. banks to establish branch offices in Michigan. The Michigan Banking Code permits, in appropriate circumstances and with the approval of the Commissioner,
(i) the acquisition of all or substantially all of the assets of a Michigan-chartered bank by an FDIC- insured bank, savings bank, or savings and loan association located in another state, (ii) the acquisition by a Michigan-chartered bank of all or substantially all of the assets of an FDIC-insured bank, savings bank or savings and loan association located in another state,
(iii) the consolidation of one or more Michigan-chartered banks and FDIC-insured banks, savings banks or savings and loan associations located in other states having laws permitting such consolidation, with the resulting organization chartered by Michigan, (iv) the establishment by a foreign bank, which has not previously designated any other state as its home state under the International Banking Act of 1978, of branches located in Michigan, and (v) the establishment or acquisition of branches in Michigan by FDIC-insured banks located in other states, the District of Columbia or U.S. territories or protectorates having laws permitting Michigan-chartered banks to establish branches in such jurisdiction. Further, the Michigan Banking Code permits, upon written notice to the Commissioner, (i) the acquisition by a Michigan-chartered bank of one or more branches (not comprising all or substantially all of the assets) of an FDIC-insured bank, savings bank or savings and loan association located in another state, the District of Columbia, or a U.S. territory or protectorate,
(ii) the establishment by Michigan-chartered banks of branches located in other states, the District of Columbia, or U.S. territories or protectorates, and
(iii) the consolidation of one or more Michigan-chartered banks and FDIC-insured banks, savings banks or savings and loan associations located in other states, with the resulting organization chartered by one of such other states.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 9,500,000 shares of Common Stock and 500,000 shares of preferred stock, no par value (the "Preferred Stock"). No shares of Preferred Stock have been issued by the Company.

     Michigan law allows the Company's Board of Directors to issue additional shares of stock up to the total amount of Common Stock and Preferred Stock authorized without obtaining the prior approval of the shareholders. Macatawa Bank is the transfer agent for the Common Stock.

Common Stock

     Dividend Rights. Subject to any prior rights of holders of Preferred Stock then outstanding, the holders of the Common Stock will be entitled to dividends when, as and if declared by the Company's Board of Directors out of funds legally available therefor. Under Michigan law, dividends may be legally declared or paid only if after the distribution the corporation can pay its debts as they come due in the usual course of business and the corporation's total assets equal or exceed the sum of its liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of any holders of Preferred Stock then outstanding whose preferential rights are superior to those receiving the distribution. See "Supervision and Regulation -- The Bank -- Dividends."

     Funds for the payment of dividends by the Company are expected to be obtained primarily from dividends of the Bank. There can be no assurance that the Company will have funds available for dividends, or that if they are available, that dividends will be declared by the Company's Board of Directors. As the Bank is not expected to be profitable during its start up period, the Company does not expect to be in a position to declare dividends at any time in the near future.

     Voting Rights. Subject to the rights, if any, of holders of shares of Preferred Stock then outstanding, all voting rights are vested in the holders of shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on all matters, including the election of directors. Shareholders of the Company do not have cumulative voting rights.

     Preemptive Rights. Holders of Common Stock do not have preemptive rights.

     Liquidation Rights. Subject to any rights of any Preferred Stock then outstanding, holders of Common Stock are entitled to share on a pro rata basis in the net assets of the Company which remain after satisfaction of all liabilities.

     Reports to Shareholders. The Company will furnish its shareholders with annual reports containing audited financial information and, for the first three quarters of each fiscal year, quarterly reports containing unaudited financial information. See "Available Information."

     Shares Available for Issuance. The availability for issuance of a substantial number of shares of Common Stock and Preferred Stock at the discretion of the Board of Directors will provide the Company with the flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible acquisitions and for other purposes (including, without limitation, the issuance of additional shares through stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of the Company capital stock, except for the shares of Common Stock reserved for issuance under the Company's stock compensation and stock option plans.

     Uncommitted authorized but unissued shares of Common Stock may be issued from time to time to such persons and for such consideration as the Board of Directors of the Company may determine and holders of the then outstanding shares of Common Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law and the judgment of the Board of Directors of the Company regarding the submission of such issuance to the Company's shareholders. As noted, the Company's shareholders will have no preemptive rights to subscribe to newly issued shares.

     Moreover, it will be possible that additional shares of Common Stock would be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time consuming or costly or would otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares of Common Stock may make it more difficult for shareholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Board of Directors of the Company in opposing such an attempt by a third party to gain control of the Company. The issuance of new shares of Common Stock could also be used to dilute ownership of a person or entity seeking to obtain control of the Company. Although the Company does not currently contemplate taking any such action, shares of Company capital stock could be issued for the purposes and effects described above, and the Board of Directors reserves its rights (if consistent with its fiduciary responsibilities) to issue such stock for such purposes.

Preferred Stock

     The Board of Directors of the Company is authorized to issue Preferred Stock, in one or more series, from time to time, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be provided in the resolution or resolutions adopted by the Board of Directors. The authority of the Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to shares of such class or any series thereof: (i) the number of shares and designation of such series; (ii) the dividend rate and whether dividends are to be cumulative; (iii) whether shares are to be redeemable, and, if so, whether redeemable for cash, property or rights; (iv) the rights to which the holders of shares shall be entitled, and the preferences, if any, over any other series; (v) whether the shares shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, upon what conditions; (vi) whether the shares shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock and the terms and conditions of such conversion or exchange;
(vii) the voting powers, full or limited, if any, of the shares; (viii) whether the issuance of any additional shares, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series; and (ix) any other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions.

Anti-Takeover Provisions

     In addition to the utilization of authorized but unissued shares as described above, the Company's Articles and the Michigan Business Corporation Act (the "MBCA") contain other provisions which could be utilized by Company to impede certain efforts to acquire control of the Company. Those provisions include the following:

     Control Share Act. The MBCA contains provisions intended to protect shareholders and prohibit or discourage certain types of hostile takeover activities. These provisions regulate the acquisition of "control shares" of large public Michigan corporations (the "Control Share Act").

     The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20%, 33-1/3% or 50%. Under the Control Share Act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation, and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

     The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

     The Control Share Act applies only to an "issuing public corporation." The Company falls within the statutory definition of an "issuing public corporation." The Control Share Act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. The Company has not "opted out" of the Control Share Act.

     Fair Price Act. Certain provisions of the MBCA (the "Fair Price Act") establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of securities involving an "interested shareholder" or certain "affiliates." An "interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the company. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

     The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that: (i) the purchase price to be paid for the shares of the company is at least equal to the greater of (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (ii) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the company except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

     The requirements of the Fair Price Act do not apply to business combinations with an interested shareholder that the Board of Directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

     Classified Board. The Board of Directors of the Company is classified into three classes, with each class serving a staggered, three-year term. Classification of the Board could have the effect of extending the time during which the existing Board of Directors could control the operating policies of Company even though opposed by the holders of a majority of the outstanding shares of Common Stock.

     Under the Company's Articles, all nominations for directors by a shareholder must be delivered to the Company in writing at least 60, but not more than 90, days prior to the annual meeting of the shareholders. A nomination that is not received within this period will not be placed on the ballot. The Board believes that advance notice of nominations by shareholders will afford a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, will provide an opportunity to inform shareholders about such qualifications. Although this nomination procedure does not give the Board of Directors any power to approve or disapprove of shareholder nominations for the election of directors, this nomination procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed.

     The Company's Articles provide that any one or more directors may be removed at any time, with or without cause, but only by either: (i) the affirmative vote of a majority of "Continuing Directors" and at least 80% of the directors; or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least 80% of the voting power of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. A "Continuing Director" is generally defined in the Articles as any member of the Board who is unaffiliated with any "interested shareholder" (generally, an owner of 10% or more of the Company's outstanding voting shares) and was a member of the Board prior to the time an interested shareholder became an interested shareholder, and any successor of a Continuing Director who is unaffiliated with an interested shareholder and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board.

     Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors and an 80% majority of all of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next annual meeting of shareholders at which directors are elected to the class to which such a director was named and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors may shorten the term of any incumbent director.

     Notice of Shareholder Proposals. Under the Company's Articles, the only business that may be conducted at an annual or special meeting of shareholders is business that has been brought before the meeting by or at the direction of the majority of the directors or by a shareholder of the Company: (i) who provides timely notice of the proposal in writing to the secretary of the Company and the proposal is a proper subject for action by shareholders under Michigan law or (ii) whose proposal is included in the Company's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission. To be timely, a shareholder's notice of proposal must be delivered to, or mailed to and received at the principal executive offices of the Company not less than 60 days prior to the date of the originally scheduled annual meeting regardless of any postponements, deferrals or adjournments of that meeting to a later date. With respect to special meetings, notice must be received by the Company not more than 10 days after the Company mails notice of the special meeting. The shareholder's notice of proposal must set forth in writing each matter the shareholder proposes to bring before the meeting including: (i) the name and address of the shareholder submitting the proposal, as it appears on the Company's books and records; (ii) a representation that the shareholder: (a) is a holder of record of stock of the Company entitled to vote at the meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to vote in person or by proxy at the meeting and to submit the proposal for shareholder vote; (iii) a brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and (iv) the description of any financial or other interest of the shareholder in the proposal. This procedure may limit to some degree the ability of shareholders to initiate discussions at annual shareholders meetings. It may also preclude the conducting of business at a particular meeting if the proposed notice procedures have not been followed.

     Certain Shareholder Action. The Company's Articles require that any shareholder action must be taken at an annual or special meeting of shareholders, that any meeting of shareholders must be called by the Board of Directors or the Chairman of the Board, and prohibit shareholder action by written consent. Shareholders of the Company are not permitted to call a special meeting of shareholders or require that the Board call such a special meeting. The MBCA permits shareholders holding in the aggregate 10% or more of all of the shares entitled to vote at a meeting to request the Circuit Court of the County in which the Company's principal place of business or registered office is located to order a special meeting of shareholders for good cause shown.

     Amendment or Repeal of Certain Provisions of the Articles. Under Michigan law, the Board of Directors need not adopt a resolution setting forth an amendment to the Articles before the shareholders may vote on it. Unless the Articles provide otherwise, amendments of the Articles generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series, or the par value of such shares, or would adversely affect the rights, powers, or preferences of such class or series, a majority of the outstanding stock of such class or series also would be required to approve the amendment.

     The Company's Articles require that in order to amend, repeal or adopt any provision inconsistent with Article VIII relating to the Board of Directors,
Article IX relating to shareholder proposals or Article X with respect to certain shareholder action, the affirmative vote of at least 80% of the issued and outstanding shares of Common Stock entitled to vote in the election of directors, voting as a single class must be received; provided, however, that such amendment or repeal or inconsistent provision may be made by a majority vote of such shareholders at any meeting of the shareholders duly called and held where such amendment has been recommended for approval by at least 80% of all directors then holding office and by a majority of the "continuing directors." These amendment provisions could render it more difficult to remove management or for a person seeking to effect a merger or otherwise gain control of the Company. These amendment requirements could, therefore adversely affect the potential realizable value of shareholders' investments.

     Board Evaluation of Certain Offers. Article XII of the Company's Articles provides that the Board of Directors shall not approve, adopt or recommend any offer of any person or entity (other than the Company) to make a tender or exchange offer for any Common Stock, to merge or consolidate the Company with any other entity, or to purchase or acquire all or substantially all of the Company's assets, unless and until the Board has evaluated the offer and determined that it would be in compliance with all applicable laws and that the offer is in the best interests of the Company and its shareholders. In doing so, the Board may rely on an opinion of legal counsel who is independent from the offeror, and/or it may test such legal compliance in front of any court or agency that may have appropriate jurisdiction over the matter.

     In making its determination, the Board must consider all factors it deems relevant, including but not limited to: (i) the adequacy and fairness of the consideration to be received by the Company and/or its shareholders, considering historical trading prices of the capital stock of the Company, the price that could be achieved in a negotiated sale of the Company as a whole, past offers, and the future prospects of the Company; (ii) the potential social and economic impact of the proposed transaction on the Company, its subsidiaries, its employees, customers and vendors; (iii) the potential social and economic impact of the proposed transaction on the communities in which the Company and its subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiring person or entity; and (v) the competence, experience and integrity of the proposed acquiring person or entity and its or their management.

     In order to amend, repeal, or adopt any provision that is inconsistent with
Article XII, at least 80% of the shareholders, voting together as a single class, must approve the change, unless the change has been recommended for approval by at least 80% of the directors, in which case a majority of the voting stock could approve the action.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company expects to have approximately 2,240,125 shares of its Common Stock outstanding. The 1,300,000 shares of the Company's Common Stock purchased in this Offering (plus any additional shares sold upon the Underwriter's exercise of its over-allotment option) have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and may generally be resold without registration under the Securities Act unless they were acquired by directors, executive officers, or other affiliates of the Company or the Bank (collectively, "Affiliates"). Affiliates of the Company may generally only sell shares of the Common Stock pursuant to the Commission's Rule 144.

     In general, under Rule 144 as currently in effect, an affiliate (as defined in Rule 144) of the Company may sell shares of the Common Stock within any three-month period in an amount limited to the greater of 1% of the outstanding shares of the Company's Common Stock (22,401 shares immediately after the completion of this Offering) or the average weekly trading volume in the Company's Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company.

     The Company and the directors and officers of the Company and the Bank (who are expected to hold an aggregate of approximately 222,750 shares after this Offering), have agreed, or will agree, that they will not issue, offer for sale, sell, grant any options for the sale of or otherwise dispose of any shares of Common Stock or any rights to purchase shares of Common Stock, in the open market or otherwise, without the prior written consent of the Underwriter for a period of one year from the date of this Prospectus. In addition, all of those investors who owned stock in the Bank before it was acquired by the Company, have agreed not to sell any of the Company shares exchanged for their Bank shares prior to November 10, 1998. Prior to this Offering, there has been no public trading market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of shares or the availability of shares for sale will have on the prevailing market price of the Common Stock after completion of this Offering. Nevertheless, sales of substantial amounts of Common Stock in the public market could have an adverse effect on prevailing market prices.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting  Agreement,  Robert
W. Baird & Co. Incorporated, as Underwriter, has agreed to purchase from the Company an aggregate of up to 1,300,000 shares of Common Stock at the initial offering price less the Underwriting Discounts and Commissions set forth on the cover page of this Prospectus.

     The Underwriting Agreement provides that the Underwriter's obligation to pay for and accept delivery of the shares of Common Stock offered hereby is subject to certain conditions precedent and that the Underwriter will be obligated to purchase all such shares, excluding shares covered by the over-allotment option, if any are purchased.

     The Company has been advised by the Underwriter that the Underwriter will purchase the shares of Common Stock offered hereunder at an initial offering price of $10.00 per share less Underwriting Discounts and Commissions of $0.70 per share. However, Underwriting Discounts and Commissions will be reduced to $0.30 per share with respect to sales of shares to any director or officer of the Company or the Bank or their immediate family members ("Affiliated Purchasers"), and will be reduced to $0.525 for potential investors whose name, address and telephone number are furnished to the Underwriter by the Company prior to the commencement by the Underwriter of the offering process. In addition, with respect to a maximum of 400,000 shares of Common Stock to be sold to persons who previously invested in the Bank in 1997 and were shareholders of the Company prior to this Offering, the Underwriter has agreed that there will be no Underwriting Discounts or Commissions.

     The Underwriter has informed the Company that it does not intend to confirm sales of the shares of Common Stock offered hereby to any accounts over which it exercises discretionary authority.

     The Company has granted the Underwriter an option exercisable for 30 days after the date of this Prospectus to purchase up to 195,000 additional shares of Common Stock to cover over-allotments, if any, at the same price per share to be paid by the Underwriter for the other shares of Common Stock offered hereby. The Underwriter may exercise such option only for the purpose of covering any over-allotments of the 1,300,000 shares of Common Stock offered hereby.

     The Company, its directors and executive officers and those of the Bank have agreed with the Underwriter, for a period of one year after the date of this Prospectus, not to issue, sell, offer to sell, grant any options for the sale of, or otherwise dispose of any shares of Common Stock or any rights to purchase shares of Common Stock, in the open market or otherwise, without the prior written consent of the Underwriter.

     The Underwriting Agreement contains indemnity provisions between the Underwriter and the Company and the controlling persons thereof against certain liabilities, including liabilities arising under the Securities Act. The Company is generally obligated to indemnify the Underwriter in connection with losses or claims arising out of any untrue statement of a material fact contained in this Prospectus or in related documents filed with the Commission or with any state securities administrator or any omission of certain material facts from such documents.

     There has been no public trading market for the Common Stock. The initial offering price was determined by negotiations between the Company and the Underwriter. This price is not based upon earnings or any history of operations and should not be construed as indicative of the present or anticipated future value of the Common Stock. Several factors were considered in determining the initial offering price of the Common Stock, including the fact that the Bank has commenced operations, the size of the Offering, the desire that the security being offered be attractive to individuals and the Underwriter's experience in dealing with initial public offerings for financial institutions. Prior to this Offering, the Bank sold shares of its common stock to its original investors for a price equivalent to $8.70 per share of Common Stock.

                                LEGAL PROCEEDINGS

     Neither the Company nor the Bank is a party to any pending legal proceeding. Management believes there is no litigation threatened in which the Company or the Bank faces potential loss or exposure or which will materially affect shareholders' equity or the Company's business or financial condition upon completion of this Offering.

                                  LEGAL MATTERS

     The legality of the shares of Common Stock offered hereby will be passed upon for the Company by Varnum, Riddering, Schmidt & Howlett LLP, Grand Rapids, Michigan. Barrack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois, is acting as counsel for the Underwriter in connection with certain legal matters relating to the shares of Common Stock offered hereby.

     Members of Varnum, Riddering, Schmidt & Howlett LLP own, in the aggregate, 11,500 shares of Common Stock.

                                     EXPERTS

     The financial statements of the Company included in this Prospectus have been audited by _________________________________, independent public accountants, as indicated in their report with respect thereto. Such financial statements are included herein and in the Registration Statement in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning certain aspects of the business of the Company. When used in this prospectus, words such as "believe," "anticipate," "intend," "goal," "expects," and similar expressions may identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             ADDITIONAL INFORMATION

     The Company has filed a Registration Statement with the Commission in accordance with the provisions of the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information pertaining to the shares of Common Stock offered hereby and to the Company, reference is made to the Registration Statement, including the Exhibits filed as a part thereof, copies of which can be inspected at and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 606661, and Room 1400, 75 Park Place, New York, New York 10007. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions discussed above under "Description of Capital Stock -- Anti-Takeover Provisions" or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                           MACATAWA BANK CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS
              February 28, 1998 (Unaudited) and December 31, 1997

                           MACATAWA BANK CORPORATION
                               Zeeland, Michigan

                       CONSOLIDATED FINANCIAL STATEMENTS
              February 28, 1998 (Unaudited) and December 31, 1997


                                    CONTENTS

REPORT OF INDEPENDENT AUDITORS...............................................F-2

CONSOLIDATED FINANCIAL STATEMENTS

     CONSOLIDATED BALANCE SHEETS.............................................F-3

     CONSOLIDATED STATEMENTS OF INCOME.......................................F-4

     CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY..............F-5

     CONSOLIDATED STATEMENTS OF CASH FLOWS...................................F-6

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..............................F-7

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
Macatawa Bank Corporation
Zeeland, Michigan


(To be filed by amendment)

                            MACATAWA BANK CORPORATION


                           CONSOLIDATED BALANCE SHEETS
               February 28, 1998 (unaudited) and December 31, 1997

                                                              1998             1997
                                                           (Unaudited)
ASSETS
     Cash and due from banks ...........................    $             $   415,120
     Short-term investments ............................                    7,000,000
                                                            -----------    ----------
         Cash and cash equivalents .....................                    7,415,120

     Securities available for sale, at fair value ......                    2,000,400

     Total loans .......................................                      497,704
     Allowance for loan losses .........................                       (7,500)
                                                                              490,204

     Premises and equipment - net ......................                      681,807
     Accrued interest receivable .......................                       38,532
     Organizational costs ..............................                       66,139
     Other assets ......................................                       29,991
                                                           -----------    -----------

         Total assets ..................................   $              $10,722,193
                                                           ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Deposits
         Noninterest-bearing ...........................   $              $   245,812
         Interest-bearing ..............................                    2,466,411
                                                           -----------    -----------
              Total ....................................                    2,712,223
     Accrued expenses and other liabilities ............                       37,963
         Total liabilities .............................                    2,750,186

Shareholders' equity
     Preferred stock, no par value, 500,000 shares
       authorized; no shares issued and outstanding
     Common stock, no par value:  9,500,000 shares
       authorized; 1998 -  and 1997 - 940,125
       shares issued and outstanding ...................                    8,137,268

     Retained deficit ..................................                     (165,525)
     Net unrealized appreciation on securities available
       for sale, net of tax of $136 ....................                          264
         Total shareholders' equity ....................                    7,972,007

              Total liabilities and shareholders' equity   $              $10,722,193
                                                           ===========    ===========
See accompanying notes to consolidated financial statements.

                            MACATAWA BANK CORPORATION


                      CONSOLIDATED STATEMENTS OF INCOME Two
              months ended February 28, 1998 (unaudited) and period
               from November 25, 1997 (date of inception) through
                                December 31, 1997

                                                        1998            1997
                                                       (Unaudited)
Interest income
     Loans, including fees ........................   $               $   3,448
     Securities ...................................                      72,834
                                                      ---------       ---------
         Total interest income ....................                      76,282

Interest expense
     Deposits .....................................                       5,339
     Other ........................................                         213
         Total interest expense ...................                       5,552


Net interest income ...............................                      70,730

Provision for loan losses .........................                      (7,500)


Net interest income after provision for loan losses                      63,230

Noninterest expense
     Salaries and benefits ........................                     111,341
     Occupancy expense of premises ................                       9,226
     Furniture and equipment expense ..............                       5,328
     Legal and professional fees ..................                      18,437
     Advertising ..................................                      27,698
     Supplies .....................................                      30,729
     Other expense ................................                      25,996
                                                      ---------      ----------
         Total noninterest expenses ...............                     228,755


Loss before federal income tax ....................                    (165,525)

Federal income tax ................................                           0

Net loss ..........................................   $               $(165,525)
                                                      =========       =========

Basic loss per share ..............................   $               $    (.18)
                                                      =========       =========

Average shares outstanding ........................     940,125         940,125
                                                      =========       =========

See accompanying notes to consolidated financial statements.

                            MACATAWA BANK CORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


         Two months ended February 28, 1998 (unaudited) and period from November 25, 1997 (date of inception) through December 31, 1997

                                                                                             Net Unrealized
                                                                                              Appreciation
                                                                                              on Securities
                                                                                               Available           Total
                                                            Common           Retained          for Sale,       Shareholders'
                                                             Stock            Deficit         Net of Tax          Equity
Balance, November 25, 1997 (date of inception)              $8,137,268                                          $8,137,268

Net loss for the period from November 25, 1997 (date
  of inception) through December 31, 1997                                   $(165,525)                            (165,525)

Net change in unrealized appreciation on securities
  available for sale, net of tax of $136                                                     $  264                    264
                                                            -----------     ----------       ------               --------


Balance, December 31, 1997                                    8,137,268      (165,525)          264              7,972,007

Net loss for two months ended February 28, 1998 (unaudited)

Net change in unrealized appreciation on securities
  available for sale, net of tax of $ (unaudited)          -------------    -----------       ------            -----------


Balance, February 28, 1998 (unaudited)                     $                $                 $                $
                                                           =============    ===========       ======            ===========

See accompanying notes to consolidated financial statements.

                            MACATAWA BANK CORPORATION


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
           Two months ended February 28, 1998 (unaudited) and period
      from November 25, 1997 (date of inception) through December 31, 1997


                                                               1998                1997
                                                            (Unaudited)
Cash flows from operating activities
     Net loss ............................................  $                   $   (165,525)
     Adjustments to reconcile net loss to net
       cash from operating activities
         Depreciation and amortization ...................                             5,769
         Provision for loan losses .......................                             7,500
         Net change in
              Organizational costs .......................                           (66,139)
              Accrued interest receivable and other assets                           (68,523)
              Accrued expenses and other liabilities .....                            37,827
                                                             ------------        ------------
                  Net cash from operating activities .....                           (249,091)

Cash flows from investing activities
     Net increase in loans ...............................                           (497,704)
     Purchase of
         Securities available for sale ...................                         (2,000,000)
         Premises and equipment ..........................                           (687,576)
              Net cash from investing activities .........                         (3,185,280)

Cash flows from financing activities
     Net increase in deposits ............................                          2,712,223
     Proceeds from the issuance of 940,125 shares
       of common stock ...................................                          8,137,268
         Net cash from financing activities ..............                         10,849,491

Net change in cash and cash equivalents ..................                          7,415,120

Cash and cash equivalents at beginning of period .........      7,415,120                   0
                                                             ------------        ------------

Cash and cash equivalents at end of period ...............   $                   $  7,415,120
                                                             ============        ============

Supplemental disclosures of cash flow information
     Cash paid during the period for
         Interest  .......................................   $                   $        640

See accompanying notes to consolidated financial statements.

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Nature of Operations: The Company became the bank holding company for Macatawa Bank (the "Bank") on February >, 1998, when all of the Bank's outstanding common stock (817,500 shares) was converted into all of the outstanding common stock of the Company (940,125 shares) and all of the Bank's shareholders became all of the Company's shareholders. The exchange ratio in the conversion was 1.15 shares of Company common stock for each share of Bank common stock. The Bank's common stock had been issued to its shareholders as of November 25, 1997 as a result of a private offering of the Bank's common stock at a price of $10 per share or a total of $8,175,000.

Macatawa Bank is a community-based financial institution, located in the Holland and Zeeland, Michigan area. The Bank's primary services include accepting deposits and making commercial, mortgage and installment loans in the Michigan counties of Ottawa and Kent. The Bank commenced its application process on May 21, 1997, completed its common stock sale on November 7, 1997 and opened for operations on November 25, 1997 after several months of work by incorporators and employees in preparing applications with the various regulatory agencies and obtaining insurance and building space. While a portion of these costs, those associated with organizational costs ($66,139), have been capitalized and are being amortized over 60 months, the remaining costs ($70,059) are included in the 1997 income statement.

Use of Estimates: To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and future results could differ. The allowance for loan losses and the fair values of financial instruments are particularly subject to change.

Cash Flow Reporting: Cash and cash equivalents include cash on hand, demand deposits with other financial institutions, short-term securities (securities with maturities of equal to or less than 90 days) and federal funds sold. Cash flows are reported net for customer loan and deposit transactions, interest-bearing time deposits with other financial institutions and short-term borrowings with maturities of 90 days or less.

Securities: Securities available for sale consist of those securities which might be sold prior to maturity due to changes in interest rates, prepayment risks, yield and availability of alternative investments, liquidity needs or other factors. Securities classified as available for sale are reported at their fair value and the related unrealized holding gain or loss is reported, net of related income tax effects, as a separate component of shareholders' equity, until realized. Securities held to maturity are investment securities for which the Bank has the positive intent and ability to hold to maturity and are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Premiums and discounts on securities are recognized in interest income using the interest method over the estimated life of the security. Gains and losses on the sale of securities available for sale are determined based upon amortized cost of the specific security sold.

Loans: Loans are reported at the principal balance outstanding, net of deferred loan fees and costs, the allowance for loan losses, and charge-offs. Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance, increased by the provision for loan losses and recoveries, and decreased by charge-offs. Management estimates the allowance balance required based on known and inherent risks in the portfolio, economic conditions and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off.

Loan impairment is reported when full payment under the loan terms is not expected. Impairment is evaluated in aggregate for smaller-balance loans of similar nature such as residential mortgage, consumer and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when the internal grading system indicates a doubtful classification. There were no loans classified as impaired for the periods presented.

Premises and Equipment: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed using both straight-line and accelerated methods over the estimated useful lives of the respective assets. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized. These assets are reviewed for impairment under SFAS No. 121 when events indicate the carrying amount may not be recoverable.

Income Taxes: Income tax expense is the sum of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance has been established to the extent of net deferred tax assets due to a lack of operating performance to ensure that it is more likely than not it would be recovered.

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on-and off-balance sheet financial instruments does not include the value of anticipated future business or the values of assets and liabilities not considered financial instruments.

Dividend Restriction: The Company and Bank are subject to banking regulations which require the maintenance of certain capital levels and which may limit the amount of dividends which may be paid.

Basic Earnings (Loss) Per Share: Basic earnings (loss) per share is based on net income (loss) divided by the weighted average number of shares outstanding during the period.


NOTE 2 - SECURITIES

The amortized cost and fair values of securities were as follows:

Available for Sale
                                                                       Gross           Gross
                                                  Amortized         Unrealized      Unrealized           Fair
                                                    Cost               Gains          Losses            Values
February 28, 1998 (Unaudited)
     U.S. Treasury securities and
       obligations of U.S. Government
       corporations and agencies                  $                  $                                  $
                                                  ===============    ============                       ===========

December 31, 1997
     U.S. Treasury securities and
       obligations of U.S. Government
       corporations and agencies                  $     2,000,000    $        400                       $ 2,000,400
                                                  ===============    ============                       ===========

The Bank held only one security at year-end 1997 which matures on December 18, 1998.

There were no sales of securities for two months ended February 28, 1998 (unaudited) and for the period from November 25, 1997 (date of inception) through December 31, 1997.

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 3 - LOANS

Loans are as follows:
                                              February 28,    December 31,
                                                  1998            1997
                                              (Unaudited)
     Commercial                               $                $    130,000
     Mortgage                                                       207,245
     Consumer                                                       160,459
                                              ------------     ------------
                                                                    497,704
     Allowance for loan losses                                       (7,500)
                                              $                $    490,204
                                              ============     ============

Activity in the allowance for loan losses is as follows:

                                                                       Period from
                                                          Two          November 25,
                                                         months    (date of inception)
                                                         ended           through
                                                       February 28,    December 31,
                                                          1998            1997
                                                      (Unaudited)
     Balance at beginning of period                   $                $          0
         Provision charged to operating expense                               7,500
                                                      ------------     ------------

     Balance at end of period                         $                $      7,500
                                                      ============     ============

NOTE 4 - PREMISES AND EQUIPMENT - NET

Premises and equipment are as follows:

                                                                                        Accumulated      Carrying
                                          Cost            Depreciation     Value
February 28, 1998 (unaudited)
     Building and improvements            $               $                $
     Furniture and equipment              $               $                $
December 31, 1997
     Building and improvements            $    196,761    $     (1,055)    $    195,706
     Furniture and equipment                   490,815          (4,714)         486,101
                                          ------------    ------------     ------------
                                          $    687,576    $     (5,769)    $    681,807
                                          ============    ============     ============

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 5 - DEPOSITS

Deposits are summarized as follows:

                                                         February 28,       December 31,
                                                           1998               1997
                                                         (Unaudited)
     Noninterest-bearing demand deposit accounts        $                 $   245,812
     Money market accounts                                                  1,173,742
     NOW and Super NOW accounts                                               628,653
     Savings accounts                                                         146,973
     Certificates of deposit                                                  517,043
                                                        ----------        -----------
                                                        $                 $ 2,712,223
                                                        ==========        ===========

At period end, maturities of certificates of deposits were as follows, for the next five years:

                                                       February 28,   December 31,
                                                          1998            1997
                                                       (Unaudited)
                  1998                                  $            $352,203
                  1999                                                158,945
                  2000                                                  4,805
                  2001                                                      0
                  2002                                                  1,090
                  2003
                                                        $            $517,043
                                                        ========     ========

The Bank had approximately $> and $200,000 in time certificates of deposit which were in denominations of $100,000 or more at February 28, 1998 (unaudited) and December 31, 1997, respectively.

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 6 - FEDERAL INCOME TAXES


The Company recorded no current or deferred benefit for income taxes as a result of recording the valuation allowance in the amount of net deferred tax assets.


Deferred tax assets and liabilities consist of:

                                                                                   February 28,       December 31,
                                                                                       1998               1997
                                                                                    (Unaudited)
     Deferred tax assets
         Net operating loss carryforward (expiring in 2018)                       $                 $        53,656
         Provision for loan losses                                                                            2,550

     Deferred tax liabilities
         Net unrealized appreciation on securities available for sale                                          (136)
                                                                                  --------------    --------------

     Net deferred tax asset                                                                                  56,070
     Valuation allowance for deferred tax assets                                                            (56,070)

         Net deferred tax asset after valuation allowance                         $                 $             0
                                                                                  ==============    ===============

As a result of the valuation allowance, the Company's effective tax rate was reduced from the statutory rate of 34% to 0% for both periods.


NOTE 7 - RELATED PARTIES


In the ordinary course of business, certain officers, directors and companies with which they are affiliated have loan and deposit transactions with the Company. There were no loans to these related parties at February 28, 1998 (unaudited) or December 31, 1997. Related party deposits totaled approximately $611,000 at year end 1997.


                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 8 - COMMITMENTS AND OFF-BALANCE-SHEET RISK

Some financial instruments are used to meet customer financing needs and to reduce exposure to interest rate changes. These financial instruments include commitments to extend credit and standby letters of credit. These involve, to varying degrees, credit and interest-rate risk in excess of the amount reported in the financial statements.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the commitment, and generally have fixed expiration dates. Standby letters of credit are conditional commitments to guarantee a customer's performance to a third party. Exposure to credit loss if the other party does not perform is represented by the contractual amount for commitments to extend credit and standby letters of credit. Collateral or other security is normally not obtained for these financial instruments prior to their use, and many of the commitments are expected to expire without being used.

A summary of the notional or contractual amounts of financial instruments with off-balance-sheet risk is as follows:

                                                                                   February 28,       December 31,
                                                                                       1998               1997
                                                                                    (Unaudited)
     Commitments to make loans                                                    $                 $     2,290,000
     Commercial unused lines of credit                                                                        2,000
     Consumer unused lines of credit                                                                        129,763

The Company has no commitments to make loans and unused lines of credit at fixed rates. The commitments noted above are all at variable rates tied to prime.

The Company conducts substantially all of its business operations in western Michigan.

The Company leases certain office and branch premises and equipment under operating lease agreements. Total rental expense for all operating leases aggregated $1,600 in 1997. Future minimum rentals under noncancelable operating leases as of December 31, 1997 are as follows:

                  1998                       $ 72,000
                  1999                         60,100
                  2000                         30,800
                                             --------
                                             $162,900

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 9 - REGULATORY MATTERS

The Company is subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators about components, risk weightings, and other factors, and the regulators can lower classifications in certain cases. Failure to meet various capital requirements can initiate regulatory action that could have a direct material effect on the financial statements.


The prompt corrective action regulations provide five classifications, including well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and plans for capital restoration are required. The minimum requirements are:

                                                              Capital to Risk-
                                                               Weighted Assets             Tier 1 Capital
                                                           Total           Tier 1         to Average Assets
     Well capitalized                                      10%                6%                 5%
     Adequately capitalized                                  8                 4                  4
     Undercapitalized                                        6                 3                  3

Actual capital levels (in thousands) and minimum required levels for the Bank were:

                                                                                                Minimum Required
                                                                                                   To Be Well
                                                                      Minimum Required          Capitalized Under
                                                                         For Capital            Prompt Corrective
                                                    Actual            Adequacy Purposes        Action Regulations
                                              Amount       Ratio       Amount     Ratio        Amount     Ratio
February 28, 1998 (unaudited)
   Total capital (to risk weighted assets)  $                %         $           %           $           %
   Tier 1 capital (to risk weighted assets)
   Tier 1 capital (to average assets)

December 31, 1997
   Total capital (to risk weighted assets)  $   7,980      133.8%      $  477      8.0%        $  596     10.0%
   Tier 1 capital (to risk weighted assets)     7,972      133.7          239      4.0            358      6.0
   Tier 1 capital (to average assets)           7,972       83.3          383      4.0            478      5.0

The Bank was categorized as well capitalized at February 28, 1998 (unaudited) and December 31, 1997.

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 10 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company opened for operations on November 25, 1997. As there have been no significant changes in interest rates from November 25, 1997 to February 28, 1998 (unaudited) and December 31, 1997, the values shown on the balance sheet approximate market value at February 28, 1998 (unaudited) and December 31, 1997. The interest rates offered by the Company for its loan products increased .10% during the period while deposit rates stayed the same. Investment securities are disclosed at fair value in Note 2

While the estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Company to have disposed of such items, the estimated fair values would necessarily have been achieved at those dates, since market values may differ depending on various circumstances. The estimated fair values should not necessarily be considered to apply to subsequent dates.

In addition, other assets and liabilities of the Company that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the trained work force, customer goodwill and similar items.


NOTE 11 - SUBSEQUENT EVENTS

Branch Expansion

The Bank has opened a full service branch office and a loan production branch office in Holland, Michigan. In addition, the Bank has signed a lease on January 1, 1998 for a second branch to be located on the south side of Holland, Michigan and is in the process of acquiring a building in Jenison, Michigan to open an additional branch. Appropriate regulatory approvals are required for these branch locations.

Employee Stock Compensation Plan

The Company has adopted and its shareholders have approved the Macatawa Bank Corporation Stock Compensation Plan (the "Plan"). The purpose of the Plan is to promote the long-term success of the Company for the benefit of its shareholders through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is designed to allow key employees of the Company and certain of its subsidiaries to participate in the Company's future, as well as to enable the Company to attract, retain and reward such employees.

                                  (Continued)

                            MACATAWA BANK CORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               February 28, 1998 (unaudited) and December 31, 1997




NOTE 11 - SUBSEQUENT EVENTS (Continued)

The Plan provides for the granting of a variety of stock-based awards, such as stock options, including incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), restricted stock, performance shares, and other stock-based awards. The term of the Plan is 10 years; no Awards may be granted under the Plan after January 25, 2008.

One hundred thousand (100,000) shares of the Company's common stock are set aside for use under the Plan. The shares to be issued under the Plan will be authorized and unissued shares, including shares reacquired by the Company which have that status. The number of shares that may be issued under the Plan and the number of shares subject to options are subject to adjustments in the event of a merger, reorganization, consolidation, recapitalization, stock dividends, stock splits, or other change in corporate structure affecting the common stock.
Subject to certain restrictions, unexercised options, lapsed shares of restricted stock, and shares surrendered in payment for exercising options may be reissued under the Plan.

1998 Directors' Stock Option Plan

The Company has adopted and its shareholders have approved the Macatawa Bank Corporation 1998 Directors' Stock Option Plan (the "Directors Plan"). Options have been granted under the Directors' Plan to each of the Bank's original directors to purchase a total of 20,000 shares of the Company's common stock at a price of $10 per share ("Organizer Options"). In the future options under the Plan may only be granted to directors who are not employed by the Company or any subsidiary. The Directors' Plan authorizes the Board of Directors to develop a formula for future option grants but that formula has not yet been developed.

The term of each option granted under the Directors' Plan is 10 years from the date of grant subject to earlier termination at the end of three years following the director's termination of services as a director, except for organizer options which continue for a full 10 years from the date granted. The option price for each option must equal 100% of the fair market value of the Company's common stock on the date the option is granted. In general, no option may be exercisable in whole or in part prior to the first anniversary of the date of grant of the option.

A total of 40,000 shares of the Company's common stock are reserved for issuance under the Directors' Plan. The shares of common stock that may be delivered under the Directors' Plan pursuant to the exercise of options will consist of authorized and unissued shares, which may include shares reacquired by the Company. The Directors' Plan provides for an equitable adjustment in the number, kind or price of shares of common stock covered by options in the event the outstanding shares of common stock are increased, decreased or changed into or exchanged for a different number or kind of shares of the Company through stock dividends or similar changes.

                                  (Continued)

No dealer, salesperson or any other person has been authorized to give information or make any representation not contained in this Prospectus in connection with the offer made in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute an offer to sell or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the affairs of the Company since the date hereof or the information herein is correct as of any time subsequent to the date of this Prospectus.

                                ----------------

                                TABLE OF CONTENTS
                                                                           Page
Prospectus Summary.......................................................... 3
Risk Factors................................................................ 6
Use of Proceeds.............................................................11
Dividend Policy.............................................................11
Recent Developments.........................................................12
Capitalization..............................................................13
Dilution....................................................................13
Business....................................................................14
Plan of Operation...........................................................18
Management..................................................................19
Certain Transactions........................................................26
Principal Shareholders......................................................27
Supervision and Regulation..................................................28
Description of Capital Stock................................................34
Shares Eligible for Future Sale.............................................39
Underwriting................................................................40
Legal Proceedings...........................................................41
Legal Matters...............................................................41
Experts.....................................................................41
Forward-Looking Statements..................................................41
Additional Information......................................................41
Index to Financial Statements...............................................F-1
                              --------------------

     Until _______________, 1998, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                1,300,000 Shares



                                  MACATAWA BANK
                                   CORPORATION

                                  Common Stock



                                   PROSPECTUS



                              Robert W. Baird & Co.
                                  Incorporated



                               ____________, 1998

                                     PART II

                     Information Not Required in Prospectus


Item 24.           Indemnification of Directors and Officers.

     Sections 561-571 of the Michigan Business Corporation Act, as amended (the "MBCA"), grant the Registrant broad powers to indemnify any person in connection with legal proceedings brought against him by reason of his present or past status as an officer or director of the Registrant, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The MBCA also gives the Registrant broad powers to indemnify any such person against expenses and reasonable settlement payments in connection with any action by or in the right of the Registrant, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification may be made if such person is adjudged to be liable to the Registrant unless and only to the extent the court in which such action was brought determines upon application that, despite such adjudication, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for reasonable expenses as the court deems proper. In addition, to the extent that any such person is successful in the defense of any such legal proceeding, the Registrant is required by the MBCA to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith.

     The Registrant's Articles of Incorporation contain provisions entitling directors and executive officers of the Registrant to indemnification against certain liabilities and expenses to the full extent permitted by Michigan law.

     Under an insurance policy maintained by the Registrant, the directors and officers of the Registrant are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

     The Registrant has agreed to indemnify the Underwriter, and the Underwriter has agreed to indemnify the Registrant, against certain civil liabilities, including liabilities under the Securities Act, as amended. Reference is made to the Underwriting Agreement filed as Exhibit 1 herewith.

Item 25.          Other Expenses of Issuance and Distribution.

     Expenses in connection with the issuance and distribution of the securities being registered are estimated as follows, all of which are to be paid by the
Company:

SEC Registration Fee.......................................        $    4,411
NASD Filing Fee............................................             1,995
Printing and Mailing Expenses..............................            20,000
Accounting Fees............................................            15,000
Transfer and Registrar's Fees..............................             4,000
Legal Fees and Expenses....................................           100,000
Blue Sky Fees and Expenses.................................            20,000
Miscellaneous..............................................             5,000
                                                                    ---------
                                                                     $170,406

Item 26.          Recent Sales of Unregistered Securities.

     The Company has 940,125 shares of its Common Stock issued and outstanding. These shares were issued on February 18, 1998, in exchange for the 817,500 outstanding shares of Common Stock of the Bank, pursuant to a reorganization in which the Bank became a wholly-owned subsidiary of the Company. The shares of Common Stock were not registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), pursuant to an exemption claimed under Section 3(a)(10) of the 1933 Act. No underwriter was involved in the reorganization and formation of the holding company.

     The shares of stock of the Bank were sold in 1997 and were not required to be registered under the 1933 Act pursuant to an exemption claimed under Section 3(a)(5) of the 1933 Act. No underwriter was involved in the sale.

Item 27.          Exhibits.

     Reference is made to the Exhibit Index which appears at page II-4 of the Registration Statement.

Item 28.          Undertakings.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant of the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or Rule 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Holland, State of Michigan, on February 6 , 1997.

                                       MACATAWA BANK CORPORATION


                                       By: /s/ Benj. A. Smith, III
                                           Benj. A. Smith, III
                                           Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benj. A. Smith, III and Philip J. Koning, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                              Date


/s/ Benj. A. Smith, III                                         February 6, 1998
Benj. A. Smith, III, Principal Executive Officer and a Director


/s/ Philip J. Koning                                            February 6, 1998
Philip J. Koning, Principal Financial and Accounting Officer
   and a Director



G. Thomas Boylan, Director


/s/ Robert E. DenHerder                                         February 6, 1998
Robert E. DenHerder, Director



Brian J. Hansen, Director

                                  EXHIBIT INDEX

                                                                    Sequentially
                                                                        Numbered
            Exhibit Number and Description                                  Page


1 *      Form of Underwriting Agreement

2        Consolidation Agreement dated December 10, 1997

3.1      Articles of Incorporation of Macatawa Bank Corporation

3.2      Bylaws of Macatawa Bank Corporation

4 *      Specimen stock certificate of Macatawa Bank Corporation

5        Opinion of Varnum, Riddering, Schmidt & Howlett LLP

10.1     Macatawa Bank Corporation Stock Compensation Plan

10.2     Macatawa Bank Corporation 1998 Directors' Stock Option Plan

10.3 Lease Agreement dated July 8, 1997, for the facility located at 51 E. Main Street, Zeeland, Michigan 49464

10.4 Lease Agreement dated January 1, 1998, for the facility located at 139 East 8th Street, Holland, Michigan 49423

10.5 Lease Agreement dated December 22, 1997, for the facility located at 106 E. 8th Street, Holland, Michigan 49423

10.6 Lease Agreement dated January 1, 1998, for the facility located at 701 Maple Street, Holland, Michigan 49424

10.7     Real Estate Purchase/Sale Agreement dated January 23,
         1998, for the facility located at 2020 Baldwin Street, Jenison, Michigan

10.8     RDSI Banking Systems Data Processing Agreement with
         Macatawa Bank dated October 1, 1997.

21       Subsidiaries of the Registrant

23.1 *   Consent of ______________, independent public accountants

23.2     Consent of Varnum, Riddering, Schmidt & Howlett LLP
         (included in opinion filed as Exhibit 5)

24 Power of Attorney (included on the signature page on page II-3 of the Registration Statement)

27       Financial Data Schedule


*   To be filed by amendment.

::ODMA\PCDOCS\GRR\119797\6

EXHIBIT 2

                             CONSOLIDATION AGREEMENT


     This is a Consolidation Agreement dated as of the 10th day of December, 1997, between the Macatawa Bank ("Bank") and MC BANK ("New Bank"), and joined in by Macatawa Bank Corporation ("MBC").

     The Bank is a Michigan banking corporation with its principal office in the City of Zeeland, Michigan, with an authorized capital of $5,722,500, consisting of 817,500 shares of common stock, par value $7.00 per share, of which 817,500 shares are issued and outstanding. The New Bank is a Michigan banking corporation, organized under the provisions of Section 130 of the Michigan Banking Code of 1969, as amended (the "Banking Code") for the sole purpose of effecting this consolidation, with an authorized capital of $70.00, consisting of ten (10) shares of common stock, par value $7.00 per share, which share is, or will at the time of the consolidation be, issued and outstanding.

     A majority of the entire Board of Directors of the Bank and the New Bank have, respectively, approved, made and executed this Consolidation Agreement and authorized its execution by the Bank and the New Bank, and a majority of the entire Board of Directors of MBC has approved this Consolidation Agreement and the undertakings of MBC herein set forth and has authorized MBC, by execution hereof, to join in and be bound hereby.

     At the time the consolidation becomes effective, and as and when required by the provisions of this Consolidation Agreement, MBC will issue shares of its common stock which the shareholders of the Bank shall be entitled to receive as hereinafter provided and will carry out the other obligations required of MBC by the terms of this Consolidation Agreement.

     Accordingly, the parties agree as follow:

     1. Consolidation. The New Bank and the Bank shall be consolidated into a single bank under the charter of the Bank in accordance with the provisions of the Banking Code (the "Consolidation"). The consolidated organization is sometimes hereinafter referred to as the "Consolidated Bank."

     2. Charter. The charter of the Consolidated Bank shall be the charter of the Bank with changes and amendments as may be made by this Consolidation Agreement or as may be required in order to conform such charter with the provisions of this Consolidation Agreement.

     3. Name. The name of the Consolidated Bank shall be "Macatawa Bank."

     4. Effect of Consolidation. At the effective date of the Consolidation ("Consolidation Date"), the corporate existence of the New Bank and the Bank shall be merged into and continue in the Consolidated Bank which shall be deemed to be the same corporation as each of the consolidating banks, possessing all the rights, interests, privileges, power and franchises and being subject to all the restric tions, disabilities and duties of each of the consolidating banks; and all and singular the rights, interests, privileges and franchises of each of the consolidating banks and all property, real, personal and mixed, and all debts due to either of the consolidating banks on whatever account, shall be transferred to and vested in the Consolidated Bank without any deed or other transfer and without any order or other action on the part of any court or otherwise; and all property, rights, privileges, powers, franchises and interests and each and every other interest shall be thereafter as effectually the property of the Consolidated Bank as they were of each of the consolidating banks. The title to any real estate, whether by deed or otherwise, vested in either the Bank or the New Bank, shall not revert or be in any way impaired by reason of the Consolidation. The Consolidated Bank, by virtue of the Consolidation, and without any order or other action on the part of any court or otherwise, shall hold and enjoy the same and all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, guardian of mentally incompetent persons and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by each consolidating bank at the Consolidation Date.

     5. Principal Office and Branches. The principal office of the Consolidated Bank shall be the principal banking office presently occupied by the Bank in the City of Zeeland, Michigan, and the branches of the Consolidated Bank shall be all of the branches of the Bank in operation at the Consolidation Date and such other branches as may be duly authorized and established from time to time.

     6. Capital. The authorized capital of the Consolidated Bank shall be $5,722,500 consisting of 817,500 shares of common stock, par value $7.00 per share.

     7. Directors and Officers. The Board of Directors and the officers of the Consolidated Bank shall be the same persons, holding the same offices, as the directors and officers of the Bank immediately prior to the Consolidation Date.

     8. Bylaws. The Bylaws of the Consolidated Bank shall be the Bylaws of the Bank in effect immediately prior to the Consolidation Date.

         9. Conversion of Shares of Stock. The manner of converting the shares of the Bank and the New Bank shall be as follows:

          (a) New Bank Shares. As of the Consolidation Date, the ten (10) shares of $7.00 par value common stock of New Bank issued and outstanding shall be converted into and remain outstanding as ten (10) shares of $7.00 par value common stock of the Consolidated Bank and the capital and surplus of the New Bank shall become surplus of the Consolidated Bank.

          (b) Issuance of Consolidated Bank Shares. As of the Consolidation Date, the Consolidated Bank shall issue 817,490 shares of $7.00 par value common stock of the Consolidated Bank to MBC in consideration of the shares to be delivered to the Bank shareholders under the terms of this Consolidation Agreement.

          (c) Bank Shares. As of the Consolidation Date, the shares of common stock, par value $7.00 per share, of the Bank issued and outstanding shall thereupon and without any action by the holders thereof, be converted into shares of common stock of MBC, on the basis of 1.15 shares of the common stock of MBC for each one (1) share of the common stock, par value $7.00 per share, of the Bank. Each shareholder of the Bank, within thirty days after having been notified by first class mail of the Consolidation Date, shall surrender to the cashier of the Consolidated Bank, the certificate or certificates which represented shares of the Bank and shall be entitled to receive therefor one or more stock certificates for the full number of shares of MBC common stock into which the common stock of the Bank so surrendered shall have been converted. Until so surrendered, each such certificate repre senting shares in the Bank shall be deemed, for all purposes, to represent the shares of MBC into which such shares of the Bank shall have been converted pursuant to the terms hereof. MBC stock certificates shall be delivered by MBC to the shareholders entitled thereto; provided, however, that MBC shall not be required to make such delivery to any holder of Bank common stock unless and until his or her certificates for Bank common stock have been surrendered for exchange as herein required.

          (d) Withholding of Dividends. MBC may, at its option, withhold the payment of any dividends upon any shares of the common stock of MBC represented by a certificate which prior to the Consolidation Date represented common stock of the Bank until such certificate shall be surrendered for exchange; provided, however, that upon surrender of any such certificate there shall then be paid to the holder, without interest, the aggregate amount of all dividends which have, after the Consolidation Date, become payable upon the shares of the common stock of MBC represented by such certificate.

     10. Further Documentation. The directors of the Bank and the New Bank shall, from time to time, as and when requested by the Consolidated Bank or its successors or assigns, execute and deliver or cause to be executed and delivered such deeds, instruments, assignments or assurances as the Consolidated Bank may deem necessary, desirable or convenient in order to vest in and confirm to the Consolidated Bank title to or possession of any property or rights of the Bank or the New Bank acquired or to be acquired by reason of or as a result of the Consolidation, or otherwise to carry out the purposes of this Agreement. Any person who, immediately before the Consolidation Date, was an officer or director of the Bank or the New Bank is hereby fully authorized, in the name of such institution, to execute any and all such deeds, instruments, assignments or assurances, or to take any and all such action as may be requested by the Consolidated Bank.

     11. Employee Pension Plans. All pension and other employee benefit plans maintained by the Bank shall continue and shall be the plans of the Consolidated Bank.

     12. Shareholder Approval. This Consolidation Agreement shall be submitted to the shareholders of the Bank and the New Bank at separate meetings of such shareholders, each duly called and held in accordance with the provisions of the Banking Code and other applicable statutes. In order for the Consolidation to be effective, this Consolidation Agreement must be approved by the affirmative vote of the holders of not less than two thirds (2/3) of the issued and outstanding shares of the common stock of the Bank, and of the issued and outstanding shares of the common stock of the New Bank.

     13. Dissenters' Shares. Any shareholder of the Bank who votes against the Consolidation, or who has given notice in writing to the Bank at or prior to the shareholders' meeting to be held for the purpose of considering this Consolidation Agreement that he or she dissents from the Consolidation, shall be entitled to receive in cash from the Consolidated Bank the fair value of all shares held by him or her, if and when the Consolidation is consummated, in accordance with the provisions of Section 130 of the Banking Code. The shares of such dissenting shareholder which are surrendered to the Consolidated Bank for payment shall nevertheless be deemed to have been converted into shares of MBC as provided in Section 9 of this Consolidation Agreement, and the Consolidated Bank shall deliver the certificate or certificates representing such shares to MBC to be held by MBC as treasury shares until the certificates are cancelled and the shares become authorized but unissued status.

     14.  Conditions  Precedent  to  Consolidation.   The  consummation  of  the
Consolidation herein contemplated is conditioned upon each of the following events:

          (a) The approval of the shareholders of the Bank and the New Bank as set forth above;

          (b) The approval of the Commissioner of the Financial Institutions Bureau of the Michigan Department of Consumer and Industry Services;

          (c) Notification to, and lack of objection by, the Board of Governors of the Federal Reserve System;

          (d) The approval of the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Act, as amended; and

          (e) Receipt by the Bank of an opinion of legal counsel satisfactory to
     the  Bank   concerning   the  federal  income  tax   consequences   of  the
     Consolidation.

     15. Termination of Agreement. This Consolidation Agreement may be terminated at any time before the Consolidation Date by written notice of either the Bank or MBC; provided that such notice has been authorized and approved by the Board of Directors of the party giving such notice. Upon such termination, neither the Bank, the New Bank nor MBC, nor any of their respective directors or officers, shall have any liability by reason of this Consolidation Agreement or the termination thereof.

     16. Expenses. Upon consummation of the Consolidation, the Consolidated Bank will pay the expenses of the Bank and the New Bank, and MBC will pay its expenses incident hereto. If the Consolidation is not consummated, the Bank will pay the expenses of itself, the New Bank and MBC.

     17. Effective Date of Consolidation. The Consolidation shall be effective on such date as may be designated by the Financial Institutions Bureau of the Michigan Department of Consumer and Industry Services.

     IN WITNESS WHEREOF, the Bank and the New Bank have caused this Consolidation Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, and directors constituting a majority of the Board of Directors of each such bank have hereunto subscribed their names.


                                            MACATAWA BANK


Attest: /s/ Colette S. Neumann              By: /s/ Philip J. Koning
        Colette S. Neumann, Secretary           Philip J. Koning
                                                President

/s/ Benj. A. Smith, III                         /s/ Philip J. Koning
Benj. A. Smith, III                             Philip J. Koning


 /s/ Robert E. DenHerder                        /s/ G. Thomas Boylan
Robert E. DenHerder                             G. Thomas Boylan


/s/ Edward H. Marsilje
Edward H. Marsilje

                         A Majority of the Directors of
                                  Macatawa Bank



                                            MC BANK

Attest: /s/ Colette S. Neumann              By: /s/ Philip J. Koning
        Colette S. Neumann, Secretary           Philip J. Koning, President


 /s/ Benj. A. Smith, III                        /s/ Philip J. Koning
Benj. A. Smith, III                             Philip J. Koning


/s/ Paulette J. Belile                          /s/ Colette S. Neumann
Paulette J. Belile                              Colette S. Neumann


/s/ Alan K. Yamaoka
Alan K. Yamaoka


                         A Majority of the Directors of
                                     MC Bank

     Macatawa Bank Corporation hereby joins in the foregoing Consolidation Agreement and undertakes that it will be bound thereby and that it will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Macatawa Bank Corporation has caused this undertaking to be executed in counterparts by its duly authorized officers and its corporate seal to be hereto affixed as of the date first above written.


                                                  MACATAWA BANK CORPORATION


Attest: /s/ Philip J. Koning                      By: /s/ Benj. A. Smith, III
        Philip J. Koning, Secretary               Benj. A. Smith, III, President







::ODMA\PCDOCS\GRR\92819\1

EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                            MACATAWA BANK CORPORATION


     The following Restated Articles of Incorporation are executed by the undersigned Corporation pursuant to the provisions of Sections 641-643, Act 284, Public Acts of 1972, as amended.

     1. The present name of the Corporation is Macatawa Bank Corporation.

     2. The identification number assigned by the Bureau is 502-582.

     3. All former names of the Corporation are: None.

     4. The date of filing of the original Articles of Incorporation was November 20, 1997.

     The following Articles of Incorporation are executed by the undersigned for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended:

                                    ARTICLE I

     The name of the Corporation is Macatawa Bank Corporation.

                                   ARTICLE II

     The purpose, or purposes, for which the Corporation is organized is to engage in the business of a bank holding company to be registered under the Bank Holding Company Act of 1956, being 12 U.S.C. sections 1841 to 1850 and, without in any way being limited by the foregoing specific purpose, to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                   ARTICLE III

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is ten million (10,000,000) shares, of which nine million five hundred thousand (9,500,000) shares shall be common stock and five hundred thousand (500,000) shares shall be series preferred stock.

     The authorized shares of common stock are all of one class with equal voting power, and each share shall be equal to every other share.

     The shares of preferred stock may be divided into and issued in one or more series. The Board of Directors is hereby authorized to cause the preferred stock to be issued from time to time in one or more series, with such designations and such relative voting, dividend, liquidation and other rights, preferences and limitations as shall be stated and expressed in the resolution or resolutions providing for the issue of such preferred stock adopted by the Board of Directors. The Board of Directors by vote of a majority of the whole Board is expressly authorized to adopt such resolutions or resolutions and issue such stock from time to time as it may deem desirable.

                                   ARTICLE IV

     The address of the registered office and mailing address is 106 East 8th Street, Holland, Michigan 49423. The name of the resident agent is Benj. A. Smith, III.

                                    ARTICLE V

     When a compromise or arrangement, or a plan of reorganization of the Corporation, is proposed between the Corporation and its creditors, or any class of them, or between the Corporation and its shareholders, or any class of them, a court of equity jurisdiction within the state, on application of the Corporation, a creditor or shareholder thereof, or a receiver appointed for the Corporation, may order a meeting of the creditors, or class of creditors, or of the shareholders, or class of shareholders, to be affected by the proposed compromise, arrangement, or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders to be affected by the proposed compromise, arrangement, or reorganization, agree to a compromise or arrangement or to a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the Corporation.

                                   ARTICLE VI

     No  director  of  the  Corporation   shall  be  personally  liable  to  the
Corporation or any of its shareholders for monetary damages for a breach of fiduciary duty as a director. However, this Article VI shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act, as amended from time to time. No amendment, alteration, modification, repeal or adoption of any provision in these Articles of Incorporation inconsistent with this Article VI shall have any effect to increase the liability of any director of the Corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification, repeal or adoption.

                                   ARTICLE VII

     Directors and executive officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or executive officer is a witness or which is brought against a director or executive officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or executive officer was serving at the request of the Corporation. Persons who are not directors or executive officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, executive officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings, arising from acts or omissions occurring after the filing of these Articles of Incorporation with the Corporation, Securities, and Land Development Bureau of the Michigan Department of Consumer and Industry Services, and to directors, executive officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, executive officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve that are not inconsistent with the Michigan Business Corporation Act (or other law). Any amendment, alteration, modification, repeal or adoption of any provision in the Articles of Incorporation inconsistent with this Article VII shall not adversely affect any indemnification right or protection of a director or executive officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

                                  ARTICLE VIII

     Section 1. Authority and Size of Board. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

     A. At least eighty percent (80%) of the Board of Directors, and

     B. A majority of the Continuing Directors (as hereinafter defined).

     Section 2. Classification of Board and Filling of Vacancies. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 3. Removal of Directors. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the corporation), any one or more directors of the corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class.

     Section 4. Certain Definitions. For the purposes of this Article VIII:

          A. A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Shareholder" shall mean any person, other than the corporation or any Subsidiary, who or which:

               (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

               (ii) is an Affiliate of the corporation and at any time within the two (2) year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two (2) year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          C. A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

               (ii) which such person or any of its Affiliates or Associates has
          (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date this Article of the Articles of Incorporation is filed with the Corporation Division of the Michigan Department of Commerce.

          F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

          G. "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     Section 5. Powers of Continuing Directors. A majority of the Continuing Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII.

     Section 6. Nominations for Board. Nominations for the election of directors may be made by the Board of Directors or by a shareholder entitled to vote in the election of directors. A shareholder entitled to vote in the election of directors, however, may make such a nomination only if written notice of such shareholder's intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

     Each  shareholder's  notice of intent to make a nomination shall set forth:
(i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the Corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder;
(iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of such proposed nominee to serve as a director.

     No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors.

                                   ARTICLE IX

     The Board of Directors of the Corporation shall submit for consideration and vote by the shareholders, at any meetings of the shareholders, only those proposals that are first brought before the meeting by or at the direction of the Board of Directors, or by any shareholder entitled to vote at such meeting
(a) who submits to the Corporation a timely Notice of Proposal in accordance with the requirements of this Article IX and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the Corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations in the Securities and Exchange Commission.

     Each shareholder's Notice of Proposal shall set forth:

          (a) The name and address of the shareholder submitting the proposal, as they appear on the Corporation's books and records;

          (b) A representation that the shareholder (i) is a holder of record of stock of the Corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

          (c) A brief description of the proposal desired to be submitted to the meeting for shareholder vote and the reasons for conducting such business at the meeting; and

          (d) A description of any financial or other interest of such shareholder in the proposal.

     A Notice of Proposal must be given, either by personal delivery or by United States mail, postage prepaid, and received by the Corporation (a) with respect to a proposal to be presented at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the Corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to a proposal to be presented at a special meeting of shareholders, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation.

     The secretary of the Corporation shall notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Article IX. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

                                    ARTICLE X

     Except as otherwise required by law, any action required or permitted to be taken on or after February 18, 1998 by any shareholders of the Corporation must be effected at a duly called annual or special meeting of such shareholders and may not be effected by any consent in writing by such shareholders. Except as may be otherwise required by law, special meetings of shareholders of the Corporation may be called only by the Board of Directors or the Chairman of the Board.

                                   ARTICLE XI

     Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 80% of the outstanding shares of voting stock of the corporation, voting as a single class, shall be required to amend or repeal Article VIII, Article IX, Article X, or Article XI of these Articles of Incorporation or to adopt any provision inconsistent therewith, unless, such amendment or repeal or inconsistent provision has been recommended for approval by at least 80% of all directors then holding office and by a majority of the Continuing Directors. The term "Continuing Directors" is defined in Article VIII.


                                   ARTICLE XII

     Section 1. Matters to be Evaluated. The Board of Directors of this corporation shall not approve, adopt or recommend any offer of any person or entity, other than the corporation, to make a tender or exchange offer for any capital stock of the corporation, to merge or consolidate the corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the corporation and/or its shareholders under the offer considering historical trading prices of the corporation's stock, the price that might be achieved in a negotiated sale of the corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this corporation and its business;
(ii) the potential social and economic impact of the offer and its consummation on this corporation, and its subsidiaries and their respective employees, depositors and other customers and vendors; (iii) the potential social and economic impact of the offer and its consummation on the communities in which the corporation and any subsidiaries operate or are located; (iv) the business and financial condition and earnings prospects of the proposed acquiror or acquirors; and (v) the competence, experience and integrity of the proposed acquiror or acquirors and its or their management.

     Section 2. Amendment, Repeal, etc. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article XII; provided, however, that this Article XII shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.

     These Restated Articles of Incorporation were duly adopted on the 26th day of January, 1998, in accordance with the provisions of Section 642 of the Act and were duly adopted by written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

     Signed this 26th day of January, 1998.


                                    By /s/ Benj. A. Smith, III
                                       Benj. A. Smith, III
                                       President

EXHIBIT 3.2
                                   B Y L A W S

                                       OF

                            MACATAWA BANK CORPORATION

                             A Michigan corporation


                                    ARTICLE I
                                     OFFICES

     1.1 Registered Office. The registered office of the corporation shall be located at the address specified in the Articles of Incorporation or at such other place as may be determined by the Board of Directors if notice thereof is filed with the State of Michigan.

     1.2 Other Offices. The business of the corporation may be transacted at such locations other than the registered office, within or outside the State of Michigan, as the Board of Directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                                 CAPITAL SHARES

     2.1 Share Certificates. Certificates representing shares of the corporation shall be in such form as is approved by the Board of Directors. Certificates shall be signed in the name of the corporation by the Chairman of the Board of Directors, the President or a Vice President, and may also be signed by another officer of the corporation, and shall be sealed with the seal of the corporation, if one is adopted. If an officer who has signed a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

     2.2 Replacement of Lost or Destroyed Certificates. If a share certificate is lost or destroyed, no new certificate shall be issued in place thereof until the corporation has received such assurances, representations, warranties, or guarantees from the registered holder as the Board of Directors, in its sole discretion, deems advisable and until the corporation receives such indemnification against any claim that may be made on account of the lost or destroyed certificate, or the issuance of any new certificate in place thereof, including an indemnity bond in such amount and with such sureties, if any, as the Board of Directors, in its sole discretion, deems advisable. Any new certificate issued in place of any lost or destroyed certificate shall be plainly marked "duplicate" upon its face.

     2.3 Transfer of Shares; Shareholder Records. Capital shares of the corporation shall be transferable only upon the books of the corporation. The old certificates shall be surrendered to the corporation by delivery to the person in charge of the transfer books of the corporation, or to such other person as the Board of Directors may designate, properly endorsed for transfer and the old certificates shall be cancelled before a new certificate is issued. The corporation shall keep records containing the names and addresses of all shareholders, the number, class, and series of shares held by each, and the date when they respectively became holders of record thereof at its registered office. The corporation shall be entitled to treat the person in whose name any share, right, or option is registered as the owner thereof for all purposes, including voting and dividends, and shall not be bound to recognize any equitable or other claim, regardless of any notice thereof, except as may be specifically required by the laws of the State of Michigan.

     2.4 Rules Governing Share Certificates. The Board of Directors shall have the power and authority to make such rules and regulations as they may deem expedient concerning the issue, transfer, and registration of share certificates.

     2.5 Record Date for Share Rights. The Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend or other distribution, or any such allotment of rights, or to exercise rights with respect to any such change, conversion, or exchange of capital shares and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, or allotment of rights, or exercise such rights, as the case may be, notwithstanding the transfer of any shares on the books of the corporation after such record date. If the Board of Directors shall fail to fix a record date, the record date for the purposes specified herein shall be the close of business on the date on which the resolution of the Board of Directors relating thereto is adopted.

     2.6 Dividends. The Board of Directors, in its discretion, may from time to time declare and direct payment of dividends or other distributions upon the corporation's outstanding shares out of funds legally available for such purposes which may be payable in cash or other property permitted by law.

     In addition to the declaration of dividends or other distributions provided in the preceding paragraph of this Section 2.6, the Board of Directors, in its discretion, may from time to time declare and direct payment of a dividend in shares of this corporation, upon its outstanding shares, in accordance with and subject to the provisions of the Business Corporation Act of Michigan.

     2.8 Redemption of Control Shares. Control shares acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the corporation, shall, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, be subject to redemption by the Corporation. After an acquiring person statement has been filed with the Corporation and after the meeting at which the voting rights of the control shares acquired in a control shares acquisition are submitted to the shareholders, the shares shall be subject to redemption by the Corporation unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act. Redemptions of shares pursuant to this bylaw shall be at the fair value of the shares pursuant to procedures adopted by the Board of Directors of the Corporation.

     The terms "control shares", "control share acquisition", "acquiring person statement", "acquiring person" and "fair value" as used in this bylaw, shall have the meanings ascribed to them, respectively, in Chapter 7B (known as the Stacey, Bennett, and Randall Shareholder Equity Act) of the Michigan Business Corporation Act.

                                   ARTICLE III
                                  SHAREHOLDERS

     3.1 Place of Meetings. Meetings of shareholders shall be held at the registered office of the corporation or at such other place, within or outside the State of Michigan, as may be determined from time to time by the Board of Directors; provided, however, that if a shareholders meeting is to be held at a place other than the registered office, the notice of the meeting shall designate such place.

     3.2 Annual Meeting. Annual meetings of shareholders for election of directors and for such other business as may come before the meeting shall be held on the third Monday of March in each year, but if such day is a legal holiday, then the meeting shall be held on the first business day following, at such time as may be fixed by the Board of Directors, or at such other date and time within the four (4) months next succeeding the end of the corporation's fiscal year as may be designated by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date specified, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

     3.3 Special Meetings. Special meetings of shareholders may be called by the Chairman of the Board, the President, or the Secretary and shall be called by one of them pursuant to resolution therefor by the Board of Directors, or upon receipt of a request in writing, stating the purpose or purposes thereof, and signed by shareholders of record owning a majority of the issued and outstanding voting shares of the corporation.

     3.4 Record Date for Notice and Vote. The Board of Directors may fix in advance a date not more than sixty (60) nor less than ten (10) days before the date of a shareholders meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at the meeting or adjournments thereof or to express consent or to dissent from a proposal without a meeting. If the Board of Directors fails to fix a record date as provided in this Section 3.4, the record date for determination of shareholders entitled to notice of or to vote at a shareholders meeting shall be the close of business on the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held, and the record date for determining shareholders entitled to express consent or to dissent from a proposal without a meeting shall be the close of business on the day on which the resolution of the Board of Directors relating to the proposal is adopted.

     3.5 Notice of Meetings. Written notice of the time, place, and purpose of any shareholders meeting shall be given to shareholders entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Such notice may be given either by delivery in person to shareholders or by mailing such notice to shareholders at their addresses as the same appear in the records of the cor poration; provided, however, that attendance of a person at a shareholders meeting, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     3.6 Voting Lists. The corporation's officer or the agent having charge of its share transfer books shall prepare and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment thereof, which list shall be arranged alphabetically within each class and series and shall show the address of, and number of shares held by, each shareholder. The list shall be produced at the time and place of the shareholders meeting and be subject to inspection, but not copying, by any shareholder at any time during the meeting for the purpose of determining who is entitled to vote at the meeting. If for any reason the requirements with respect to the shareholder list specified in this Section 3.6 have not been complied with, any shareholder, either in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, may demand that the meeting be adjourned and the same shall be ad journed until the requirements are complied with; provided, however, that failure to comply with such requirements does not affect the validity of any action taken at the meeting before such demand is made.

     3.7 Voting. Except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote at a shareholders meeting, or to express consent or dissent without a meeting, shall be entitled to one vote, in person or by written proxy, for each share entitled to vote held by such share holder; provided, however, that no proxy shall be voted after three (3) years from its date unless the proxy provides for a longer period. A vote may be cast either orally or in writing as announced or directed by the person presiding at the meeting prior to the taking of the vote. When an action other than the election of directors is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the express provisions of the Michigan Business Corporation Act or the Articles of Incorporation. Except as otherwise expressly required by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

     3.8 Quorum. Except as may be otherwise provided in the Articles of Incorporation, shares equaling a majority of all of the voting shares of the corporation issued and outstanding, represented in person or by proxy, shall constitute a quorum at a meeting. Meetings at which less than a quorum is represented may be adjourned by a vote of a majority of the shares present to a future date without further notice other than the announcement at such meeting and, when a quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called. Shareholders present in person or by proxy at any shareholders meeting may continue to do business until adjournment, notwithstanding the withdrawal of shareholders to leave less than a quorum.

     3.9 Conduct of Meetings. The officer who is to preside at meetings of shareholders pursuant to Article V of these Bylaws, or his or her designee, shall determine the agenda and the order in which business shall be conducted unless the agenda and the order of business have been fixed by the Board of Directors. Such officer or designee shall call meetings of shareholders to order and shall preside unless otherwise determined by the affirmative vote of a majority of all the voting shares of the corporation issued and outstanding. The secretary of the corporation shall act as secretary of all meetings of shareholders, but in the absence of the secretary at any shareholders meeting, or his or her inability or refusal to act as secretary, the presiding officer may appoint any person to act as secretary of the meeting.

     3.10 Inspector of Elections. The Board of Directors may, in advance of a shareholders meeting, appoint one or more inspectors to act at the meeting or any adjournment thereof. In the event inspectors are not so appointed, or an appointed inspector fails to appear or act, the person presiding at the shareholders meeting may, and on request of a shareholder entitled to vote thereat, shall, appoint one or more persons to fill such vacancy or vacancies or to act as inspector. The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine challenges and questions arising in connection with the right to vote, count, and tabulate votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all share holders.

                                   ARTICLE IV
                                    DIRECTORS

     4.1 Board of Directors. Except as may otherwise be provided in the Articles of Incorporation or these Bylaws, the business and affairs of the corporation shall be managed by a Board of Directors. The Board of Directors shall consist of that number of directors specified in compliance with Article VIII of the Articles of Incorporation. The Board of Directors shall be divided into three
(3) classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the annual meeting of shareholders to be held in 1998 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the second class shall expire at the annual meeting of shareholders to be held in 1999 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the third class shall expire at the annual meeting of shareholders to be held in 2000 and until their resignation or removal. Subject to the foregoing, at each annual meeting of shareholders, commencing at the annual meeting to be held in 1998, a number of directors equal to the number of the class whose term expires at the time of the meeting shall be elected to hold office until the third succeeding annual meeting. Directors shall serve until their respective terms expire and their successors are elected and qualified or until their earlier resignation or removal.

     4.2 Resignation and Removal. A director may resign by written notice to the corporation, which resignation is effective upon its receipt by the corporation or at a subsequent time as set forth in the notice.


     Notwithstanding any other provisions of these Bylaws or the Articles of Incorporation of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws or by the Articles of Incorporation of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (I) the affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

     4.3 Vacancies and Increase in Number. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as defined in the Articles of Incorporation of the Corporation) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     4.4 Place of Meetings and Records. The directors shall hold their meetings and maintain the minutes of the proceedings of meetings of shareholders, the Board of Directors, and committees of the Board of Directors, if any, and keep the books and records of account for the corporation in such place or places, within or outside the State of Michigan, as the Board of Directors may from time to time determine.

     4.5 Annual Meetings. The annual meeting of the Board of Directors shall be held, without notice other than this Section 4.5, at the same place and immediately after the annual shareholders meeting. If such meeting is not so held, whether because a quorum is not present or for any other reason, or if the directors were elected by written consent without a meeting, the annual meeting of the Board of Directors shall be called in the same manner as hereinafter provided for special meetings of the Board of Directors.

     4.6 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board. Any notice given of a regular meeting need not specify the business to be transacted or the purpose of the meeting.

     4.7 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the president and shall be called by one of them on the written request of any five (5) directors, upon at least two (2) days written notice to each director, or twenty-four (24) hours notice, given personally or by telephone or telegram. The notice does not need to specify the business to be transacted or the purpose of the special meeting. Attendance of a director at a special meeting constitutes a waiver of notice of the meeting, except where a director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     4.8 Quorum and Vote. A majority of the members of the Board then in office constitutes a quorum for the transaction of business and the vote of a majority of the members present at any meeting at which a quorum is present constitutes the action of the Board of Directors, unless the vote of a larger number is specifically required by the Articles of Incorporation or these Bylaws. If a quorum is not present, the members present may adjourn the meeting from time to time and to another place, without notice other than announcement at the meeting, until a quorum is present.

     4.9 Action Without a Meeting. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if, before or after the action, all members of the Board of Directors, then in office, or such committee, consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee and the consent shall have the same effect as a vote of the Board of Directors or committee for all purposes.

     4.10 Report to Shareholders. The Board of Directors shall cause a financial report of the corporation for the preceding fiscal year to be made and distributed to each shareholder within four months after the end of each fiscal year. The report shall include the corporation's statement of income, its year-end balance sheet, and, if prepared by the corporation, its statement of source and application of funds.

     4.11 Corporate Seal. The Board of Directors may authorize a suitable corporate seal, which seal shall be kept in the custody of the Secretary and used by the Secretary.

     4.12 Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at meetings of the Board or of any committee of which they are a member. In addition thereto or in lieu thereof, as determined by resolution of the Board of Directors, a director may be paid a fixed sum for attendance at each meeting of the Board, or of a committee thereof, or may be paid a stated salary for serving as a director as well as an additional stated salary for serving on any committee of the Board.

     4.13 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an executive committee consisting of one or more of the directors of the corporation. At all meetings of the executive committee, a majority of the members of the committee shall constitute a quorum and the act of a majority of the members present at any executive committee meeting at which there is a quorum present shall be the act of the executive committee. The executive committee, to the extent provided in said resolution or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. The Board may designate one or more other committees which shall have such powers and duties as may be determined by the Board. All committees shall keep regular minutes of their proceedings and report to the Board when required. No committee shall have the power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the shareholders a dissolution of the corporation or a revocation of a dissolution, fill vacancies in the Board of Directors, fix compensation of the directors for serving on the Board or on a committee, amend these Bylaws, or declare a dividend or authorize the issuance of shares unless the power to declare a dividend or to authorize the issuance of shares is granted to such committee by specific resolution of the Board of Directors.

     4.14 Meeting Participation by Use of Communication Equipment. Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or commit tee, as the case may be, by using a conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting pursuant to this Section 4.14 shall constitute presence at the meeting.

                                    ARTICLE V
                                    OFFICERS

     5.1 Officers. The officers of the corporation shall be a president, a treasurer, and a secretary, all of whom shall be elected by the Board of Directors. In addition, the Board of Directors may elect a chairman and one or more vice presidents who shall also be officers of the corporation if elected. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. None of the officers of the corporation, other than the chairman, need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual shareholders meeting. Any two (2) or more offices may be held by the same person, but an officer shall not execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two (2) or more officers.

     5.2 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Board may, by specific resolution, empower the chairman, the president, or the executive committee, if such a committee has been designated by the Board, to appoint such subordinate officers or agents and to determine their powers and duties.

     5.3 Removal. The chairman, president, any vice president, secretary, and treasurer may be removed at any time, with or without cause, but only by the affirmative vote of a majority of the whole Board of Directors. Any assistant secretary or assistant treasurer, or subordinate officer or agent appointed pursuant to Section 5.2, may be removed at any time, with or without cause, by action of the Board of Directors or by the committee or officer, if any, empowered to appoint such assistant secretary or assistant treasurer or subordinate officer or agent.

     5.4 Compensation of Officers. Compensation of officers for services rendered to the corporation shall be established by the Board of Directors.

     5.5 Chairman. The Chairman of the Board of Directors, if one be elected, shall be elected by the directors from among the directors then serving. The Chairman of the Board shall preside at all meetings of the shareholders and at all meetings of the Board of Directors and shall perform such other duties as may be determined by resolution of the Board of Directors including, if the Board shall so determine, acting as the chief executive officer of the corporation, in which case the Chairman shall have general supervision, direction, and control of the business of the corporation and shall have the general powers and duties of management usually vested in or incident to the office of the chief executive officer of a corporation.

     5.6 President. Unless the Board shall determine otherwise, the President shall be the chief executive officer as well as the chief operating officer of the corporation and shall have general supervision, direction, and control of the business of the corporation as well as the duty and responsibility to implement and accomplish the objectives of the corporation. In the absence or nonelection of a chairman, the president shall preside at all meetings of shareholders and at all meetings of the Board of Directors. The president shall perform such other duties as may be assigned by the Board of Directors.

     5.7 Vice Presidents. Each vice president shall have such power and shall perform such duties as may be assigned by the Board of Directors and may be designated by such special titles as the Board of Directors shall approve.

     5.8 Treasurer. The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be selected by the Board of Directors. The treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the chief executive officer, taking proper vouchers for such disbursements. In general, the treasurer shall perform all duties incident to the office of treasurer and such other duties as may be assigned by the Board of Directors.

     5.9 Secretary. The secretary shall give or cause to be given notice of all meetings of shareholders and directors and all other notices required by law or by these Bylaws; provided, however, that in the case of the secretary's absence, or refusal or neglect to do so, any such notice may be given by any person so directed by the chief executive officer or by the directors, or by the shareholders upon whose requisition the meeting is called, as provided in these Bylaws. The secretary shall record all the proceedings of meetings of shareholders and of the directors in one or more books provided for that purpose and shall perform all duties incident to the office of secretary and such other duties as may be assigned by the Board of Directors.

     5.10 Assistant Treasurers and Assistant Secretaries. Assistant treasurers and assistant secretaries, if any shall be appointed, shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors or by the officer or committee who shall have appointed such assistant treasurer or assistant secretary.

     5.11 Bonds. If the Board of Directors shall require, the treasurer, any assistant treasurer, or any other officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of his or her respective duties and offices.

                                   ARTICLE VI
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

     6.1 Contracts. The Board of Directors may authorize any officer, or officers, or agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

     6.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

     6.3 Checks. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer, or officers, or agent, or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     6.4 Deposits. All funds of the corporation, not otherwise employed, shall be deposited to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1 Fiscal Year. The fiscal year of this corporation shall be fixed by resolution of the Board of Directors.

     7.2 Notices. Whenever any written notice is required to be given under the provisions of any law, the Articles of Incorporation, or by these Bylaws, it shall not be construed or interpreted to mean personal notice, unless expressly so stated, and any notice so required shall be deemed to be sufficient if given in writing by mail, by depositing the same in a Post Office box, postage prepaid, addressed to the person entitled thereto at his or her address as it appears in the records of the corporation. Such notice shall be deemed to have been given at the time and on the day of such mailing. Shareholders not entitled to vote shall not be entitled to receive notice of any meetings, except as otherwise provided by law or these Bylaws.

     7.3 Waiver of Notice. Whenever any notice is required to be given under the provisions of any law, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     7.4 Voting of Securities. Securities of another corporation, foreign or domestic, standing in the name of this corporation, which are entitled to vote may be voted, in person or by proxy, by the chairman or the president of this corporation or by such other or additional persons as may be designated by the Board of Directors.

     7.5 Inconsistencies with Articles of Incorporation. In the event of any inconsistency between any provision of these Bylaws and any provision of the corporation's Articles of Incorporation, the Articles of Incorporation shall control.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Indemnification of directors, officers and others shall be made by the corporation as provided in the Articles of Incorporation.

                                   ARTICLE IX
                                   AMENDMENTS

     These Bylaws may be amended or repealed or new Bylaws adopted by a majority vote of the Board of Directors at any regular or special meeting, without prior notice of intent to do so, or by vote of the holders of a majority of the outstanding voting shares of the corporation at any annual or special meeting if notice of the proposed amendment, repeal, or adoption is contained in the notice of the meeting.

EXHIBIT 5
                                February 6, 1998


Macatawa Bank Corporation
51 E. Main Street
Zeeland, Michigan 49464

Ladies and Gentlemen:

     This opinion is rendered in connection with the proposed issue and sale by Macatawa Bank Corporation, a Michigan corporation (the "Company") of up to 1,495,000 shares of the Company's common stock, no par value (the "Common Stock"), upon the terms and conditions set forth in the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. We have acted as counsel for the Company in connection with the issuance and sale of Common Stock by the Company.

     In rendering the opinion contained herein, we have relied in part upon examination of the Company's corporate records, documents, certificates and other instruments and the examination of such questions of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

     Based upon the foregoing, we advise you that, in our opinion, the shares of Common Stock of the Company, in an amount up to 1,495,000 shares to be issued by the Company as described in the Registration Statement in accordance with the terms stated in the Registration Statement, including receipt by the Company of payment for such shares of Common Stock as described in the Registration Statement, at the time the Registration Statement becomes effective, will be duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission relating thereto.

                                Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                  /s/ Varnum, Riddering, Schmidt & Howlett LLP



::ODMA\PCDOCS\GRR\120126\1

EXHIBIT 10.1

                            MACATAWA BANK CORPORATION
                             STOCK COMPENSATION PLAN


                                    ARTICLE 1
                      ESTABLISHMENT AND PURPOSE OF THE PLAN

     1.1 Establishment of the Plan. MACATAWA BANK CORPORATION, a Michigan corporation (the "Company"), hereby establishes a stock compensation plan to be known as the "Macatawa Bank Corporation Stock Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits the granting of stock options, restricted stock, and other stock-based awards to key employees of the Company and its subsidiaries.

     1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company's shareholders, through stock-based compensation, by aligning the personal interests of the Company's key employees with those of its shareholders. The Plan is also designed to allow key employees to participate in the Company's future, as well as to enable the Company to attract, retain and award such employees. Compensation related to Awards under the Plan is generally intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code").

     1.3 Term of Plan. No Awards shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date ("Termination Date"), provided that Awards granted prior to the Termination Date may extend beyond that date.

                                    ARTICLE 2
                                   DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings set forth below:

     2.1 Award means any award under this Plan of any Options, Restricted Stock, Performance Shares or Other Stock-Based Award.

     2.2 Award Agreement means an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

     2.3 Award Date means the date that an Award is made, as specified in an Award Agreement.

     2.4 Board means the Board of Directors of the Company.

     2.5 Change in Control is defined in Article 12.

     2.6 Code means the Internal Revenue Code of 1986, as amended.

     2.7 Committee means the Committee, as specified in Article 3, appointed by the Board to administer the Plan, no members of which shall be eligible to receive an Award pursuant to the Plan.

     2.8 Common Stock means the Common Stock, no par value per share, of the Company.

     2.9 Disability means permanent and total disability as determined under the rules and guidelines established by the Committee for purposes of the Plan.

     2.10 Effective Date means January 26, 1998.

     2.11 Employee means a salaried employee (including officers and directors who are also employees) of the Company or a Subsidiary.

     2.12 Fair Market Value means, as long as the Common Stock is not actively traded in any recognized market, the average price per share at which shares of Common Stock were bought and sold during the three (3) preceding months in transactions known to management of the Company involving 100 or more shares between purchasers and sellers none of whom are directors or officers of the Company or any Subsidiary. If the shares of Common Stock are actively traded on the National Association of Securities Dealers Automated Quotation System or any successor system then in use ("NASDAQ"), then Fair Market Value means, as to Incentive Stock Options, the closing sale price per share of the Common Stock on the relevant valuation date on the NASDAQ. If no sale of shares of Common Stock is reflected on the NASDAQ on a date, "Fair Market Value" shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ. Fair Market Value means, as to Nonqualified Stock Options, the average NASDAQ closing sale prices per share of the Common Stock during the calendar month immediately preceding the relevant valuation date.

     2.13 Incentive Stock Option or ISO means an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

     2.14 Non-Employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission.

     2.15 Nonqualified Stock Option or NQSO means an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

     2.16 Option means an Incentive Stock Option or a Nonqualified Stock Option.

     2.17 Option Price means the price at which a share of Common Stock may be purchased by a Participant pursuant to an Option, as determined by the Committee.

     2.18 Other Stock-Based Award means an Award under Article 9 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

     2.19 Participant means an Employee of the Company or a Subsidiary who holds an outstanding Award granted under the Plan.

     2.20 Permitted Transferee means (i) the spouse, a child, or a grandchild of a Participant (each an "Immediate Family Member"), (ii) a trust for the exclusive benefit of a Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are a Participant and/or one or more Immediate Family Members.

     2.21 Performance Shares means an Award granted under Article 8 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period and upon achievement of specified performance goals or objectives.

     2.22 Retirement (including Normal, Early and Disability Retirement) means the termination of a Participant's employment with the Company or a Subsidiary with eligibility for normal, early or disability retirement benefits under the terms of the Company's profit sharing plan, as amended and in effect at the time of such termination of employment.

     2.23 Restricted Stock means an Award granted to a Participant under Article 7 of this Plan.

     2.24 Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Act"), as amended from time to time or any successor rule.

     2.25 Subsidiary means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

     2.26 Termination of Employment means the termination of a Participant's employment with the Company or a Subsidiary. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Employment if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Company or another Subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Company who are Non-Employee Directors.

     3.2 Committee Authority. Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Awards to key Employees of the Company or a Subsidiary. Awards may be granted singly, in combination, or in tandem. The authority of the Committee shall include the following:

          (a) To select the key Employees of the Company or a Subsidiary to whom Awards may be granted under the Plan;

          (b) To determine whether and to what extent Options, Restricted Stock, Performance Shares and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

          (c) To determine the number of shares of Common Stock to be covered by each Award;

          (d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the shares Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

          (e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

          (f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof; and

          (g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Award previously granted under the Plan or cause the Plan or the Award not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the
Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

                                    ARTICLE 4
                        COMMON STOCK SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 12.1, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 100,000 shares, which may be either unauthorized and unissued Common Stock or issued Common Stock reacquired by the Company ("Plan Shares"). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with such rules and procedures as the Committee shall determine from time to time, which shall be consistent with the requirements of Rule 16b-3 and such interpretations thereof. If an Award expires unexercised or is forfeited, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement; provided, however, that any such shares subject to a forfeited or canceled Award shall not again be made subject to an Award Agreement to any Participant who received, directly or indirectly, any of the benefits of ownership of the securities underlying such Award, excluding the right to vote such shares.

                                    ARTICLE 5
                                   ELIGIBILITY

     The persons who shall be eligible to receive Awards under the Plan shall be such key Employees as the Committee shall select from time to time. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements.

                                    ARTICLE 6
                                  STOCK OPTIONS

     6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option ("ISO") or a Nonqualified Stock Option ("NQSO").

     6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

     6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) granted on or after January 1, 1987, that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

     6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

          (a) Option Price. The Option Price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Award Date.

          (b) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the date the Option is granted.

          (c) Exercisability. Except as provided in Section 12.2, no Option shall be exercisable in either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement. If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

          (d) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept. Notwithstanding the foregoing, an Option shall not be exercisable with respect to less than 100 shares of Common Stock unless the remaining shares covered by an Option are fewer than 100 shares. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned for at least six months by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 13.1 of the Plan. Notwithstanding the foregoing, if payment in full or in part has been made in the form of Restricted Stock, an equivalent number of shares of Common Stock issued on exercise of the Option shall be subject to the same restrictions and conditions, and during the remainder of the Restriction Period (as defined in Section 7.3(a)), applicable to the shares of Restricted Stock surrendered therefor.

          (e) Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, a Nonqualified Stock Option may be transferred, without consideration, to a Permitted Transferee if the Participant satisfies such conditions to the transfer as may be required by the Committee. A Permitted Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations and limitations applicable to the original Participant. However, such rights and benefits (except any right to further transfer of the Option), and obligations and limitations shall be determined as if the original Participant continued to hold the Option, whereby provisions of this Plan dealing with termination of employment, retirement, disability or death of a Participant will continue to refer to the original Participant regardless of whether a Nonqualified Stock Option has been transferred to a Permitted Transferee. The Company shall have no obligation to notify a Permitted Transferee of the termination of employment, retirement, disability, or death of a Participant. Further, all Options shall be exercisable, during the Participant's lifetime, only by such Participant, or, in the case of a Nonqualified Stock Option, by a Participant or a Permitted Transferee, as the case may be. The designation of a person entitled to exercise an Option after a person's death will not be deemed a transfer.

          (f) Termination of Employment for Reasons other than Retirement, Disability, or Death. Upon Termination of Employment for any reason other than Retirement or on account of Disability or death, each Option held by the Participant shall, to the extent rights to purchase shares under such Option have accrued at the date of such Termination of Employment and shall not have been fully exercised, be exercisable, in whole or in part, at any time within a period of three (3) months following Termination of Employment, subject, however, to prior expiration of the term of such Options and any other limitations on the exercise of such Options in effect at the date of exercise.

          (g)  Termination  of Employment  for  Retirement or  Disability.  Upon
     Termination of Employment by reason of Retirement or Disability, each Option held by such Participant shall, to the extent rights to purchase shares under the Option have accrued at the date of such Retirement or Disability and shall not have been fully exercised, remain exercisable in whole or in part, for a period of three (3) years following such Termination of Employment, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement or Disability, the Participant's Options shall be exercisable in accordance with Section 6.4(h) below.

          (h) Termination of Employment for Death. Upon Termination of Employment due to death, each Option held by such Participant shall, to the extent rights to purchase shares under the Options have accrued at the date of death and shall not have been fully exercised, be exercisable, in whole or in part, by the personal representative of the Participant's estate or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance only under the following circumstances and during the following periods: (i) if the Participant dies while employed by the Company or a Subsidiary, at any time within three (3) years after his death, or (ii) if the Participant dies during the extended exercise period following Termination of Employment specified in Section 6.4(g), at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of the Option and any other limitation on the exercise of such Option in effect at the date of exercise.

          (i) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Sections 6.4(f), (g) or (h) is applicable shall terminate upon expiration of such exercise period.

          (j) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

                                    ARTICLE 7
                                RESTRICTED STOCK

     7.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or such other factors as the Committee may determine. The provisions of Restricted Stock awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     7.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award, unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

          (a) Acceptance. Awards of Restricted Stock must be accepted within a period of 20 days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock.

          (b) Legend. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Macatawa Bank Corporation Stock Compensation Plan and related Award Agreement entered into between the registered owner and the Company, dated _________. Copies of such Plan and Agreement are on file in the offices of the Company, 106 East 8th Street, Holland, Michigan."

          (c) Custody. The Committee may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

     7.3 Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Plan shall be subject to the following restrictions and conditions:

          (a) Restriction Period. Subject to the provisions of this Plan and the Award Agreement, during a period set by the Committee (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, or assign shares of Restricted Stock awarded under this Plan. Subject to these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

          (b) Rights as Shareholder. Except as provided in this subsection (b) and subsection (a) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a holder of shares of Common Stock of the Company including the right to receive any dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of dividends to be deferred. If any dividends or other distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

          (c) Termination of Employment. Subject to the applicable provisions of the Award Agreement and this Article 7, upon Termination of Employment for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement.

          (d) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant.

                                    ARTICLE 8
                               PERFORMANCE SHARES

     8.1 Award of Performance Shares. Performance Shares may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the eligible persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the Performance Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8.2, as specified in the Award Agreement. The Committee may condition the grant of Performance Shares upon the achievement of specific business objectives, measurements of individual or business unit or Company performance, or such other factors or criteria as the Committee shall determine. The provisions of the award of Performance Shares need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

     8.2 Terms and  Conditions.  Performance  Shares  awarded  pursuant  to this
Article 8 shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the related Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period. At the expiration of the Performance Period, share certificates or cash of an equivalent value (as the Committee may determine in its sole discretion) shall be delivered to the Participant, or his legal representative, in a number equal to the shares covered by the Award Agreement.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, amounts equal to any cash dividends declared during the Performance Period with respect to the number of shares of Common Stock covered by a Performance Share Award will not be paid to the Participant.

          (c) Termination of Employment. Subject to the provisions of the Award Agreement and this Article 8, upon Termination of Employment for any reason during the Performance Period for a given Award, the Performance Shares in question will vest or be forfeited in accordance with the terms and conditions established by the Committee at or after grant.

          (d) Accelerated Vesting. Based on service, performance and/or such other factors or criteria as the Committee may determine and set forth in the Award Agreement, the Committee may, at or after grant, accelerate the vesting of all or any part of any award of Performance Shares and/or waive the deferral limitations for all or any part of such Award.

                                    ARTICLE 9
                            OTHER STOCK-BASED AWARDS

     9.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock ("Other Stock-Based Awards"), may be granted either alone or in addition to or in tandem with Options, Restricted Stock or Performance Shares. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

     9.2 Terms and Conditions.  Other  Stock-Based  Awards made pursuant to this
Article 9 shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

          (a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this
     Article 9 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 9 shall be entitled to receive, currently or on a deferred stock basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award.

          (c) Vesting. Any Award under this Article 9 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

          (d) Waiver of Limitation. In the event of the Participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 9.

          (e) Price. Common Stock issued or sold under this Article 9 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

                                   ARTICLE 10
                      TERMINATION OR AMENDMENT OF THE PLAN

     The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company's share holders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Section 12.1); (ii) change the definition of Employees eligible to receive Awards under this Plan; (iii) decrease the option price of any Option to less than one hundred percent (100%) of the Fair Market Value on the date of grant for an Option; (iv) extend the maximum option period under Section 6.4(b) of the Plan; or (v) cause the Plan not to comply with either Rule 16b-3, or any successor rule under the Act, or Section 162(m) of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 12.2, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant's consent. Awards may not be granted under the Plan after the Termination Date, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

                                   ARTICLE 11
                                  UNFUNDED PLAN

     This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 12
                              ADJUSTMENT PROVISIONS

     12.1 Antidilution. Subject to the provisions of this Article 12, if the outstanding shares of Common Stock are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Article 4 of the Plan, (ii) the number and kind of shares or other securities subject to the then outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to the then outstanding Awards.

     12.2 Change in Control. Notwithstanding Section 12.1, upon the occurrence of a Change in Control, all Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless, in the case of a transaction described in clause (iii) or (iv) in the following definition of Change in Control, provisions are made in connection with such transaction for the continuance of the Plan and the assumption of or the substitution for such Awards of new Awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices. As used in this Plan, "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Act; provided that, for purposes of this Plan, a Change in Control shall be deemed to have occurred if:
(i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any con solidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of Common Stock immediately prior to the merger do not own at least fifty percent (50%), or such greater percentage as shall be set in any agreement with any Participant, or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

     12.3 Adjustments by Committee. Any adjustments pursuant to this Article 12 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 Legend. The Committee may require each person purchasing shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     13.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant or other Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary by which an Employee is employed to terminate his or her employment at any time.

     13.3 Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment;
(b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the "Tax Date", less than or equal to the amount of the withholding tax obligation; or
(c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, less than or equal to the amount of the withholding tax obligation. The "Tax Date" shall be the date that the amount of tax to be withheld is determined.

     13.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided in this Plan or as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     13.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

     13.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

     13.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a Participant shall have no rights as a shareholder of the Company until he or she becomes the holder of record of Common Stock.

     13.8 Cancellation of Prior Plans. Upon approval of this Plan by the Board, all prior restricted stock plans and all prior employee stock option plans shall be cancelled, terminated, and of no further force or effect, except insofar as any such prior plan relates to restricted stock awards or options outstanding immediately prior to approval of this Plan.

                                   ARTICLE 14
                              SHAREHOLDER APPROVAL

     The Plan received the unanimous approval of the Company's shareholders prior to the Effective Date.

EXHIBIT 10.2

                            MACATAWA BANK CORPORATION
                        1998 DIRECTORS' STOCK OPTION PLAN


                      Section 1. Establishment and Purpose.

     Macatawa Bank Corporation hereby establishes a stock option plan to be named the Macatawa Bank Corporation 1998 Directors' Stock Option Plan, for certain persons serving, or who have served, as directors of the Company and its Subsidiaries. The purpose of the Plan is: (i) to provide a non-cash method of compensating directors of the Company and its Subsidiaries; and (ii) to aid the Company and its Subsidiaries in competing with other enterprises for the services of new directors needed to help ensure the Company's continued progress.

                             Section 2. Definitions.

     (a) Act means the Securities Exchange Act of 1934, as amended from time to time.

     (b) Authority means the 40,000 shares of Stock authorized for issuance pursuant to the Plan.

     (c) Board means the Board of Directors of the Company.

     (d) Committee means a committee appointed by the Board of Directors to administer the Plan as specified in Section 3.

     (e) Company means Macatawa Bank Corporation, a corporation organized and existing under the laws of the State of Michigan.

     (f) Eligible Director means a person who either (i) is a director of the Company or of a Subsidiary and who is not an employee of the Company or of a Subsidiary or (ii) was a director of Macatawa Bank before it became a Subsidiary irrespective of his or her employment status with the Company, Macatawa Bank or any Subsidiary.

     (g) Effective Date means January 26, 1998.

     (h) Fair Market Value means, as long as the Common Stock is not actively traded in any recognized market, the average price per share at which shares of Common Stock were bought and sold during the three (3) preceding months in transactions known to management of the Company involving 100 or more shares between purchasers and sellers none of whom are directors or officers of the Company or any Subsidiary. If there have been no such transactions, the "Fair Market Value" shall be determined in good faith by the Board. If the shares of Common Stock are actively traded in any recognized market, the "Fair Market Value" as used in the Plan shall mean the average of the last reported sales price of Common Stock as of the close of business for each of the last twenty (20) trading days ending the day immediately preceding the day as of which "Fair Market Value" is to be determined.

     (i) Grant Date means, with respect to each Option, the day that an Eligible Director is granted the Option.

     (j) Non-employee Director has the meaning set forth in Rule 16b-3(b)(3)(i) or any successor definition adopted by the Securities and Exchange Commission

     (k) Option means an option granted under this Plan to acquire Stock.

     (l) Optionee means the person to whom an Option is granted.

     (m) Option Agreement means an Agreement issued to each Eligible Director with respect to each Option.

     (n) Organizer Option means any Option or Options covering no more than a total of 4,000 Shares per individual and granted during 1998 to any of the following individuals: Benj. A. Smith III, Robert E. Den Herder, G. Thomas Boylan, Edward H. Marsilje or Philip J. Koning.

     (o) Permitted Transferee means either (i) the spouse, a child, or a grandchild of an Optionee (each an "Immediate Family Member"), (ii) a trust for the exclusive benefit of an Optionee and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are an Optionee and/or one or more Immediate Family Members.

     (p) Plan means the Macatawa Bank Corporation 1998 Directors' Stock Option Plan.

     (q) Post-Death Representative(s) means the executor(s) or administrator(s) of the Optionee's estate or the person or persons to whom the Optionee's rights under his or her Option pass by Optionee's will or the laws of descent and distribution.

     (r) Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Act, as amended from time to time or any successor rule.

     (s) Shares means shares of Stock.

     (t) Stock means authorized and unissued shares of common stock, no par value, of the Company and includes Shares which may be reacquired by the Company.

     (u) Subsidiary means any banking corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

                           Section 3. Administration.

     The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Non-Employee Director. Initially, the Committee shall consist of all directors of the Company who are Non-Employee Directors.

     Subject to the Company's Articles of Incorporation, Bylaws and the provisions of this Plan, the Committee shall have full authority to grant Options to Eligible Directors. The authority of the Committee shall include the following: (a) To select the Eligible Directors to whom Options may be granted under the Plan; (b) To determine whether and to what extent Options are to be granted under the Plan; (c) To determine the number of shares of Common Stock to be covered by each Option; and (d) To determine the terms and conditions of any Option Agreement, including, but not limited to, the Option Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Option and the Shares relating thereto, based on such factors as the Committee shall determine in its sole discretion.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Option issued under the Plan (including any Option Agreement) and to otherwise supervise the administration of the Plan. However, the Committee shall take no action which will impair any Option previously granted under the Plan or cause the Plan or the Option not to meet the requirements of Rule 16b-3. A majority of the Committee shall constitute a quorum, and the acts of a majority of a quorum at any meeting, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Option granted under the Plan shall be final and binding upon the Company, the Board and Optionees, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Option granted hereunder.

                   Section 4. Shares Reserved Under the Plan.

     The following provisions shall govern the number of Shares issuable under the Plan:

     (a) The maximum number of Shares which may be issued in connection with Options granted hereunder is 40,000. At any time during the existence of the Plan, there shall be reserved for issuance upon the exercise of Options granted under the Plan an amount of Stock (subject to adjustment as provided in Section 10 hereof) equal to 40,000 Shares less the total number of Shares issued pursuant to all such exercises which shall have been made prior to such time.

     (b) When an Option is granted, the total number of Shares issuable upon complete exercise thereof shall be charged against the maximum number of Shares of the Authority. When the Option is exercised, no additional charge shall be made against the Authority. If an exercise price is paid in Shares owned by the Optionee or the Permitted Transferee, as the case may be, such Shares shall not be added to the Authority.

     (c) If an Option terminates in whole in part, by expiration or for any other reason except exercise of such Option, the Shares previously charged to the Authority upon grant of the Option shall be restored to the Authority, and shall again be available for issuance under the Authority, for as long as such Authority continues, as if such Shares had never been subject to an Option.

                         Section 5. Granting of Options.

     The Committee may from time to time grant Options to such of the Eligible Directors as the Committee may select. In making such selections, the Committee shall consider such factors as the Committee in its discretion shall deem relevant.

                          Section 6. Terms of Options.

     Notwithstanding any other provisions of the Plan, each Option shall be evidenced by an Option Agreement, which shall include the substance of the following terms and conditions:

     (a) The option price for each Share covered by an Option shall be an amount equal to one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of such Option.

     (b) The Option by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution; provided, however, an Option may be transferred, without consideration, to a Permitted Transferee if the Optionee satisfies such conditions to the transfer as may be required by the Committee. A Permitted Transferee shall succeed to all rights and benefits (except any right to further transfer of the Option) and be subject to all obligations and limitations applicable to the original Optionee. However, such rights and benefits (except any right to further transfer of the Option), and obligations and limitations shall be determined as if the original Optionee continued to hold the Option, whereby provisions of this Plan dealing with termination of service or death of an Optionee will continue to refer to the original Optionee regardless of whether an Option has been transferred to a Permitted Transferee. The Company shall have no obligation to notify a Permitted Transferee of the termination of service or death of an Optionee. The designation of a beneficiary does not constitute a transfer. The Option shall be exercisable, during the Optionee's lifetime, only by the Optionee or a Permitted Transferee, as the case may be.

     (c) Options shall become fully exercisable on the first anniversary of the Grant Date. No Option shall be exercisable after the expiration of ten years from the Grant Date. Notwithstanding the foregoing, if the Optionee dies before service as a director terminates, the Option shall be exercisable as to all Shares, to the extent not previously exercised.

     (d) Options, other than Organizer Options, shall not be exercisable after the earlier of (i) the last day of the thirty-sixth month after the month in which the Optionee's service as a director terminates for any reason or (ii) the expiration of ten years from the Grant Date. Organizer Options shall not be exercisable after the expiration of ten years from the Grant Date.

                    Section 7. No Right to Remain a Director.

     The grant of an Option shall not create any right in any person to remain as a director of the Company.

                         Section 8. Exercise of Option.

     (a) An Option shall be exercisable only (1) upon payment to the Company on the exercise date of cash in the full amount of the option price of the Shares with respect to which the Option is exercised, (2) upon delivery to the Company on the exercise date of certificates representing unencumbered Shares, owned by the Optionee or the Permitted Transferee, as the case may be, having a Fair Market Value, on the last trading date preceding such exercise and delivery, equal to the full amount of the purchase price of the Shares with respect to which the Option is exercised, or (3) a combination of (1) and (2), except that
(i) any portion of the exercise price representing a fraction of a Share shall in any event be paid in cash, and (ii) no Shares which have been held for less than six months may be delivered in payment of the exercise price of an Option. If and to the extent determined by the Committee, in its sole discretion, at or after the Grant Date, payment in full or in part may also be made by reduction in the number of Shares issuable upon exercise of the Option based on the Fair Market Value of the Stock on the last trading date preceding the exercise.

     (b) An Optionee or Permitted Transferee, as the case may be, shall have none of the rights of a shareholder with respect to Shares subject to the Option until Shares are issued to the Optionee or Permitted Transferee upon the exercise of an Option.

                         Section 9. General Provisions.

     The Company shall not be required to issue or deliver any certificate for Shares to an Optionee or Permitted Transferee, as the case may be, upon the exercise of an Option prior to:

     (a) If requested by the Company, the filing with the Company by the Optionee, the Permitted Transferee or the Optionee's Post-Death Representative, as the case may be, of a representation in writing that at the time of such exercise it is their then present intention to acquire the Shares being purchased for investment and not for resale, and/or the completion of any registration or other qualification of such Shares under any state or federal laws or rulings or regulations of any governmental regulatory body, which the Company shall determine to be necessary or advisable; and

     (b) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in the Committee's absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                       Section 10. Adjustment Provisions.

     In the event any stock dividend is declared upon the Stock or in the event outstanding Shares shall be changed into or exchanged for a different number, class or kind of Shares or other securities of the Company or another corporation, whether by reason of a split or combination of shares, recapitalization, reclassification, reorganization, merger, consolidation, or otherwise, the maximum number of Shares which may be charged against the Authority shall be appropriately and proportionately adjusted and in any such event a corresponding adjustment shall be made changing the number, class or kind of Shares or other securities which are deliverable upon the exercise of any Option theretofore granted without change in the total price applicable to the unexercised portion of such Option, but with a corresponding adjustment in the price for each Share or other securities covered by the unexercised portion of such Option. In the event the Company is merged, consolidated, or reorganized with another corporation, appropriate provision shall be made for the continuance of outstanding Options with respect to shares of the succeeding parent corporation following a merger, or with respect to shares of the consolidated or reorganized corporation in the case of a consolidation or reorganization, and to prevent their dilution or enlargement compared to the total shares issuable therein in respect of the Stock. Adjustments under this Section 10 shall be made in an equitable manner by the Committee, whose determination shall be conclusive and binding on all concerned.

                Section 11. Duration, Amendment, and Termination.

     The Board of Directors may at any time terminate the Plan or make such amendments thereof as it shall deem advisable and in the best interests of the Company, without further action on the part of the Shareholders of the Company; provided, however, that no such termination or amendment shall, without the consent of the Optionee or Permitted Transferee, as the case may be, adversely affect or impair the rights of such Optionee or Permitted Transferee, as the case may be, and provided further, that, unless the Shareholders of the Company shall have first approved thereof, no amendment of this Plan shall be made whereby: (a) the total number of Shares which may be granted under the Plan to all individuals shall be increased, except by operation of the adjustment provisions of Section 10 hereof; (b) the term of the Options shall be extended;
(c) the minimum option price shall be decreased; or (d) the class of eligible persons to whom Options may be granted shall be changed. The period during which Options may be granted under the Authority shall terminate on the tenth anniversary of the Effective Date, unless the Plan earlier shall have been terminated as provided above.

                      Section 12. Date of Granting Options.

     All Options granted under the Plan shall be in writing and shall be granted as of a Grant Date.

                        Section 13. Shareholder Approval.

     The Plan was unanimously approved by the Shareholders of the Company prior to the Effective Date.

                           Section 14. Miscellaneous.

     (a) Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the internal laws of the State of Michigan, excluding its conflict of law rules, and applicable federal law and in courts situated in the State of Michigan.

     (b) Transactions under this Plan are intended to comply with applicable conditions for exemption under Rule 16b-3. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     (c) The invalidity of any particular provision herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

EXHIBIT 10.3

                                      LEASE


     THIS LEASE is entered into as of this 8th day of July , 1997, between TIMKEN INDUSTRIAL MANAGEMENT, INC. ("Landlord") and MACATAWA BANK, a Michigan banking corporation to be formed ("Tenant"). The Landlord's address is 55 East Main , Zeeland Michigan 49464.

     1. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord a portion of the first floor of the building ("Building") commonly known as 51 E. Main Street, Zeeland, Michigan, containing approximately 1,700 square feet on the main floor and 1500 square feet in basement (the "Leased Premises").

     2. COMMON AREAS. Landlord shall also make available areas and facilities of common benefit to the tenants and occupants of the Building which may include foyer, common areas, hallways, sidewalks, and service areas ("Common Areas"). Landlord shall operate, manage, equip, light, insure, repair and maintain the Common Areas.

     3. TERM. The Lease shall be for a term of three (3) years commencing on November 1, 1997 terminating three years thereafter. The term of this Lease shall be automatically renewed for four (4) successive terms of three (3) years each unless Tenant provides Landlord with written notice of Tenant's intention not to renew not less than ninety (90) days prior to the expiration of the then-current term. Each renewal term shall be on the same terms and conditions as the initial term. Tenant is entitled to immediate possession of the Leased Premises to commence alterations and improvements.

     4. RENTAL. Tenant shall pay to Landlord as rental the sum of $800.00 per month, in advance, on the first day of each month during the term of this Lease. All rent shall be paid to Landlord at the address set forth above or at such other address as Landlord may designate in writing. On the third anniversary of the Commencement Date and on each successive third anniversary of the Commencement Date, the monthly rental then in effect pursuant to this Paragraph 4 shall be increased by seven and one-half percent (7.5%).

     5. OPERATING EXPENSES. Tenant shall also pay to Landlord, as Additional Monthly Rent, twenty percent (20%) of the Landlord's Operating Expenses ("Tenant's pro rata share"). As used in this Paragraph 5, "Landlord's Operating Expenses" means the following reasonable costs and expenses of operating and maintaining the Building, including Common Areas, on and in which the Leased Premises are situated: all real property taxes and special assessments and insurance premiums, but excluding real estate commissions, any alterations to meet the needs of specific tenants and any capital improvements as defined in accordance with generally accepted accounting principles.

     The Additional Monthly Rent to be paid in this Paragraph 5 shall be computed on the basis of each calendar year and shall be adjusted as of January of each year during the term of this Lease. Tenant shall pay its pro rata share of the Landlord's Operating Expenses in monthly installments estimated by Landlord without any deductions or setoff. Within ninety (90) days after the end of each calendar year, Landlord shall furnish Tenant with a written statement of the amount of Tenant's pro rata share of those Operating Expenses. If the total amount paid by Tenant for the prior calendar year shall be less than the actual amount due from Tenant, the Tenant shall immediately pay the Landlord the difference. If the total amount paid by the Tenant for the prior calendar year shall exceed the actual amount due from Tenant, the Landlord shall pay the Tenant the difference.

     6. USE OF PREMISES. Tenant shall use and occupy the Premises for office and banking purposes. Tenant shall not make any use of the Premises which is contrary to applicable law, permit anything to be done which constitutes a nuisance, or commit or suffer to be committed any waste upon the Premises.

     7. TAXES. Landlord shall initially pay all taxes and special assessments levied against the land and improvements, on and in which the Leased Premises are situated, but Tenant shall reimburse Landlord Tenant's pro rata share of Landlord's Operating Expense as described in Paragraph 5. Tenant shall pay all personal property taxes assessed against any personal property owned by Tenant on the Leased Premises.

     8. MAINTENANCE AND REPAIR. Landlord shall repair and maintain the Leased Premises and the Common Areas in good condition and repair, including the doors, the exterior windows. The Tenant shall maintain the heating and air conditioning equipment and the electrical and plumbing systems located in the Premises. Landlord will maintain the Common Areas in compliance with all building codes and restrictions and assure Tenant of necessary ingress and egress. Tenant shall provide and pay for its own regular janitorial service to maintain the Leased Premises in a neat and clean condition.

     9. ASSIGNMENT AND SUBLETTING. Tenant agrees not to sell, assign, mortgage, pledge or in any manner transfer this Lease or sublet the Leased Premises or any portion thereof without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

     10. UTILITIES. Tenant shall pay for all utilities provided during the term and separately metered to the Leased Premises.

     11. INSURANCE. Tenant shall, at its cost, obtain and keep in force a policy or policies of commercial general liability insurance with liability coverage of not less than Five Hundred Thousand Dollars ($500,000) for injury or death to any one person, One Million

Dollars ($1,000,000) for bodily injury or death to more than one person, and Three Hundred Thousand Dollars ($300,000) with respect to damage to property. Tenant shall furnish Landlord with certificates or other evidence and providing that Landlord shall be notified in writing at least thirty (30) days prior to cancellation of, any material change in or renewal of policy.

     Landlord shall maintain fire and extended coverage insurance on the Building, including the Leased Premises.

     Each party, for itself and on behalf of its insurance carrier, waives any right or cause of action for any loss of or damage to any of its property (whether or not such loss or damage is due to the fault or negligence of the other party or anyone for whom that other party may be responsible), which loss or damage is covered by fire and extended coverage insurance or similar policies covering real property or personal property.

     12. DAMAGE OR DESTRUCTION. If, during the term of the Lease, the Leased Premises shall be partially or totally destroyed by fire or other casualty so as to become partially or totally untenantable, the same shall be repaired at the expense of Landlord unless the Lease is terminated as hereinafter provided. In the event of such damage or destruction, and this Lease is not terminated, rent shall abate (until the repair is completed) in proportion to that part of the Leased Premises rendered untenantable.

     If, during the term of this Lease, the Leased Premises shall be partially or totally destroyed by fire or other casualty, and the cost of restoring the Leased Premises to their condition prior to such damage shall equal or exceed fifty percent (50%) of the replacement cost immediately prior to such damage, Landlord and Tenant shall have the right to terminate this Lease by giving the other party written notice of its election to do so within fifteen (15) days after the damage occurred and the rent shall be adjusted to that date. If neither party provides the notice, the Lease shall continue and the Landlord shall cause the Leased Premises or The Building to be repaired or restored with due diligence.

     13. ALTERATIONS AND IMPROVEMENTS. Subject to Landlord's prior approval which will not be unreasonably withheld, Tenant may construct its leasehold improvements in the Premises including basic interior improvements such as electrical, plumbing, restrooms, ceilings and walls ("Basic Improvements") as well as any bank specific improvements. Tenant shall also have the right to make such alterations and improvements to the basement under the Premises to secure the Premises and such alterations or improvements to the basement will be considered bank specific improvements. The Basic Improvements will be amortized over fifteen years and upon Tenant vacating the Leased Premises for whatever reason, Landlord will reimburse the Tenant for the unamortized cost of the Basic Improvements. However, if Tenant cancels and terminates this Lease under the provisions of Section 18 of this Lease, Landlord shall have no obligation to pay or reimburse Tenant for any of the improvements which Tenant may have made to the Premises. In no event shall Landlord be required to reimburse Tenant for any bank specific improvements that Tenant may make to the Premises. Tenant shall have the right to remove any bank specific improvements upon the termination or expiration of this Lease provided that Tenant repairs any damage to the Premises resulting from such removal.

     14. SIGNS. Tenant may place such signs on the exterior of the Building as it desires, subject to applicable governmental requirements. Upon Tenant vacating the Premises, Tenant will remove any such signs and repair any damage caused by such removal. Landlord represents that applicable governmental requirements permit Tenant to place its standard sign on the exterior of the Building, subject to Landlord's prior approval not to be unreasonably withheld.

     15. REMEDIES AND DEFAULT. If Tenant shall default in the payment of any sums to Landlord when due, including Rental and Operating Expenses, and shall not cure such default within ten (10) days after written notice; or if Tenant shall default in the performance of any other covenant or condition of the Lease and shall not cure such other default within thirty (30) days after written notice from Landlord specifying the default complained of; then, in any such event, Landlord may terminate this Lease, re-enter the Premises and remove Tenant's effects and relet the same for the account of the Tenant for such rent and upon such terms as shall be satisfactory to Landlord, crediting the proceeds thereof, after deducting the costs and expenses of re-entry, alterations and the other amounts due hereunder during the remainder of the term, and Tenant shall remain liable to Landlord for the balance. If Landlord is required to commence any collection proceedings against Tenant for nonpayment of rent, Tenant shall also responsible for reimbursement of Landlords costs and expenses of such collection proceedings, including reasonable attorneys fee.

     Notwithstanding any other provisions  contained in this Lease, in the event
(a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount exceeding an amount equal to all accrued and unpaid rent to the date of termination.

     16. NOTICES. All notices required hereunder shall be in writing and shall be deemed to have been given if either delivered personally or mailed by certified or registered mail to the Landlord or to Tenant at their respective addresses set forth herein, or to such other address as either party may furnish in writing during the term of this Lease.

     17. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant, its successors and assigns, that upon Tenant's paying the rent and observing and performing all the terms, covenants and conditions on Tenant's part to be performed and observed, Tenant may peaceably and quietly hold, have, occupy, possess and enjoy the Leased Premises for the full term hereof.

     18. RIGHT OF CANCELLATION. Tenant has the right to cancel and terminate this Lease upon written notice to Landlord if Tenant does not receive requisite governmental approvals to commence operation as a bank or if Huntington Bancshares Incorporated does not complete the acquisition of First Michigan Bank Corporation.

     19. SUCCESSORS. This Lease and the covenants and conditions herein shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the day and year set forth above

TENANT:                                      LANDLORD:

Macatawa Bank, a Michigan                    TIMKEN INDUSTRIAL
banking corporation to be formed             MANAGEMENT, INC.


By: /s/ Paulette J. Belile                   By: /s/ Kenneth Hoesch
      Paulette J. Belile
      Title:  an Organizer                      Title: President



Document No. 45729 ver. 5

EXHIBIT 10.4
                                      LEASE

     This is a lease agreement entered into as of this 1st day of January, 1998, by and between RIVERVIEW DEVELOPMENT LIMITED PARTNERSHIP, a Michigan limited partnership, of 75 E. 8th Street, Holland, Michigan 49423 (the "Landlord"), and MACATAWA BANK, a Michigan corporation of 51 East Main Street, Zeeland, Michigan 49464 (the "Tenant"), whereby the Landlord and the Tenant mutually agree and promise to lease certain property hereinafter described upon the terms and conditions hereinafter set forth.

     Section 1. Term of Lease. In consideration of the rents, covenants, and conditions which the Tenant agrees herein to pay, keep, and perform, the Landlord hereby leases to the Tenant the Premises, hereinafter defined, to have and to hold the same and the appurtenances thereunto belonging for and during a term of seventeen months commencing January 1, 1998 and expiring on May 31, 1999. Thereafter, the Lease shall continue for up to one year (through May 31, 2000), with each party having the right to terminate the Lease by providing written notice to the other party not sooner than within six months of the termination date. The Tenant shall have possession of the Premises as soon as this lease is signed by both parties and the first month's rent and deposit are received from the Tenant.

     The only exception to this possession concerns Tulip Time. Beginning ten days before the main Saturday parade (Wednesday) through the following Monday, the Landlord shall lease the Premise's western portion (as shown on the attached Exhibit "A") to food vendors. Access to the building, parking, and drive through window on the eastern portion of the Premises shall be assured to the Tenant. Also during Tulip Time, if required, a hose shall be connected to the Premise's outside faucet to provide water to vendors under contract by the Landlord. The Tenant shall be compensated $25.00 for this water usage.

     Section 2. Description of Premises. As used in this lease agreement the "Premises" shall mean the following described property situated in the City of Holland, Ottawa County, Michigan :

          (a) The facility located at 139 East 8th Street, Holland, Michigan, consisting of a single-story building of approximately 2200 square feet (plus full basement of equal size) more fully shown on Exhibit "A" hereto; and

          (b) the parking lot, driveway, and adjacent areas all as more fully shown on Exhibit "A" hereto.

          (c) access driveway from Columbia Avenue to the Premises as shown on Exhibit "A".

     Section 3. Use of Premises. The Tenant shall use the Premises for banking purposes only and for no other purposes whatsoever without the express written consent of Landlord, which shall not be unreasonably withheld, delayed, or conditioned.

     Section 4. Rent. During the initial term of the Lease, the Tenant shall pay the Landlord as rent for the Premises the sum of $28,900, payable at the rate of $1,700 per month, with each month's rent installment being payable in advance on the first day of each and every month commencing on January 1, 1998. A deposit of one month's rent ($1,700) shall be provided to the Landlord at the inception of the Lease and shall be returned to the Tenant upon satisfactory inspection of the Premises at the conclusion of the Lease. From May 31, 1999, through May 31, 2000, the monthly rent shall be increased to $1,800.

     Section 5. Maintenance and Repair. The Landlord shall maintain in good condition the roof, foundation, walls, and other structural components of the building located upon the Premises. The Tenant shall provide normal and customary routine maintenance for the Premises, including the parking areas, the building, and the building's electrical, plumbing, heating, air conditioning, ventilation, lighting, sprinkler, utility, and other systems; provided, however, that the Landlord shall be responsible for any repair if such repair is considered a capital expenditure for federal tax reporting purposes in accordance with generally accepted accounting principles. The Tenant shall maintain the interior of the Premises in as good condition and repair as existed at the commencement of the lease term, ordinary wear and tear excepted. The Tenant shall also be responsible for janitorial and landscaping services and trash and snow removal.

     Section 6. Alternations and Improvements. The Tenant shall have the right to make any alterations, additions, or improvements to the Premises it deems necessary to the conduct of its personal banking business and shall be solely responsible for securing any required permits and approvals form local and state governmental or regulatory agencies. Any alteration, addition, or improvement to the Premises shall become and remain the property of the Landlord at the expiration of the lease term, unless the Tenant can remove such alteration, addition, or improvement without doing damage to the Premises. All signs located on the Premises shall be the responsibility of the Tenant for purposes of repair and maintenance and all signs located on or affixed to the Premises shall be constructed and erected in compliance with all state and local statutes and ordinances.

     Section 7. Acceptance of Premises. Except as the Tenant may notify the Landlord by February 1, 1998, the Tenant takes possession of the Premises, the act of the Tenant in taking possession shall constitute acceptance of the Premises by the Tenant on an "as is" basis and acknowledgment by the Tenant that the Premises were in satisfactory and acceptable condition on the possession date and that the Landlord had performed all of its obligations hereunder.

     Section 8. Destruction. If the Premises are damaged or destroyed, in whole or in part, the Landlord shall, at its option either (a) as speedily as possible use the proceeds of insurance to repair, restore, replace, or rebuild the Premises, or the part thereof so damaged, as nearly as possible to the value, condition, and character of the Premises as existed immediately prior to the occurrence of such damage or destruction, exclusive of any alterations, additions, or improvements made by the Tenant to the Premises, or (b) terminate this Lease by notice of Tenant. Rent shall be abated in whole or in part according to the portion of the Premises that is rendered untenantable.

     In case the building on the Premises shall be so damaged by fire or other casualty that demolition or substantial reconstruction is necessary and would require the excess of one hundred twenty (120) days to complete, either the Landlord or the Tenant may terminate this lease by giving written notice to the other party within thirty (30) days after the damage or destruction occurs. If the Lease is terminated pursuant to this provision, all insurance proceeds payable as a result of the damage or destruction shall be retained by the Landlord or any mortgagee designated by the Landlord. In no event shall the Tenant have any claim against the Landlord for any consequential damages or lost profits as a result of such damage or destruction of the Premises.

     Section 9. Utilities. The Tenant shall pay for all utilities furnished with respect to the Premises throughout the lease term, including without limitation gas, electricity, telephone, water, and sewer. The Tenant shall also pay for snowplowing of the parking lot adjacent to the Premises.

     Section 10. Tenant's Personal Property. Any personal property kept on the Premises by the Tenant shall be at the Tenant's sole risk and responsibility. The insurance maintained by the Tenant on its personal property shall contain a clause or endorsement under which the insurer waives all right of subrogation against the Landlord, its agents, or employees, with respect to losses payable under such policy, and the Tenant hereby waives all right of recovery which it might otherwise have against the Landlord, its agents, or employees for any damage to its personal property which is covered by a policy of insurance regardless of the amount of such insurance, notwithstanding that such damage may result from the negligence or fault of the Landlord, its agents or employees.

     Section 11. Insurance. The Landlord shall, at its expense, insure the Premises (exclusive of insurance on any alterations, additions, or improvements to the Premises made by Tenant) against loss or damage under a policy or policies of "all risk" fire and casualty coverage insurance, to the full extent of their replacement cost (provided, however, if replacement cost insurance is not available at a reasonable cost, as determined by Landlord, such insurance shall be on a cash value basis, which value the Landlord and the Tenant hereby agree shall be an amount of Three Hundred Thousand Dollars ($300,000), exclusive of any alterations, additions, or improvements to the Premises made by the Tenant), underwritten by such carriers and on such other terms and conditions as the Landlord shall approve. The Tenant shall, at its option, provide fire and extended coverage insurance for its fixtures, equipment, and other personal property located in the Premises. The Tenant shall provide comprehensive general public liability insurance covering the Premises, naming the Landlord as an additional insured, in such form and amounts reasonably satisfactory to the Landlord. Such insurance limits shall be not less than One Million Dollars ($1,000,000) for each occurrence. The Tenant upon demand by the Landlord shall from time to time furnish the Landlord with a certificate certifying that such insurance is in force. Such certificate shall contain a reference to the fact that the Landlord will be given ten days' advance notice of any cancellation or reduction of such insurance coverage and that copies of any endorsements issued after shall be forwarded to the Landlord. The Tenant shall observe all reasonable regulations and requirements of underwriters concerning the use and condition of the Premises tending to reduce fire hazard and insurance rates, and the Tenant will not permit or allow any rubbish, waste, or products to accumulate on the Premises. The Tenant shall not use the Premises in a manner which shall increase the rate of the fire insurance on the building of which the Premises are a part over that in effect prior to the execution of this lease. The Landlord and the Tenant agree that all fire, extended coverage, and comprehensive general liability insurance policies carried by them respectively on or for the Premises, or any contents thereof, shall contain a clause permitting the insured, to waive the insurance carriers right of subrogation arising out of the occurrence of any casualty or act insured against. The Landlord and the Tenant further agree that each shall waive, and they hereby do waive, such right to subrogation as against each other.

     Section 12. Taxes. The Landlord shall pay all real property taxes and special assessments levied with respect to the Premises. The Tenant shall pay all personal property taxes levied with respect to its personal property located in the Premises.

     Section 13. Indemnification. The Tenant shall at all times indemnify the Landlord for, defend the Landlord against, and save the Landlord harmless from any liability, loss, cost, injury, damage, or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises and resulting from the use, misuse, occupancy, possession, or unoccupancy of the Premises by the Tenant or by its agents, employees, licensees, invitees, guests, or other such persons. The Tenant shall, at its own cost and expense, defend the Landlord against any and all such actions, claims, and demands and shall indemnify the Landlord for all costs and expenses it may incur in connection therewith. The Landlord shall not be liable for any injury or damage to the Premises or to the agents, employees, licensees, or guests of the Tenant, or to any property of such persons, and the Tenant shall not make any claim or demand upon or institute any action against the Landlord as a result of any such injury or damage. The indemnification provided for herein shall not extend to any liability, loss, cost, injury, damage, or other expense or claim to the extent caused by the negligence of the Landlord or of its agents, employees, licensees, invitees, or guests.

     The Landlord shall at all times indemnify the Tenant, defend the Tenant against, and save the Tenant harmless from any liability, loss, cost, injury, damage, or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises and resulting from the use, misuse, occupancy, possession, or unoccupancy of the Premises by the Tenant or by its agents, employees, invitees, guests, or other such persons. The Landlord shall, at its own cost and expense, defend the Tenant against any and all such actions, claims, and demands and shall indemnify the Tenant for all costs and expenses it may incur in connection therewith. The Tenant shall not be liable for any injury or damage to the Premises or to the agents, employees, licensees, or guests of the Landlord, or to any property of such persons, and the Landlord shall not make any claim or demand upon or institute any action against the Tenant as a result of any such injury or damage. The indemnification provided for herein shall not extend to any liability, loss, cost, injury, damage, or other expense or claim to the extent caused by the negligence of the Tenant or of its agents, employees, licensees, invitees, or guests.

     Section 14. Default. If the Tenant fails to make any payment of rent due hereunder within five (5) days after written notice from Landlord to Tenant (provided, however that Landlord shall not be obligated to give such notice more than twice in any twelve (12) month period), or if the Tenant fails to observe or perform any of the terms, covenants, or conditions of this lease required to be observed or performed by it within thirty (30) days after written notice from Landlord, then or at any time thereafter without further notice to or demand upon the Tenant, at the option of the Landlord, the Landlord shall have the right immediately to reenter and take possession of the Premises and declare this lease to be null and void, in which event this lease and all rights of the Tenant shall immediately cease and terminate, and the Landlord shall possess and enjoy the Premises as though this lease had never been made without prejudice, however, to any and all rights and actions against the Tenant having at the time of such rescission accrued to the Landlord for rent, damages, or breach of covenant.

     Notwithstanding any other provisions  contained in this Lease, in the event
(a) Tenant or its successors or assigns shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Landlord for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount exceeding an amount equal to all accrued and unpaid rent to the date of termination.

     Section 15. Condemnation. If the whole of the Premises, or such portion thereof as will make the Premises unsuitable for the purposes herein leased, is condemned for any public use or purposes by any legally-constituted authority, then in either of such events this lease shall cease from the time when the Premises are taken by such public authority and rental shall be accounted for between the Landlord and the Tenant with reference to the date of taking. Such termination shall be without prejudice to the rights of either the Landlord or the Tenant to recover compensation from the condemning authority for any loss or damage caused by such condemnation.

     The Landlord shall make no claim nor receive any award from such condemning authority with respect to the value of the Tenant's equipment, business fixtures, or leasehold improvement. The Tenant shall have no right to compensation for the value of the lease term, or the value of the land or building, but shall have right of compensation for leasehold improvement improved at the sole expense of the Tenant.

     Section 16. Access to Premises. The Landlord shall have the right to enter upon the Premises during the Tenant's business hours for the purpose of inspecting the Premises, preventing waste, loss or destruction, removing obstructions, making such repairs or alternations as it is obligated to make under the terms of this lease, or to enforce any of the Landlord's rights or powers under this lease, and the Landlord shall not be liable nor responsible for any loss that may accrue to the Tenant's business by reason thereof. The Landlord may show the Premises to prospective tenants at any time during the last three months of the term of this lease, provided 24 hours notice is provided to the Tenant by the Landlord.

     Section 17. Assignment and Sublease. The Tenant shall not assign any right, title, or interest hereunder, or sublease all or any part of the Premises without first obtaining the written consent of the Landlord, which shall not be unreasonably withheld, delayed, or conditioned. If the Tenant assigns any right, title, or interest hereunder or sublets all or any part of the Premises, neither the assignment nor the subletting nor the receipt and acceptance by the Landlord of rent from the assignee or sublessee shall operate to release the Tenant from the terms, covenants, and conditions hereof unless the Landlord so specifically agrees in writing.

     Section 18. Quiet Enjoyment. If the Tenant pays the rent and keeps and performs the covenants of this lease agreement on the Tenant's part to be kept and performed according to the provisions and conditions hereof, the Tenant shall peacefully and quietly hold, occupy, and enjoy the Premises during the term hereof without any hindrance or molestation by the Landlord or the Landlord's successors or assigns.

     Section 19. Successors in Interest. This lease and all of its provisions shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the Landlord and of the Tenant; however, no assignment of this lease, whether by act of the Tenant or by operation of law, and no sublease by or from the Tenant in violation of any of the provisions, covenants, and conditions of this lease shall vest in the assignee or sublessee any right, title, or interest whatsoever.

     Section 20. Agreement Complete. This document fully sets forth all agreements and understandings of the parties to this agreement with respect to the subject matter hereof.

     Section 21. Notices . Any notice, statement, or demand furnished or made by the Landlord under this lease shall be deemed given, furnished, or made when mailed, postage prepaid, by first class mail, certified mail, return receipt requested, to the Tenant at its address, 51 East Main Street, Zeeland, MI 49464, or to such other address as the Tenant may from time to time specify by written notice to the Landlord. Any notice, statement, demand, or payment furnished or made by the Tenant under this lease shall be deemed given, furnished, or made when mailed by first class mail to the Landlord at its address first written above, or to any other address as the Landlord may from time to time specify by written notice to the Tenant.

     Section 22. Captions. The captions at the beginning of the several sections of this agreement are not a part of the context hereof and shall be ignored on construing this lease. They are intended only as aids in locating the various provisions hereof.

     In Witness Whereof, the Landlord and the Tenant have executed duplicate originals of this lease on the date first written above.

                                    RIVERVIEW DEVELOPMENT I
                                    LIMITED PARTNERSHIP



                                    By: /s/ Gordon J. VanWylen
                                            Its Agent



                                    MACATAWA BANK



                                    By: /s/ Benj. A. Smith, III

                                    Its: Chairman


Document No. 120410 ver. 1

EXHIBIT 10.5
                                 FIRE BRIGADE #1
                          OFFICE SPACE LEASE AGREEMENT


This lease, made this 22nd day of December 1997 between the Fire Brigade #1, a Michigan company, 106 E. 8th Street, Holland, MI 49423, the "Lessor" herein, and Macatawa Bank, Inc. the "Lessee".

Section 1   Description of Premises

Lessor leases to Lessee a portion of the first floor, of an office building, hereby known as Suite 100, located at 106 East 8th Street, Holland MI 49423, as shown in a diagram attached hereto and made a part hereof and marked Exhibit A.

Section 2   Services Provided

The following services shall be provided:

1)       A non-smoking environment.
2) Central reception and telephone answering service Monday through Friday (9:00 a.m. - 5:00 p.m.).
3)       All utilities excluding the cost of telephone service.
4) One phone per office provided by the Lessor, telephone company installation and other service charges not included.
5)       Hazard and liability insurance on the building.
6)       Scheduled use of the conference room.
7)       Use of main kitchen facility located on upper level, coffee service.
8)       On premise management.
9)       Maintenance of interior, exterior, and grounds.
10)      Janitorial service.
11)      Trash and snow removal.
12)      Use of copy machine with copies billed 7.5 cents each.
13) Use of fax machine with outgoing local pages billed at .75 each, outgoing long distance pages billed at $1.25.

Section 3    Term of Lease

The lease shall be for a term of two (2) years commencing on January 1, 1998 terminating two years thereafter. The term of this lease shall be automatically renewed for two (2) successive terms of two (2) years each unless Tenant provides Landlord with written notice of Tenant's intention not to renew not less than ninety (90) days prior to the expiration of the then-current term.

Section 4    Rental

Lessee agrees to pay to the Lessor or to Lessor's agent or assigns, in the form of a check or money order, at such place the Lessor may designate, a total of $19,200.00 for the term of this lease, payable in advance in equal monthly payments of $1,600.00 each, due on the tenth (10th) day of each month for the current month's rental. Payments shall be made to Lessor's designated address, and a payment shall be delinquent if not paid by the tenth (10th) day after which it is due.

Section 5   Security Deposit

Lessee has, under the original lease, deposited $1,600.00 as a security deposit to be used to reimburse Lessor for actual damage to the premises or ancillary facilities that are the direct result of conduct not reasonably expected in the normal course of occupation, or to pay to Lessor for all rent in the arrearage under the lease. Lessee is to return the premises to Lessor in the same condition as received from Lessor, reasonable wear and tear expected. Notwithstanding the use of the security deposit by Lessor, Lessee shall remain liable for any deficiencies or balances remaining unpaid.

Section 6    Restrictions on Use

Lessee shall not use or permit the premises, or any part thereof, to be used for any purposes other than those set forth herein. Lessee shall neither permit on the premises any act, sale, or storage that may prohibited under standard forms of fire insurance policies, or use the premises for any such purpose. In addition, no use shall be made or permitted to be made that shall result in (1) waste on the premises, (2) a public or private nuisance that may disturb the quiet enjoyment of other tenants in the building, (3) improper, unlawful, or objectionable use or (4) noises or vibrations that may disturb other tenants. Lessee shall comply with all governmental regulations and statutes affecting the premises either now or in the future. The premises shall be used for office purposes and for no other purpose.

Section 7   Alterations, Modifications and Repairs

No alterations, additions or improvements in and to the demised premises may be made without first securing prior written approval of Lessor and also securing the approval of all governmental departments of authorities having jurisdiction. Furthermore, Lessee shall, at the termination of this lease, surrender the demised premises to the Lessor in as good a condition and repair as reasonable and proper use thereof will permit.

No alterations, additional improvement on or in the demised premises that may be erected or installed during the term of this lease shall become a part of the demised premises unless the same can be removed by the Lessee without damage being done to the demised premises. In the event that with the approval of the lessor first secured in writing, alterations, changes or modifications in the lease premises are made, which result in damage or change beyond that agreed to, repair of all such damages or injury done to the premises by the Lessee or any person who may be in or on the premises with the consent of Lessee shall become the responsibility of the Lessee.

Section 8    Liability and Indemnification

Lessor shall not be liable to Lessee for any damage by or from any act of negligence of any other occupant of the same building, or by an owner or occupant of adjoining or continuous property.

Lessee waives all claims against Lessor for damages to property or for injuries to persons on or about the premises from any cause arising any time. Lessee shall indemnify Lessor against and hold harmless from any and all liabilities, obligations, damages, penalties, claims, costs, and expense resulting from use, breach, negligence or misconduct by Lessor, employee, agent, customer or invitee which may be associated with the use or occupancy of the premises by the Lessee.

Lessee agrees to pay for all damage to the building, as well as all damage or injury suffered by tenants or occupants thereof, caused by misuse or neglect of the premises by Lessee.

Section 9    Insurance

A policy of insurance shall be maintained against risk of loss from any cause whatsoever to all property Lessee brings onto the premises. Insurance shall contain a clause or endorsement under which the insurer waives, or permits waiver by Lessee, of all right of subrogation against Lessor with respect to losses payable under such policy.

Lessee shall maintain workers' compensation insurance covering all of its employees to at least the statutory limit set forth, and a policy of general public liability insurance in an amount at least equal to one million dollars ($1,000,000). Such policy of general public liability insurance shall name Fire Brigade #1 as additional insured.

Section 10    Assignment and Sublease

Lessee shall not assign any rights or duties under this lease nor sublet the premises or any part thereof, nor allow any other person to occupy or use the premises without prior written consent of the Lessor. Occupation or use by any other person shall not be a consent to any subsequent assignment sublease, or occupation or use by another person. Any assignment or subletting without consent shall be void. This lease shall not be assignable as to the interest of Lessee by operation of law without the written consent of Lessor. Lessor shall not unreasonably withhold consent to assignment or sublease of the demised premises by Lessee if Lessee will provide evidence of the financial responsibility of the attended assignee or subleassee.

Section 11    Holding Over

If lessee holds possession of the premises after the term of this lease, Lessee shall become a tenant from month-to-month on the terms herein specified, and Lessee shall continue to be a month-to-month tenant until the tenancy shall be terminated by the Lessor or until the Lessee has given to Lessor a written notice, at least two (2) months prior to the date of termination of the monthly tenancy, of its intention to terminate the tenancy. Upon tendering such written notice of termination, Lessee agrees to allow the advertising and showing of the premises by appointment.

Lessor: Fire Brigade #1                        Lessee:   Macatawa Bank

/s/Benj. A. Smith III                          /s/Philip Koning
Benj. A. Smith III

Date: 1/9/98                                   Date: 1/9/98



::ODMA\PCDOCS\GRR\121330\1

EXHIBIT 10.6
                                      LEASE


     THIS LEASE is made and entered into as of this 1st day of January, 1998, by and between VENTURE I, L.L.C., a Michigan limited liability company, of 307 West 30th Street, Holland, Michigan 49423 (the "Landlord"), and MACATAWA BANK, a
Michigan corporation, of 51 East Main Street, Zeeland, Michigan 49464 (the "Tenant").

     WHEREAS, the Landlord desires to lease certain premises hereinafter described to the Tenant and the Tenant desires to lease such premises from the Landlord;

     NOW, THEREFORE, for and in consideration of the mutual premises and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Landlord and Tenant agree as follows:

     1. Description of Premises. As used in this lease agreement, the "Premises" shall mean the property, building, and improvements located at 701 Maple Avenue, Holland, Michigan and legally described as follows:

         Lot 4 of Homestead addition to the City of Holland, as recorded in Liber 3 of Plats on Page 32, City of Holland, County of Ottawa and State of Michigan.

     2. Term of Lease. In consideration of the rents, covenants, and conditions which the Tenant agrees herein to pay, keep, and perform, the Landlord hereby leases the Premises to the Tenant, to have and to hold the same and the appurtenances thereunto belonging for and during an initial term of three (3) years commencing January 1, 1998, and terminating on December 31, 2000, unless terminated earlier as specifically provided hereunder. The Tenant shall have the right to renew the lease for additional terms as provided in Paragraph 21, below.

     3. Use of Premises. The Tenant shall use the Premises for banking and related uses and for no other purpose whatsoever without the express written consent of the Landlord, which consent shall not be unreasonably withheld, delayed, or conditioned. The Landlord represents and warrants that it is not aware of any ordinance, statute, regulation, deed restriction, or other matter that prohibits the Tenant from operating a bank upon the Premises.

     4. Rent. The Tenant shall pay the Landlord as rent for the Premises during the initial lease term the sum of One Thousand Nine Hundred Dollars ($1,900.00) per month, each month's payment being payable in advance on the 1st day of each month.

     5. Security Deposit. The Landlord acknowledges receipt of a security deposit in the amount of One Thousand Nine Hundred Dollars ($1,900.00) as security for the good and faithful performance of all the terms, covenants, and conditions of this lease. The Landlord shall hold such security deposit and shall have the right and option to apply all or any part of such deposit to overdue and unpaid rent.

     In the event of the failure of the Tenant to keep and perform any of the terms, covenants, and conditions of this lease, the Landlord at its option may appropriate and apply the entire deposit (or so much thereof as may be necessary) to compensate the Landlord for loss or damage sustained or suffered by the Landlord due to such breach on the part of the Tenant. Should the entire deposit, or any portion thereof, be appropriated and applied for the payment of overdue rent or other sums due and payable, then the Tenant shall, upon the written demand of the Landlord, forthwith remit to the Landlord a sufficient amount in cash to restore such deposit to the original sum deposited, and the Tenant's failure to do so within (10) ten days after receipt of such demand shall constitute a breach of this lease.

     Should the Tenant comply with all such terms, covenants, and conditions and promptly pay all of the rent herein provided for as it falls due and all other sums, the deposit shall be returned in full to the Tenant at the end of the lease term, or any renewal thereof, or upon earlier termination of this lease as specifically provided herein. The Landlord may transfer the security deposit hereunder to a purchaser of the Premises, and thereafter the Landlord shall be discharged from any further liability with respect to such security deposit upon written receipt from such purchaser.

     6. Maintenance and Repair. The Landlord shall maintain in good condition the roof, foundation, walls, and other structural components of the building located upon the Premises. The Tenant shall provide normal and customary routine maintenance for the Premises, including the parking areas, the building, and the building's electrical, plumbing, heating, air conditioning, ventilation, lighting, sprinkler, utility, and other systems; provided, however, that the Landlord shall be responsible for any repair if such repair is considered a capital expenditure for federal tax reporting purposes in accordance with generally accepted accounting principles. The Tenant shall maintain the interior of the Premises in as good condition and repair as existed at the commencement of the lease term, ordinary wear and tear excepted. The Tenant shall also be responsible for janitorial and landscaping services and trash and snow removal.

     7. Alterations and Improvements. The Landlord and Tenant understand and agree that the Tenant intends and shall have the right, at Tenant's sole cost, to make alterations, additions, and improvements to the Premises. Any alteration, addition, or improvement to the Premises shall become and remain the property of the Landlord at the expiration of the lease term, unless the Tenant can remove such alteration, addition, or improvement without doing damage to the Premises. All signs located on the Premises shall be the responsibility of the Tenant for purposes of repair and maintenance and all signs located on or affixed to the Premises shall be constructed and erected in compliance with all state and local statutes and ordinances.

     8. Acceptance of Premises. The act of the Tenant in taking possession of the Premises shall constitute acceptance of the Premises by the Tenant on an "as is" basis and acknowledgment by the Tenant that the Premises were in satisfactory and acceptable condition on the possession date, except as the Tenant may notify the Landlord within thirty (30) days after the Tenant takes possession of the Premises.

     9. Tenant's Personal Property. Any personal property kept on the Premises by the Tenant shall be at the Tenant's sole risk and responsibility.

     10. Condemnation. If the whole of the Premises, or such portion thereof as will make the Premises unsuitable for the purposes herein leased, is condemned for any public use or purposes by any legally-constituted authority, then in either of such events this lease shall cease from the time when the Premises are taken by such public authority and rental shall be accounted for between the Landlord and the Tenant with reference to the date of taking. Such termination shall be without prejudice to the rights of either the Landlord or the Tenant to recover compensation from the condemning authority for any loss or damage caused by such condemnation.

     The Landlord shall make no claim nor receive any award from such condemning authority with respect to the value of the Tenant's equipment, business fixtures, or leasehold improvements. The Tenant shall have no right to compensation for the value of the land, building, or the Landlord's leasehold improvements.

     11. Destruction. If the Premises shall be rendered untenantable by fire or other casualty, the Landlord shall make the Premises tenantable as speedily as possible, and the rent shall be abated in whole or in part according to the portion of the Premises which is rendered untenantable during the period of untenantability.

     In the event of such fire or other casualty, the Landlord shall determine the length of time required to make the Premises tenantable, and shall notify the Tenant of such determination within ten (10) days after the occurrence of the fire or other casualty. If it is determined that the Premises cannot be made tenantable within ninety (90) days, then the Tenant may terminate this lease by notifying the Landlord of such termination within fifteen (15) days after the Landlord has notified the Tenant of the time required. If the Premises are not made tenantable within thirty (30) days after the expiration of the time which the Landlord has notified the Tenant will be required to make the Premises tenantable, then the Tenant may terminate this lease by notifying the Landlord of the termination.

     12. Access to Premises. Upon prior reasonable notice to the Tenant, the Landlord shall have the right to enter upon the Premises during the Tenant's business hours for the purpose of inspecting the Premises, preventing waste, loss or destruction, making such repairs or alterations as it is obligated to make under the terms of this lease, or to enforce any of the Landlord's rights or powers under this lease, and the Landlord shall not be liable nor responsible for any loss that may accrue to the Tenant's business by reason thereof.

     13. Utilities. The Tenant shall pay for all utilities furnished with respect to the Premises throughout the lease term, including without limitation gas, electricity, telephone, water, and sewer.

     14. Insurance.

          a. Tenant's Insurance. The Tenant shall provide fire and extended coverage insurance for its fixtures, equipment, improvements, and other personal property located in or on the Premises and shall also provide comprehensive general public liability insurance covering the Premises, naming the Landlord as an additional insured, in such form and amounts reasonably satisfactory to the Landlord. The Tenant upon demand by the Landlord shall from time to time furnish the Landlord with a certificate certifying that such insurance is in force. Such certificate shall contain a reference to the fact that the Landlord will be given ten days' advance notice of any cancellation or reduction of such insurance coverage and that copies of all endorsements issued thereafter shall be forwarded to the Landlord.

          b. Landlord's Insurance. The Landlord shall provide fire and extended coverage insurance covering the Premises in an amount not less than the then current replacement cost of the improvements located upon the Premises. The Landlord shall also provide comprehensive general public liability insurance covering the Premises, naming the Tenant as an additional insured, in such form and amounts reasonably satisfactory to the Landlord. The Landlord upon demand by the Tenant shall from time to time furnish the Tenant with a certificate certifying that such insurance is in force. Such certificate shall contain a reference to the fact that the Tenant will be given ten days' advance notice of any cancellation or reduction of such insurance coverage and that copies of all endorsements issued thereafter shall be forwarded to the Tenant. The Tenant shall reimburse the Landlord for the cost of such insurance.

          c. Subrogation. The Landlord and the Tenant agree that all fire, extended coverage, and comprehensive general liability insurance policies carried by them respectively on or for the Premises, or any contents thereof, shall contain a clause permitting the insured to waive the insurance carrier's right of subrogation arising out of the occurrence of any casualty or act insured against. The

     Landlord and the Tenant further agree that each shall waive, and they hereby do waive, such right of subrogation as against each other.

     15. Taxes. The Landlord shall pay all real property taxes levied during the lease term with respect to the Premises. The Tenant shall reimburse the Landlord for the cost of such real property taxes. The Real estate taxes shall be determined on a calendar year basis. Under the calendar year basis, any real estate tax bills which first becomes due and payable during a calendar year are deemed to be related to that entire year. For example, the 1998 Summer and Winter tax bills shall be attributed to the entire 1998 calendar year. The Tenant shall pay all personal property taxes levied during the lease term with respect to its personal property located in or on the Premises.

     16. Indemnification. The Tenant shall at all times indemnify the Landlord for, defend the Landlord against, and save the Landlord harmless from any liability, loss, cost, injury, damage, or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises and resulting from the use, misuse, occupancy, possession, or unoccupancy of the Premises by the Tenant or by its agents, employees, licensees, invitees, guests, or other such persons.

The Landlord shall at all times indemnify the Tenant for, defend the Tenant against, and save the Tenant harmless from any liability, loss, cost, injury, damage, or other expense that may occur or be claimed by or with respect to any person or property on or about the Premises and resulting from the negligence of the Landlord or of its agents, employees, licensees, invites, or guests.

     17. Default. If the Tenant fails to make any payment of rent due hereunder within fifteen (15) days after it becomes payable (even though no demand has been made therefor), or if the Tenant fails to observe or perform any of the terms, covenants, or conditions of this lease required to be observed or performed by it and does not correct such failure within 30 days after written notice of such failure is given by the Landlord, then or at any time thereafter without any additional notice to or demand upon the Tenant, at the option of the Landlord, the Landlord shall have the right immediately to re-enter and take possession of the Premises and declare this lease to be null and void, in which event this lease and all rights of the Tenant shall immediately cease and terminate, and the Landlord shall possess and enjoy the Premises as though this lease had never been made without prejudice, however, to any and all rights and actions against the Tenant having at the time of such rescission accrued to the Landlord for rent, damages, or breach of covenants

     Notwithstanding any other provisions  contained in this lease, in the event
(a) the Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), the Landlord may, in either such event, terminate this lease only with the concurrence of any receiver or liquidator appointed by such Authority, provided, that in the event this lease is terminated by the receiver or liquidator, the maximum claim of the Landlord for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired lease shall by law in no event be in an amount exceeding an amount equal to all accrued and unpaid rent to the date of termination.

     18. Assignment and Sublease. The Tenant shall not assign any right, title, or interest hereunder, or sublease all or any part of the Premises without first obtaining the written consent of the Landlord, which shall not be unreasonably withheld, delayed, or conditioned. If the Tenant assigns any right, title, or interest hereunder or sublets all or any part of the Premises, neither the assignment nor the subletting nor the receipt and acceptance by the Landlord of rent from the assignee or sublessee shall operate to release the Tenant from the terms, covenants, and conditions hereof unless the Landlord so specifically agrees in writing.

     19. Quiet Enjoyment. If the Tenant pays the rent and keeps and performs the covenants of this lease agreement on the Tenant's part to be kept and performed according to the provisions and conditions hereof, the Tenant shall peacefully and quietly hold, occupy, and enjoy the Premises during the term hereof without any hindrance or molestation by the Landlord or the Landlord's successors or assigns.

     20. Successors in Interest. This lease and all of its provisions shall be binding upon, inure to the benefit of, and be enforceable by and against the respective successors and assigns of the Landlord and of the Tenant; however, no assignment of this lease, whether by act of the Tenant or by operation of law, and no sublease by or from the Tenant in violation of any of the provisions, covenants, and conditions of this lease shall vest in the assignee or sublessee any right, title, or interest whatsoever.

     21. Option to Renew.

          a. Option Terms. The Landlord hereby grants to the Tenant four (4) options to renew this lease for an additional period of three (3) years each successively from the date of the expiration of the initial lease term. The four (4) renewal terms are as follows:

                                    Commencement                 Termination
         First Renewal Term        January 1, 2001            December 31, 2003
         Second Renewal Term       January 1, 2004            December 31, 2006
         Third Renewal Tenn        January 1, 2007            December 31, 2009
         Fourth Renewal Term       January 1, 2010            December 31, 2012

     The Tenant shall exercise any such renewal term by giving written notice to the Landlord of its intention to exercise such renewal term not less than sixty (60) days prior to the expiration of the lease term then in effect. The Tenant may not exercise such options so long as it is in default under the terms of this lease. The extensions of the lease pursuant to the exercise of such options shall be on all of the same terms and conditions as are in effect for the last month of the previous rental period, except as is herein specifically stated to the contrary.

          b. Option Rent. The monthly rent for each of the four (4) renewal periods, consisting of three (3) years each, shall be computed as herein. The monthly rent during a renewal term shall be equal to the monthly rent for the then ending lease term adjusted upward by the lesser of six percent (6%) or the percentage increase of the "all items" index of the Consumers Price Index from the month immediately prior to the commencement of the then ending lease term and the last month of the then ending lease term.

     Reference to the Consumers Price Index is the official Consumers Price Index, United States City Average for Wage Earners and Clerical Workers, by commodity and service groups, published by the United States Department of Labor, Bureau of Labor Statistics, Washington, D.C. 1982-84 = 100. In the event that during the lease term such Index shall not be available in the same form, or shall be calculated on a different basis than 1982-84 = 100, and if the Bureau of Labor Statistics shall have substituted a new Index with the appropriate tables for conversion from the discontinued Index to the substituted Index, such conversion shall be made and rent for the period commencing after such substitution shall be on the basis of the substituted Index properly converted from the discontinued Index in accordance with such conversion tables. It is the intention of the parties that the transition from one Index to the other shall not result in an increase in the rent adjustment which would not otherwise have been made except for such transition. In the event that such Index shall be discontinued during the term of this lease, and if no official Bureau of Labor Statistics Index shall be substituted with appropriate conversion tables, and if the parties arc unable to agree upon a basis for rent adjustment thereafter, then such adjustment shall be determined by two arbitrators in accordance with the rules of the American Arbitration Association. In the event that the Consumers Price Index for a particular month is not published in sufficient time to allow for the rent adjustment provided for above in the first month of any option lease term, as soon as is practicable after such publication the rent adjustment shall be made and the Tenant shall pay any increase in the rent immediately.

     22. Tenant's Right to Terminate. The Tenant shall have the right to terminate this lease during the initial lease term or any option lease term by delivering at least thirty (30) days written notice to the Landlord specifying the date of termination. Upon the date of termination, the Tenant shall pay the Landlord the sum of four (4) months rent at the then current monthly rental rate and upon such payment, the Tenant shall be released of all obligations hereunder and this lease shall become null and void.

     23. Option to Purchase. The Tenant shall have the right to purchase the Premises from the Landlord on the terms and conditions contained herein.

          a. Exercise of Option. The Tenant shall have the right to purchase the Premises by delivering written notice to the Landlord not later than sixty
     (60) days prior to the expiration of: (1) the second option term (which ends December 31, 2003); (3) the third option term (which ends December 31,
     2006); and (3) the fourth option term (which ends December 31, 2009). The Tenant may exercise the option to purchase provided that, at the time the option to purchase arises, this lease is still in effect. The Tenant may not exercise the option to purchase so long as it is in default under the terms of this lease.

          b. Purchase Price. The Purchase price for the Premises shall be the appraised value of the Premises less the then current net book value of the Tenant's improvements to the Premises. The value of the Premises shall be determined by an independent appraiser selected by the Landlord and Tenant. The Landlord and Tenant shall share equally the fees and expenses of the appraiser. If the Landlord and the Tenant are unable to agree on an appraiser, the value of the Premises shall be determined by an independent board of three appraisers selected as follows: the Landlord and the Tenant shall each select an appraiser, and the two appraisers thus selected shall select a third appraiser. A decision of the majority of the appraisers shall be binding, but if no two appraisers agree, the value of the Premises shall be determined by taking the average of the three values determined by the appraisers. The fees and expenses of the appraiser selected by each party shall be paid by that party and the fees and of the appraiser selected by the two appraisers first selected shall be equally shared by the parties. The appraiser or appraisers selected hereunder shall be licensed commercial real estate brokers or appraisers conducting business in the Holland, Michigan area. The decision of the appraiser or appraisers shall be final and finding upon the parties.

          c. Closing. The closing shall occur as soon as is reasonably practicable after the date of the notice of the exercise of the option on a date and at a time and place mutually convenient to the parties in Holland, Michigan, but no later than sixty (60) days after the date of the notice of the exercise of the option.

          d. Possession. Landlord shall transfer actual and legal possession of the Premises to the Tenant at the closing. The transfer of the Premises to the Tenant shall include all improvements and appurtenances to the Premises.

          e. Warranty Deed; Title Evidence. At the closing of the option to purchase, the Landlord shall convey good and marketable title to the Premises by warranty deed subject only to beneficial easements and restrictions of record not impairing the Tenant's use of the Premises. The Landlord shall, within fifteen (15) days after the date of the notice of the exercise of the option to purchase, provide the Tenant, at Tenant's expense, with a commitment by a title insurance company acceptable to the Tenant to issue an owner's policy of title insurance in the amount of the purchase price. The title commitment shall show good and marketable title to the Premises to be in the Landlord's name, subject only to the exceptions noted above and shall disclose no other easements restrictions, liens, or encumbrances whatsoever, except such as shall be released at the closing. If any unpermitted exceptions are disclosed, the Landlord shall remove them at the Landlord's cost. If the Landlord fails to do so, the Tenant may terminate this agreement by sending written notice to the Landlord. The Landlord shall pay the cost of the premium for the owner's policy of title insurance at the closing.

          f. Real Estate Taxes. Real estate taxes shall be prorated to the date of the closing on a calendar year basis as described in Paragraph 15, above.

          g. Rent. Any and all rent payable under this lease shall be prorated to the date of the closing.

     24. Subordination and Non-Disturbance. Contemporaneous with the execution of this lease, the Landlord shall deliver a non-disturbance agreement in favor of the Tenant, in a form reasonably acceptable to the Tenant and in proper form for recording, from the Landlord and any mortgagee currently holding an interest in the Premises. Such non-disturbance agreement(s) shall provide, without limitation, that the tenancy and other rights of the Tenant hereunder shall not be disturbed so long as the Tenant pays the rent and performs all of the other terms and conditions of this lease. The Tenant hereby agrees to subordinate this lease to any mortgage affecting the Premises hereafter made by the Landlord, provided that simultaneously with the execution of such mortgage, the mortgagee and the Landlord execute a non-disturbance agreement in favor of the Tenant, in a form reasonably acceptable to the Tenant and in proper form for recording, which provides, without limitation, that the tenancy and other rights of the Tenant hereunder shall not be disturbed, so long as the Tenant pays the rent and performs all of the other terms and conditions of this lease.

     25. Estoppel Certificate. The Tenant, at the request of the Landlord, shall within fifteen (15) days of such request, provide the Landlord, or anyone designated by the Landlord, a certificate stating and certifying to such information as may be reasonably requested to verify the status of the relationship established under this lease. The Landlord, at the request of the Tenant, shall within fifteen (15) days of such request, provide the Tenant, or anyone designated by the Tenant, a certificate stating and certifying to such information as may be reasonably requested to verify the status of the relationship established under this lease.

     26. Broker's Fee. The Landlord and Tenant acknowledge and agree that no broker or finder has been retained or employed by the parties or is involved in any way with this transaction. If either party causes a brokerage fee or commission to be due and payable, such party shall indemnify the other party against such liability.

     27. Notices. Any notices permitted or required to be given under this Agreement shall be deemed given or made upon personal delivery to the person to whom addressed, the day following delivery to a nationally recognized overnight courier service, or three days following deposit in the United States mail, first class postage prepaid, or upon acknowledgment of receipt of any notice delivered by facsimile machine. Notices permitted or required to be given under this Lease shall be addressed to the parties at their addresses listed on page one of this lease. A person may specify a different address by notice given in accordance with the terms of this Section.

     28. Entire Agreement; Modification. This Lease and any documents executed in connection herewith constitute the entire agreement and understanding among the parties to this Lease and supersede any and all prior agreements, understandings, and arrangements, oral or written, between the parties with respect to the subject matter hereof. This Lease may be modified or amended only by a written instrument executed by all of the parties hereto.

     29. Captions. Article, section, and paragraph titles or captions contained in this Lease are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Lease or the intent of any provision hereof.

     30. Gender and Number. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, the feminine, and the neuter gender.

     31. Enforceability. If any provision of this Lease is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of the other provisions of this Lease.

     32. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, administrators, legal representatives and permitted assigns.

     33. Count. This Lease may be executed in one or more counterparts, and any party to this Lease may execute and deliver this Lease by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     34. Waiver. One or more waivers of any breach of any representation, warranty, or covenant in this Lease by any party shall not be construed as a waiver of a subsequent breach of the same or of any other covenant or condition.

     35. Governing Law. This Lease and the obligations of the parties hereunder shall be governed by and construed in accordance with the internal laws of the State of Michigan.

     IN WITNESS WHEREOF, the Landlord and the Tenant have executed duplicate originals of this lease on the date first written above.

                                            VENTURE-I, L.L.C.

                                            By /s/ Dave Kempkers
                                            Dave Kempkers, Owner


                                            MACATAWA BANK

                                            By /s/ Benj. A. Smith, III
                                            Benjamin A. Smith III, Chairman, CEO

EXHIBIT 10.7
                       REAL ESTATE PURCHASE/SALE AGREEMENT
                                IMPROVED PROPERTY



                               2020 BALDWIN STREET
                                JENISON, MICHIGAN





                             FIRST OF AMERICA BANK,
                              NATIONAL ASSOCIATION

                                     SELLER

                                       and

                                  MACATAWA BANK
                                    PURCHASER

                                TABLE OF CONTENTS


1.    Agreement to Purchase

2.    Purchase Price for the Premises; Allocation

3.    Title Insurance

4.    Survey and Building Inspection

5.    Environmental Matters

6.    Closing

7.    Affirmative Covenants of Seller

8.    Representations and Warranties

9.    Notifications

10.   Condemnation

11.   Proration of Real Estate Taxes; Transfer Tax; Special Assessments

12.   Compliance with Federal and State Laws

13.   Risk of Loss

14.   Payment of Real Estate Brokers

15.   Purchaser's Authority

16.   Further Assurances

17.   Default and Remedies

18.   Miscellaneous

19.   Other Provision

                       REAL ESTATE PURCHASE/SALE AGREEMENT

     THIS REAL ESTATE PURCHASE/SALE AGREEMENT (this "Agreement") made and entered into this 23rd day of January, 1998, by and between FIRST OF AMERICA BANK, NATIONAL ASSOCIATION, a national banking association ('Seller'), and MACATAWA BANK, a Michigan State Bank ('Purchaser").

     WHEREAS,  Seller  is the owner in fee  simple  of a tract of land  commonly
known  as  2020  Baldwin  Street,   Jenison,   Michigan  which  parcel  is  more
particularly described in the attached Exhibit "A" (the "Property') and

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the Property all in accordance with the terms and conditions hereinafter provided;

     NOW,   THEREFORE,   in   consideration  of  the  promises  and  the  mutual
undertakings, covenants and agreements of Seller and Purchaser it is agreed by and between them as follows:

     1 . Agreement to Purchase. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this contract: the Property together with the improvements thereon, the appurtenances and all the estate and rights of Seller in and to the Property and all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of, or adjoining the land to the centerline thereof.

     2. Purchase Price for the Premises: Allocation. The purchase price for the Property shall be Three Hundred Fifty Five Thousand and No/100 Dollars ($355,000.00) (the "Purchase Price") of which Purchaser shall pay Ten Thousand and No/100 Dollars ($10,000.00) as earnest money upon execution of this Agreement, and which shall be credited to the purchase price at Closing. The earnest money shall be deposited in a non-interest bearing bank account maintained by the Title Insurer defined below. The balance of the purchase price shall be payable to Seller by wire transfer of funds, cashier's check or certified check at Closing, subject to adjustments and prorations herein provided for.

     3. Title Insurance.

          (a) Title Insurance. On or before seven (7) days from the date hereof, Seller shall deliver to Purchaser a commitment (the "Title Commitment")
     dated on or after the date hereof for an ALTA Owner's Form B title insurance policy in the amount of Three Hundred Fifty Five Thousand and No/100 Dollars ($355,000.00) and issued by a nationally recognized title insurer (the "Title insurer") selected by Seller and reasonably acceptable to Purchaser, covering title to the Property, together with legible copies of all instruments and documents referred to in the Title Commitment as exceptions to title to the Property; showing marketable and insurable title in the Seller subject only to (i) easements, restrictions, limitations and conditions of record which do not materially and adversely affect Purchaser's proposed use of the Property ("Permitted Exceptions"), and (ii) mortgages, liens or encumbrances of a definite and ascertainable amount (collectively "Dischargeable Liens") which may be removed by the payment of money at the closing and which Seller shall so remove at that time by using the funds to be paid upon delivery of the deed. Purchaser shall have a period of ten (1 0) days after receipt of the title commitment and the documents referred to therein ('Title Objection Period') in which to give written notice to Seller specifying Purchaser's objections, if any, to the status of title ("Title Objections"). At the end of the Title Objection Period, Purchaser shall have no further right to object to the status of title.

     If Purchaser notifies Seller in writing of Title Objections, then for a period of thirty (30) days after receipt of such notice, at its sole option and in its sole discretion, Seller shall have the right, but not the obligation, to attempt to satisfy the Title Objections at Seller's sole cost and expense. It Seller satisfies the Title Objections and/or is able to provide title insurance against the matters described in such Title Objections, then closing shall take place as scheduled. If Seller elects not to satisfy or for any reason fails to satisfy all of the Title Objections, Purchaser shall have the option of either
(i) waiving the unsatisfied Title Objections and closing the transaction without deduction or credit on the Purchase Price or (ii) terminating this Agreement and receiving back the earnest money deposit, in which latter event the parties shall have no further or other obligation to consummate the purchase and sale of the Property as contemplated hereunder.

     On the Closing Date, Seller shall cause the Title Insurer to issue a marked-up commitment, with extended coverage over the Permitted Exceptions and subject to title exceptions that may be permitted pursuant to this subparagraph 3(a). Seller agrees to furnish the Title Insurer with all reasonable requests for affidavits or "gap" or other undertakings customarily required in Michigan real estate transactions, which may be necessary in order to cause title as required hereunder to be conveyed to Purchaser, provided that Seller shall be put to no additional expense thereby.

     The cost of the base title insurance commitment and owner's title insurance policy shall be paid by Seller. Purchaser shall pay any surcharges required for extended coverage or other endorsements it desires.

     Either party has the right to require an escrow closing for this transaction through the Title Insurer. The fees charged by the Title Insurer for the escrow closing shall be paid on a 50% - 50% basis by Seller and Purchaser.

     4. Survey and Building Inspection, Purchaser, at its expense, shall have a period of thirty (30) days from the date hereof to:

          (a) Review an ALTA survey of the Property, provided by Seller at Seller's expense, (the "Survey"). Purchaser shall have the right to have such survey recertified in its name. In the event encroachments or other survey problems ("Survey Objections") are noted by the surveyor, Purchaser shall have a period of ten (10) days after the receipt of the surveyor's recertified work product ("Survey Objection Period") in which to give written notice to Seller of any of the Survey Objections. At the end of the Survey Objection Period, Purchaser shall have no further right to make objections based upon the Survey.

          If Purchaser timely notifies Seller in writing of the Survey Objections, then for a period of thirty (30) days after receipt of such notice Seller, at its option and in its sole discretion, shall have the right, but not the obligation to remedy said Survey Objections to the reasonable satisfaction of Purchaser. In the event Seller declines or fails to have such Survey Objections corrected, as described above, Purchaser shall have the option of either (i) waiving such Survey Objections and closing the transaction by accepting title to the Property subject to such Survey Objections, or (ii) terminating this Agreement and receiving back the earnest money deposit in which latter event the parties shall have no further obligation to consummate the purchase and sale of the Property as contemplated hereunder.

          (b) Conduct an inspection of the Building and improvements on the land, including inspection for electrical, heating, plumbing, structural, mechanical, and other defects by a structural engineer, architect, building contractor, and/or other qualified person of Purchaser's choosing (the "Building Inspection"). Purchaser shall pay for any repairs or damage to the property caused by Purchaser or its agents and contractors. Purchaser shall have a period of ten (10) days after receipt of the Building Inspection report ("Inspection Objection Period") in which to give written notice to Seller specifying Purchaser's objections, if any, to the building and improvements ("Premises Objections"). Premises Objections shall be based an the Building Inspection report. At the end of the Inspection Objection Period, Purchaser shall have no further right to object to the Building and Improvements.

     If Purchaser notifies Seller in writing of Premises Objections, then for a period of ten (10) days after receipt of such notice Seller, at its sole option and in its sole discretion, shall have the right, but not the obligation, to pay for the costs to correct the Premises Objections. If Seller agrees to pay such costs, then closing shall take place as scheduled. If Seller elects not to pay such costs, Purchaser shall have the option of either (a) waiving the unsatisfied Premises Objections and closing the transaction without deduction or credit on the Purchase Price or lb) terminating this Agreement and receiving back the earnest money deposit, in which latter event the parties shall have no further or other obligation to consummate the purchase and sale of the Property as contemplated hereunder.

     In the event Purchaser elects to close, Purchaser shall be deemed to accept the Property and its buildings, improvements, extent and boundaries in its "AS IS" condition, as of the date of closing. Seller disclaims all warranties, express or implied, as to the condition of the Property. Except as herein expressly set forth, neither Seller nor any agent, employee or representative of Seller has made any representations whatever regarding the Property or any part thereof, including, without limiting the generality of the foregoing, representations as to the physical nature or condition thereof and restrictions thereon; except as otherwise expressly set forth.

     5. Environmental Matters.

          (a) This Section 5 shall constitute the whole of Purchaser's and Seller's agreements regarding environmental matters and shall supersede any other agreement of the parties, written or otherwise, and shall control if any other provision of this

     Agreement conflicts with this Section 5.

          (b) Upon execution of this Agreement by both parties, Seller shall deliver to Purchaser any environmental review reports in its possession relating to the Property. Purchaser shall have seven (7) calendar days to review such reports. Seller, by delivery of such documents to Purchaser, shall not be deemed to have made any representations or warranties regarding the environmental condition of the Property. If Purchaser, in its sole discretion, is dissatisfied with the environmental condition of the Property as evidenced by the reports, Purchaser may declare this Agreement null and void by so notifying Seller, in writing, within the seven (7) day period and receive prompt refund of any Earnest Money paid.

          (c) If Purchaser so elects, Purchaser shall have thirty (30) days from the date of execution of this Agreement to perform, at Purchaser's sole cost, any additional assessment which Purchaser deems reasonable and appropriate. Such assessment shall not include the taking of soil or water samples or any other invasive testing without the prior written consent of Seller which shall not be unreasonably withheld, delayed or conditioned. Purchaser shall indemnify and hold harmless Seller from any of its activities conducted on the Property pursuant to this provision. Purchaser shall pay for any repairs or damage to the Property caused by Purchaser or its agents. If Purchaser is dissatisfied with the results of any assessment conducted under this subparagraph, it may declare this Agreement null and void by so notifying Seller in writing within forty (40) days of the date of execution hereof and receive prompt refund of any Earnest Money paid.

          (d) In the event the Purchaser elects to close this transaction, Purchaser shall be deemed to have accepted the Property in "AS IS" condition.

          (e) The terms of this Section 5 shall survive closing.

     6. Closing.

          (a) Closing. In the event the conditions and contingencies described herein are satisfied, the purchase and sale contemplated herein shall be consummated at a closing (the "Closing") held an or before March 31, 1 998 (the "Closing Date") at the offices of the Title Insurer. Either Seller or Purchaser shall have the right to close this transaction within fifteen
     (15) days from and after the date Purchaser notifies Seller that it waives all contingencies in the contract and wishes to proceed to closing.

          (b) Seller's Closing Documents. Seller shall deliver at Closing the following:

               (i) A Warranty Deed accompanied by a Transfer Valuation Affidavit conveying fee simple title to the Property and subject to the Permitted Exceptions; and

               (ii)  Such  other  documents,  instruments,   certifications  and
          confirmations  as  may  be  reasonably   required  and  designated  by
          Purchaser to fully effect and
          consummate the transactions contemplated hereby.

          (c) Purchaser's Closing Documents. Purchaser shall deliver at Closing:

               (i) The Purchase Price as provided in Paragraph 2; and

               (ii)  Such  other  documents,  instruments,   certifications  and
          confirmations as may be reasonably required and designated by Seller to fully effect and consummate the transaction contemplated hereby.

          (d) Acceptability of Documents. All closing documents to be furnished by Seller pursuant hereto shall be in form, execution and substance reasonably satisfactory to Purchaser. All closing documents to be furnished by Purchaser pursuant hereto shall be in form, execution and substance reasonably satisfactory to Seller.

     7. Affirmative Covenants of Seller.

          (a) Maintenance of Insurance. From the date of acceptance hereof to the Closing Date, Seller shall maintain all insurance policies, if any, on the Property.

          (b) No Transfer. From the date of Seller's acceptance hereof to the Closing Date or earlier termination of this Agreement, Seller shall cause the Property to be operated and managed and maintained in the same manner as it has been operated, managed and maintained heretofore. Seller shall not do, or permit to be done, or agree or suffer or permit to be agreed or suffered, any of the following: (i) enter into any transaction in respect to or affecting the Property without Purchaser's approval; (ii) sell, encumber or grant any interest in the Property or any part thereof in any form or manner whatsoever; (iii) enter into, amend, waive any rights under, terminate or extend any contract, except to the extent expressly provided in this Agreement; (iii) impose any easements, Covenants, conditions or restrictions upon the Property; or (iv) institute or participate in any platting or re-zoning of the Property.

          (c) Access to Property. Prior to closing, Seller shall give Purchaser and its agents and representatives reasonable access to the Property during normal business hours. Seller agrees to furnish to Purchaser such additional and further information concerning the ownership, management, operation and condition of the Property as Purchaser may reasonably request.

          (d) No Construction. No additional buildings or other improvements shall be constructed on the Property without the prior written consent of Purchaser, and Seller shall not (i) perform any grading or excavation, construction or removal of any improvement, or make any other change or improvement upon or about the Property without the prior written consent of Purchaser, or (ii) commit any waste or nuisance upon the Property.

     8. Representations and Warranties. To induce Purchaser to execute, deliver and perform this Agreement and in consideration of the obligations of Purchaser contained herein, Seller hereby represents and warrants to Purchaser on and as of the date hereof and as of the Closing Date as follows:

          (a) All of the representations of Seller appearing in other paragraphs of this Agreement are true and correct to the best of Seller's knowledge in all material aspects.

          (b) There are no pending, or, to Seller's best knowledge, threatened, litigation, condemnation or similar proceedings affecting the Property or any portion thereof, nor has Seller knowledge that any such action is presently contemplated.

          (c) No person, firm or other entity has a right or option to acquire or lease the Property or any part thereof from Seller.

          (d) There are no unpaid bills for services, labor or materials furnished to the Property or any portion thereof.

          (e) Seller is duly authorized and empowered to enter into this Contract and to consummate the transactions contemplated hereunder, and this Agreement is fully binding upon and enforceable against Seller in accordance with its terms.

     In the event that Purchaser shall, prior to Closing, determine that any of the representations and warranties set forth herein are false or misleading, Purchaser may terminate this Agreement. The representations and warranties contained herein shall survive the Closing Date for the duration of the statutory limitations period, unless notice of a claim of a breach thereof has been sent to Seller within said period, in which event such representation or warranty shall survive until the claim shall be resolved and payment in respect thereof, if any is owing, shall be made. No representations or warranties are made with respect to the condition of the Property.

     9. Notifications. Seller shall promptly notify Purchaser in writing of any of the following occurrences: (i) receipt of any notice of intent to condemn or any similar notice; (ii) the institution of any proceedings for the condemnation of or other action affecting the Property, any portion thereof, or Seller to the extent that such proceedings or other action would adversely affect Seller's ability to perform its obligations hereunder; (iii) any casualty suffered to or at the Property; and (iv) receipt of any notice of intent to rezone the Property by any governmental entity having jurisdiction over the Property.

     10. Condemnation. If, subsequent to the date hereof and prior to the Closing Date, any proceeding, judicial, administrative or otherwise, which shall relate to the proposed taking of any material portion of the Property by condemnation or eminent domain or any action in the nature of eminent domain, or the taking or closing of any right of access to the Property, is instituted or commenced, Purchaser Shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within thirty (30) days after actual receipt of written notification of any such occurrence or occurrences. Failure to give such notice within such time shall be conclusive evidence that Purchaser has waived the option to terminate by reason of the occurrence or occurrences of which it has received notice, and Purchaser shall be credited with or be assigned all Seller's right to any proceeds therefrom on the Closing Date. Seller hereby agrees to furnish Purchaser written notification in respect to any such proceedings within forty-eight (48) hours of Seller's receipt of any such notification or learning of the institution of such proceedings. If the Closing Date is less than ten (10) days following the last day on which Purchaser is entitled to elect to terminate this Agreement, then the Closing shall be delayed until the expiration of five (5) days after Purchaser makes or waives such election, as aforesaid. Unless Purchaser shall elect to terminate this Agreement as provided in this Paragraph 10, Purchaser shall have the right prior to the Closing Date to fully participate in such condemnation proceedings.

     11. Proration of Real Estate Taxes: Transfer Tax: Special Assessments. Seller shall be responsible for and shall pay at or prior to closing all real estate taxes through and including the 1997 December bill. At closing, all subsequent taxes shall become Purchaser's responsibility.

     The balance amount owing of the lien of any special assessments including any deferred assessments shall be paid by Seller at the time of closing; except that special assessments becoming a lien against the Property after the date of this Agreement will be paid by Purchaser.

     Seller shall pay the amount of any documentary tax imposed by state or local law on the transfer of the title. Seller shall also execute and furnish any declaration or meet other requirements imposed by state or local law with regard to such transfer or transaction tax.

     12. Compliance with Federal and State Laws. In addition to all other documents to be delivered by Seller at Closing, on the Closing Date, Seller shall deliver to Purchaser a Transferor's Affidavit required by section 1445 of the Internal Revenue Code, as amended from time to time (the 'Code'), it being understood and agreed that Seller is not a "foreign person" as defined in the Code, and accordingly, no withholding shall be required.

     13. Risk of Loss. Risk of loss or damage to the Property, or any part thereof, by fire, accident or other casualty or act of God up to the time of the Closing shall be on Seller.

     14. Payment of Real Estate Brokers. Each party represents to the other that no real estate broker has been used by that party in connection with this transaction other than Paramount Properties Group on behalf of Seller and Ben M. Miller Realty Co., Inc. on behalf of Purchaser and no real estate broker's commissions shall be paid to any party except as provided in Seller's listing Agreement with Paramount Properties Group. Except as provided above, Purchaser agrees to defend, indemnify and hold Seller harmless from and against any claim for a real estate broker's commission or fee by any party claiming by, through or under Purchaser. Seller agrees to defend, indemnify and hold Purchaser harmless from and against any claim for a real estate broker's commission or fee by any party claiming by, through or under Seller.

     15. Purchaser's Authority. Purchaser hereby warrants and represents to Seller that it has full power and authority to execute and deliver this Agreement and take such action as may be necessary to effectuate the transaction contemplated herein pursuant to the terms hereof, and this Agreement is fully binding upon, and enforceable against Purchaser in accordance with its terms.

     16. Further Assurances. The parties each agree to do, execute, acknowledge and deliver ail such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out the terms of this Agreement and to fully consummate and effect the transaction contemplated hereby.

     17. Default and Remedies.

          (a) In the event the transaction contemplated herein shall not be consummated due to default by Seller, the Earnest Money shall be promptly returned to Purchaser and Purchaser's remedies shall include any remedy available to Purchaser at law or in equity, including an action for specific performance of this Agreement.

          (b) In the event the transaction contemplated herein shall not be consummated due to default by Purchaser hereunder, then Seller may enforce this Agreement by way of an action for specific performance or Seller may keep the earnest money deposit and/or pursue any other legal remedied.

     18. Miscellaneous.

          (a) All obligations, representations and warranties contained in this Agreement shall survive the closing of the transaction contemplated hereby, the delivery of the deed hereunder, and the payment of the Purchase Price to the extent provided.

          (b) All notices, demands or requests required or permitted under this Agreement shall be in writing. All such notices, demands and requests shall be deemed to have been properly made on the date of service if served personally, or by confirmed facsimile, on the day following delivery to an overnight courier, and on the second day following mailing if sent by United States Certified Mail, postage prepaid, return receipt requested, addressed as follows:

          If to Seller:           First of America Bank,
                                  National Association
                                  c/o First of America Bank Corporate Facilities
                                  Attention: Vice President - Real Estate
                                  One First of America Parkway
                                  Kalamazoo, Ml 49009
                                  Fax: (616) 376-4531

          If to Purchaser:        Macatawa Bank
                                  106 East 8th Street
                                  Holland, Michigan 49423
                                  Fax: (616) 748-9616

     Any of the addresses for purposes of notice as stated above may be changed by either party hereto upon five (5) days' written notice to the other in accordance with this subparagraph (b).

          (c) The terms and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Purchaser shall have the right to assign all of its interest under this Agreement, but only upon the written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned. Upon assignment, Purchaser shall be released from any obligations hereunder.

          (d) This Agreement may be executed in counterparts and all so executed shall constitute one and the same Agreement.

          (e) The parties agree that each will do all things reasonably necessary or required to effect consummation of the transaction, under the terms and conditions herein set forth, including the execution of all necessary documents.

          (f) Whenever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next business day.

          (g) This Agreement embodies the entire agreement between the parties hereto with respect to the subject matter hereof. No change, modification or amendment to or of this Agreement of any kind whatsoever shall be made or claimed by Seller or Purchaser and no notice of any change, modification or amendment that may be claimed by Seller or Purchaser shall have any force or effect unless the same shall be in writing executed by the party to be charged thereunder.

          (h) The captions at the beginning of the several paragraphs and subparagraphs, respectively, are for convenience in locating the context only, and are not part of the text.

          (i) In the event any term or provision of this Agreement shall be held illegal, invalid or unenforceable, or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby but each such Term and provision shall be valid and shall remain in full force and effect.

          (j) This Agreement shall be interpreted in accordance with the laws of the State of Michigan without giving effect to principles of conflicts of law thereof.

          (k) For purposes of this Agreement, the term the "date hereof" shall be deemed to be the date of execution of this Agreement by the last party to execute this Agreement.

          (l) To become a valid and binding Agreement, this document must be properly executed by Purchaser and returned as an offer to Seller on or before January 20, 1998. Such offer may be accepted or rejected by Seller in its sole discretion, and shall be considered rejected if not countersigned and delivered to Purchaser within three (3) days of Purchaser's offer.

     19. Other Provision. This Agreement is contingent upon the Purchaser obtaining any and all municipal and other governmental approvals and permits, including without limitation zoning approval, special use permits, and approval by all regulatory agencies including without limitation the Michigan Financial Institutions Bureau and The Federal Deposit Insurance Corporation, to allow the Purchaser to operate a bank with drive-through facilities upon the Property. The parties understand and agree that the Purchaser desires to make alterations and renovations to the interior and exterior of the building located upon the Property, and therefore, this Agreement is further contingent upon any and all municipal and other governmental approvals of the Purchaser's site plan containing such alterations and renovations. Purchaser must remove these contingencies in writing or otherwise this Agreement shall become null and void and the earnest money shall be returned to Purchaser.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the date and year first above written.

WITNESSES:                              SELLER:
                                        FIRST OF AMERICA BANK,
                                        NATIONAL ASSOCIATION

                                        By: /s/ Lincoln Lewis
                                        Lincoln Lewis - Vice President

                                        Date: 1/23/98



                                        PURCHASER:
                                        MACATAWA BANK

                                        By: /s/ Benj. A. Smith III
                                        Benjamin A. Smith III, Chairman

                                        Date: 1/20/98

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION


That part of the  Northeast  1/4 of the  Northeast  1/4 of the  Southwest 1/4 of
Section 15, Town 6 North, Range 13 West, Georgetown Township, Ottawa County, Michigan, described as: Commencing at the center of said section which is 2710.94 feet East along the East and West 1/4 line from the West 1/4 corner of said Section, thence South 0 degrees 14 minutes 05 seconds East 223.0 feet along the North and South 1/4 line, thence West 208.0 feet parallel with the East and West 1/4 line, thence North 0 degrees 14 minutes 05 seconds West 223.0 feet to the East and West 114 line, thence East 208.0 feet to the place of beginning.

Tax I.D. #70-14-15-327-004

Commonly known as 2020 Baldwin, Jenison, Michigan


                                      -Al-

EXHIBIT 10.8

                              RDSI BANKING SYSTEMS


                            DATA PROCESSING AGREEMENT

                            THREE (3) YEAR AGREEMENT





                                  Prepared For:

                             MACATAWA COMMUNITY BANK
                                Zeeland, Michigan






                                Agreement Period:
                   October 01, 1997 Through September 30, 2000
                            Three (3) Year Agreement

                           RURBANC DATA SERVICES, INC.

                            DATA PROCESSING AGREEMENT

This Agreement dated October 01, 1997 is entered between Rurbanc Data Services, Inc., a wholly owned subsidiary of Rurbanc Financial Corporation, an Ohio Corporation located at 401 Clinton Street, Defiance, Ohio 43512 (hereafter referred to as "RDSI"), and

                             MACATAWA COMMUNITY BANK
                               51 East Main Street
                             ZEELAND, MICHIGAN 49464

(hereinafter referred to as "Bank".)

This Agreement sets forth the basic contractual terms for providing an electronic data processing service in accordance with the stipulations and rates hereinafter set forth, and provided by RDSI to the Bank.

I.       PURPOSE OF THE AGREEMENT

     The Bank agrees that RDSI may perform certain services for the Bank in the schedule(s) attached hereto and RDSI agrees to performing such services pursuant to the terms and conditions of this Agreement. RDSI shall receive data from the Bank via data communication lines or ground courier for processing, and shall process such data, producing reports and/or journals daily for the Bank. The Bank agrees to compensate RDSI for its services herein in accordance with the attached fee schedules.

II.      TERM OF THE AGREEMENT

     This Agreement shall become effective October 01, 1997 and shall extend for a period of Three (3) Years, continuous day-to-day, which is the term of this Agreement.

     This Agreement shall automatically continue after the initial Term unless and until terminated by either party upon at least 180 days prior written notice to the other. The Bank's and RDSI's continuing obligations under this Agreement including, without limitation, those relating to Ownership and Confidentiality shall survive the termination of this Agreement. RDSI reserves the right to reduce charges at any time, however, any increase will not become effective until thirty (30) days after prior written notice has been given to the Bank. RDSI and the Bank have agreed that during the first (1st) year of this Agreement, rates shall be fixed at such rate(s) as described in the attached fee schedule(s).

III.     RETURN OF BANK'S WORK

     RDSI will process the Bank's items in connection with any service agreed upon and will assure transmission or delivery to the Bank by 9:00 a.m. on the next business day. The only exceptions granted for non-delivery on time, will be those due to abnormal climatic conditions, equipment and software failures, or other unforeseen contingencies not due to negligence. The Bank agrees to have arrangements for backup facilities relating to the Bank's own internal operation and equipment in effect throughout the period covered by this Agreement.

IV.      CONVERSION

     Expense for conversions will be paid by the Bank. The RDSI conversion charge has been established at $4,000.00 plus any expenses incurred due to deconversion from existing processor, to be paid directly to RDSI upon completion of the first application converted.

V.       COMPLIANCE WITH SECTION 5 OF THE BANK SERVICE CORPORATION ACT

     RDSI hereby agrees it will be subject to regulations and examinations, including auditing, to the same extent as if the services being provided by RDSI were being performed by the Bank itself on its own premises.

VI.      EXAMINATION OF RIGHTS

     Each year RDSI will contract an outside accounting firm for the purposes of performing a third party review.

Cost will be divided equally among all RDSI bank customers being processed according to asset size. The Bank still has the right to perform an examination of RDSI independently at the Bank's own expense.

VII.     CORRECTION OF ERRORS

     RDSI shall have the right to reprocess the Bank's materials to correct any errors for which RDSI may be responsible in full satisfaction of all Bank's claims, provided the Bank has notified RDSI in writing of any claimed error within thirty (30) days after receipt of service results and furnished supporting documentation of such claim. All services furnished hereunder are deemed acceptable to the Bank unless proper notice and proof of claim have been made within the thirty (30) day period.

VIII.    LIMITATION OF LIABILITY

         A. RDSI shall be liable for loss, destruction or damage of Bank supplied materials only if due to the negligence of RDSI, and then only to the extent of restoring the loss, destroyed or damaged materials; provided such restoration can be reasonably performed by RDSI and the Bank furnishes RDSI with all source data necessary for such restoration.
         B. RDSI shall continue to maintain during the duration of this contract an errors and omissions policy of insurance, in the amount as set forth and contained in Section XII. hereto.
         C. RDSI shall not be liable for any incidental, special or consequential damages of any nature whatsoever, such as, but not limited to, loss of anticipated profits or other economic loss in connection with, or arising out of the existence or services provided for in this Agreement, or for specific performance.
         D. RDSI shall not be liable for failure to provide, or delays in providing, services hereunder, if due to any cause beyond RDSI's reasonable control, including but not limited to the following:
               (1) mechanical failures or breakdowns of electronic data processing equipment due to power failures; (2) shortages in supplies or materials from RDSI's supplier, due to strike, riots, civil disturbances, flood, fire, snow storms, acts of God, or any other act of occurrences not under the controls of RDSI; (3) strikes, riots, civil disturbances, war, law suits, or lockouts;
               (4) fire, epidemics or other casualties; (5) windstorms, earthquakes, tornadoes, floods, weather, or other acts of God;
               (6) unusual delay in  transportation  beyond the control of RDSI;
               (7) destruction of data  communication  lines;  (8)  governmental regulations  or  interference,  except  to the  extent  agreed to herein.
         E. RDSI's total liability arising out of or any way connected to its performance under this Agreement, including malfunction of RDSI's equipment, failure or negligence of RDSI's employees and agents, and defective programs, shall be limited to the coverage as set forth under RDSI's errors and omissions insurance policy.
               However, RDSI may remedy future claims, with the Bank's agreement, in the case where repetitive processing services are being provided, to general money damages in the amount not excess of the total amount paid by the Bank for services performed by RDSI under this Agreement during the period of ninety (90) days immediately preceding the occurrence giving rise to any claims by the Bank; claims exceeding this remedy may be submitted to errors and omissions insurance coverage. In the case where non-repetitive processing services are being supplied, RDSI's total liability shall be limited to the general money damages not to exceed the total amount paid for such services by the Bank.
         F. RDSI warrants that the services provided under this Agreement comply with all existing applicable Federal, State and Local laws, regulations and guidelines. If after the date hereof, any modifications to those services shall be required by law or by any governmental regulatory authority having authority over the Bank's business, RDSI shall, upon ninety (90) days advance written notice to the Bank and to RDSI, conform the services to be in compliance with such modified laws or governmental regulations. RDSI shall not be liable for any other expressed or implied warranty, including any warranty of merchantability or fitness.

IX.      OWNERSHIP AND CONFIDENTIALITY

         A. It is understood that the Bank is the legal owner of all data and records relative to itself, which may be in the possession of RDSI and may be obtained by the Bank via machine readable form at a reasonable charge determined by RDSI, as stated in XVII. DECONVERSION CONSIDERATIONS, of this Agreement. RDSI is the owner of all programs and documentation.
         B. RDSI and the Bank each agree that all information including, but not limited to business methods, internal operation data and customer records, communicated to it by the other either before or after the effective date of this Agreement, was and shall be received in strict confidence, shall be used only for the purposes of this Agreement, and that no such information shall be disclosed by the recipient party without the prior written consent of the other party, and each agrees to take all reasonable precautions to prevent the disclosure to outside parties of the terms and provisions hereof, except as may be necessary by reasons of legal, accounting, or regulatory requirements beyond the reasonable control of RDSI or the Bank, as the case may be.
        C. RDSI and the Bank agree to indemnify and hold harmless the other from any direct loss, damage cost or expense which the other may sustain or incur by reason of any wrongful use by RDSI or the Bank, as the case may be, or confidential information of the other obtained in the course of the performance of this Agreement. In no event, shall such indemnification extend to claims by or information communicated by third parties not subject to this Agreement.
        D. RDSI agrees that it will comply with all applicable Federal, State and Local laws and regulations governing the use of disclosure of information provided by the Bank.
        E. RDSI shall establish and maintain reasonable safeguards against the destruction or loss of the Bank's data in the possession of RDSI.
        F. RDSI will notify the Bank of any system changes that will effect the Bank's procedures, reports, etc.
        G. RDSI and the Bank each agree that all Bank information, including hard copy report media as well as on-line data, and all Bank customer data, shall be held in strict confidence, and shall be used only for purposes of this Agreement, and that no such information shall be disclosed by the recipient party without the prior written consent of the Bank, and each agrees to take all reasonable precautions to prevent the disclosure to outside parties of the terms of the Agreement.
        H. Upon the occurrence of any default under this Agreement, remedies upon default as outlined in Section XI of this Agreement will apply.

X.       PAYMENTS AND BILLING

     The Bank agrees to pay RDSI for services performed hereunder in accordance with the charges set forth in this Agreement. RDSI shall invoice during the first ten (10) days of each month for services performed during the prior month. Payment by the Bank shall be net ten (10) days from the invoice date. Any invoice aged thirty-one (31) days from the date is subject to a service charge of 1% of the unpaid balance.

XI.      DEFAULT: REMEDIES UPON DEFAULT

         A. Any of the following events will constitute a default under this Agreement: (1) nonpayment of any amounts due RDSI by the Bank; (2) nonperformance of any of the Bank's or RDSI's other material obligations; (3) if any representation or warranty of Bank or RDSI proves to be false in any material respect; (4) if Bank or RDSI commits an act of bankruptcy or becomes insolvent or the subject of any proceeding under the Bankruptcy Act; (5) if any substantial part of Bank's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency; or (6) failure of the RDSI backup disaster recovery contingency plan to be implemented as a result of a service disrupting disaster, causing the inability of RDSI, in accordance to this Agreement, to perform data processing services for the bank for an unreasonable length of time.
         B. Upon the occurrence of any default under this Agreement, RDSI and the Bank, at its option provided at least 30 days (or such longer period as may be required by the applicable regulatory authorities) prior written notice has been given to the other and such default has not been cured within such period, may terminate this Agreement. In addition, RDSI or the Bank shall have all other rights and remedies available to it under this Agreement or by operation of law or otherwise.
         C. Upon the occurrence of default under this Agreement as stated in paragraph X.A.(6), if service provided by RDSI to the Bank is disrupted for an extended period of time, exceeding ten (10) business days, resulting from the failure of the RDSI disaster recovery contingency plan, being implemented in response to an actual disaster, the Bank may terminate this Agreement and take action to protect itself by seeking alternative data processing services.

XII.     ERRORS AND OMISSIONS INSURANCE

RDSI will carry Errors and Omissions Insurance Coverage as follows:

       Electronic Data Processing Errors and Omissions Declared Coverage:
                  Limit of Liability            $1,000,000.00
                           Deductible of $1,000.00

Errors and Omissions Insurance Coverage is carried with:

                             Royal Insurance Company
                              9300 Arrowpoint Blvd.
                               Charlotte, NC 28217

RDSI agree to provide the Bank notification in the event of a change in insurance carriers or cancellation of the policy by the insurance carrier. RDSI will provide the Bank with a fiscal year-end financial statement each year, which is December 31st.

XIII.    GENERAL

         A. Bank acknowledges that it has not been induced to enter this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing agreements and all other oral, written or other communications between them concerning its subject matter. This Agreement shall not be modified in any way except by a writing signed by both parties.
         B. This Agreement may not be assigned by the Bank, in whole or in part, without the prior written consent of RDSI. This Agreement shall be binding upon and shall inure to the benefit of RDSI and the Bank and their respective successors and permitted assigns.
         C. If any provisions of the Agreement (or any portion thereof) shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.
         D. The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.
         E. The individuals executing this Agreement on behalf of RDSI and the Bank do each hereby represent and warrant that they are duly authorized by all necessary action to execute this Agreement on behalf of their respective principals.
         F. In addition, it is agreed that an RDSI Customer Service Representative shall be designated as the Bank's client relations representative, and shall visit the Bank once every six weeks.
         G. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.
         H. If either party commences an action against the other to enforce any of the terms of this Agreement, the action must be brought in the State of Ohio in a court of competent jurisdiction.

XIV.              FILE BACK-UP AND DISASTER RECOVERY CONTINGENCY PLAN

         A. RDSI agrees to provide MASTER and TRANSACTION FILE BACK-UP and Disaster Recovery Contingency Plan, in order to secure and limit any disruption to the Bank's data processing services as provided by this Agreement.
         B. All Master and Transaction Files (daily activity) are backed up on a daily basis. The Transaction Files are backed up after the day shift and after the nightly update. One copy of the Transaction File is taken off-site, while a second copy is maintained in an on-site vault. Master Files are backed up each Wednesday and taken to off-site storage each Friday. Since RDSI processes the Information Technology, Inc. (ITI) Premier Software, source code is no longer maintained at RDSI. All on-site files are stored in the computer room in locked fireproof cabinets. There is a manual operator log and the Tape Librarian is responsible for logging, storing and pulling tapes. Computer operators then mount and scratch tape files prior to the beginning of the nightly operations.
         C. A summary of the back-up tapes and files maintained in off-site vault storage is as follows:
                           * UNISYS OPERATING SOFTWARE and UTILITIES
                              Backed  up when  changes  occur - copy  maintained
                              off-site.
                           * TRANSACTION  FILE  TAPES  Backed  up  daily - taken
                              off-site daily.
                           * MASTER FILES
                                Backed up weekly - taken off-site weekly.
                           * SOURCE CODE PROGRAMS
                                Maintained by ITI, Lincoln, Nebraska
         D. RDSI and its management have secured a Disaster Recovery Hotsite contractual arrangement with SunGard Recovery Services, Inc., 1285 Drummers Lane, Wayne, PA 19087, 1-610/341-8700 or 1-800/247-7832. RDSI is licensed at the
                    Warminster, PA Mega Center. Complete testing at the Warminster Center facility, including all applications, as well as capture testing is conducted by RDSI personnel on an annual basis.
         E. In addition, RDSI has developed and maintains a written comprehensive Disaster Recovery Contingency Plan encompassing RDSI's data processing operation and its service to the Bank. In the event of a declared disaster emergency, the Bank's transaction items may be picked up by a RDSI ground courier or transmitted directly to Warminster Mega Center where processing will be completed.
         F.         Hardcopy  reports  will be  delivered  to the Bank by ground courier, or transmitted via dial-up communications. This process would continue until service is restored at the RDSI Data Processing Center or Alternative Center. The actual RDSI Disaster Recovery Contingency Plan may be reviewed in its entirety, by Bank personnel or examiners, but the Plan must be reviewed in RDSI's secured facilities. RDSI maintains power surge protection and a UPS system on its computer equipment. If the RDSI and the SunGard Recovery System Plan fails for any reason, RDSI will provide Master Files to the Bank at cost not to exceed RDSI's cost to produce said records.
         G. The Bank agrees to have arrangements for back up facilities relating to the Bank's own internal operation and equipment, in effect throughout the period covered by this Agreement, and failure of said equipment is not the responsibility of RDSI.
         H. RDSI maintains insurance coverage intended to cover data processing equipment and media, extra expenses for emergency processing and data reconstruction.
         I. SunGard invoices RDSI monthly for the cost of the RDSI and SunGard Recovery Contingency Plan. RDSI passes this cost directly onto its customers, including the Bank via monthly data processing invoice. The Bank's portion of this cost is determined by asset size and actual number of accounts processed, and is subject to change in direct relation to the contractual agreement between RDSI and SunGard. These terms may override the Line Item "Disaster Recovery System" found on Addendum A - Fee Schedule of this Agreement.
         J. Declaration of Disaster. If RDSI center or equipment will be operable within 48 hours of a loss, outage, disaster or emergency, notification of the Sungard Recovery Center is not required. If outage or loss of equipment is expected to last beyond 48 hours, the RDSI Management Team will notify the SunGard Recovery Center and begin recovery procedures in Warminster, PA.

XV.      INTERNAL REVENUE SERVICE

         A.         RDSI will  process and  provide,  according  to the Terms of this Agreement, the required Internal Revenue Service magnetic media reporting, as specified by the Internal Revenue Service.
        B. RDSI will make every reasonable effort to satisfy magnetic media reporting requirements set forth by the Internal Revenue Service and the Agreement. In an effort to satisfy and verify all Internal Revenue Service requirements RDSI will produce a magnetic media reporting test, to be forwarded to the Internal Revenue Service in December of each year for advance testing and verification by the Internal Revenue Service.
         C. In addition, if the Bank is levied a penalty by the Internal Revenue Service, based upon information provided the IRS by magnetic media as filed by RDSI, and its is determined that the penalty levied was not a result of erroneous input by the Bank, but from a magnetic reporting error the Bank shall be held harmless, and RDSI will assume responsibility to resolve the penalty with the Internal Revenue Service. If the penalty stands, Section VII., Limitation of Liability, shall be applied.

XVI.              ON-LINE AVAILABILITY

         A. RDSI will make every reasonable effort to have the On-Line Inquiry Services available during the hours as indicated in this Agreement as follows:

                  On-Line Availability                        Schedule

                  8:00 a.m. - 7:00 p.m.                       Monday
                  8:00 a.m. - 7:00 p.m.                       Tuesday
                  8:00 a.m. - 7:00 p.m.                       Wednesday
                  8:00 a.m. - 7:00 p.m.                       Thursday
                  8:00 a.m. - 7:00 p.m.                       Friday
                  8:00 a.m. - 3:00 p.m.                       Saturday
                  Not Available                               Sunday
                  Not Available                               Scheduled Holidays
                  (Unless Previously Scheduled                (Based on Federal
                     With RDSI)                                Reserve
                                                               Holiday Schedule)

         B. RDSI shall not be liable or deemed to be in default for any delay or failure to perform under this Agreement or for interruption of the Services resulting directly from any cause beyond RDSI's reasonable control. C. RDSI will provide system updates nightly for the Bank. Monday through Friday, based on the Federal Reserve Schedule. Saturday's work will be posted or updated during Monday's nightly update. In addition, Friday's actual reports should not be expected to be delivered to the Bank until the following Monday morning, delivery either by ground courier or via the RECALL Optical Disk System. However, the on-line system will be available to the Bank on Saturday, so that regular business may be conducted.

XVII.             DECONVERSION CONSIDERATIONS

         A. Upon termination of this Agreement, the Bank may obtain data files and records relative to itself for purposes of deconversion to an alternative data processing solution via machine readable media based on the following Pricing Agreement Schedule:

                  1.      Magnetic Machine Readable Media - $150.00 per tape
                  2. Bank agrees to purchase from RDSI all unused special form inventory previously purchased at RDSI's expense, at cost.
                  3. All data processing line charges yet to be invoiced, calculated to the estimated date of deconversion and actual line disconnect order.
                  4.      Programming   and   Software   Deconversion  Charges -
                          $1,500.00.
                  5. Additional charges, if any, directly relating to the deconversion, as assessed by Information Technology, Inc. (ITI), Lincoln, Nebraska. These charges, if any, as determined by ITI will be passed through directly to the Bank.
                  6.      Reports, trials, listing, etc. - $50.00 per report.

         B. All deconversion charges as stated above must be paid by the Bank to RDSI prior to the release of the final deconversion magnetic readable media.

XVIII.   PRICING POLICIES

         A. As previously stated within the Agreement, RDSI reserves the right to reduce charges at any time, however, any increase will not become effective until thirty (30) days after prior written notice has been given to the Bank. RDSI and the Bank have agreed that during the first (1st) year of this agreement, rates shall be fixed at such rates as described in the attached Addendum A Fee Schedule. Most favored nation provision exists and provides that the Bank's fee schedule are no less favorable than those to any other client.
         B. It is also agreed that RDSI will not increase its fee schedules in excess of SIX (6) percent annually in years two and three of this Agreement.
         C. The only exceptions to this Pricing Agreement will be those related to increased account and transaction volumes of the Bank; new applications and services not presently utilized by the Bank; increased number of terminals supported; Saturday Processing; and services not presently covered by this Agreement. The Bank agrees to buy its own paper supplies; ex: report paper, statements, checks, notice paper, etc.
         D. In addition, ground transportation (Courier Services) charges are not covered in the pricing schedule and Terms of Agreement contained within this Agreement. Transportation charges will be calculated and invoiced based on allowable IRS mileage and maintenance guidelines, plus salary considerations, and are subject to change by RDSI.
         E. Future price increases relating to Saturday Processing may supersede the price ceilings as previously stated. However, if the Bank does not utilize Saturday Processing, price ceilings referred to in this Agreement shall govern the pricing policy. RDSI will provide nightly updates for the Bank, Monday through Friday, based on the Federal Reserve Schedule. However, On-Line Services will be available to the Bank on Saturdays, based on the schedule as outlined in
                    Section XVI. of the Agreement.


                                ENTIRE AGREEMENT

     This Agreement constitutes the Agreement between the parties hereto. There are no understandings or agreements relative hereto which are not fully expressed herein, and no change made herein shall be valid unless in writing and executed by the party against whom such change is sought to be enforced. Any and all additional services not previously mentioned and made part of this Agreement that shall be provided, shall become part of this Agreement by and Addendum attached hereto.



Dated: September 19, 1997                 RURBANC DATA SERVICES, Inc.

                                          By: /s/ Jon Brennen

                                          Title: Senior Vice President


                                          MACATAWA COMMUNITY BANK
                                          ZEELAND, MICHIGAN

                                          By: /s/ Paulette J. Belile

                                          Title: Incorporator

                            ADDENDUM A - FEE SCHEDULE
                        BASIC PREMIER & PREMIER II SYSTEM

     DDA - .35/account per month ($100.00 minimum) - All accounts on file (Open) DDA - .20/account per month (Closed Only)
     DDA - .05/account - statement printing (@ RDSI)
     Savings - .18/account  per month ($100.00  minimum) - All accounts on file
          (Open)
     Savings - .10/account per month (Closed Only)
     Certificates  of Deposits - .18/account  per month ($100.00  minimum) - All accounts on file (Open)
     Certificates of Deposits - .10/account per month (Closed Only)
     Loans -  .35/account  per month  ($100.00  minimum) - All  accounts on file
          (Open)
     Loans - (LAS) - .15/account per month (Closed Only)
     Central Information System -.10/portfolio per month ($100.00 minimum) Financial General Ledger -

               1 - 500 accounts         1.20/account per month
               501 and over              .50/account per month

     Addenda's - .05/account  per month
     Credit  Bureau  Reporting - 15.00/tape - reporting period
     ATM Network Support - .05/debit card account per month
               ATM Monthly  Minimum -  $150.00/month

     Communication  Device  Support - (includes  CRT's,  PC's,  Proof Machines &
          Recall)

          Fee Per Device with
               Premier II (1-20)             30.00/terminal/device per month
          Fee Per Device with
               Premier II (21 & Over)        20.00/terminal/device per month

     Teller Terminal System Interface & Support     .05/Total number of accounts
                                                              (Deposits & Loans)
                                                    100.00 per month minimum

     Year End Processing & IRS Forms - .15/account
     Confirmations - 0.075/form - ON REQUEST ONLY
     Listings/Auditor Trials - 0.0075/account per report - ON REQUEST ONLY Printed Reports/Listings - 30.00/report - ON REQUEST ONLY
     Name & Address Labels - 0.075/account per request - ON REQUEST ONLY Disaster Recovery Contingency Plan Services
          RDSI passes cost from hotsite provider (SunGard) directly onto its customers via monthly processing invoice. The Bank's portion of this cost is determined by asset size and actual number of accounts processed, and is subject to change in direct relation to the contractual agreement between RDSI and the hotsite provider.
          Minimum Monthly Fee           70.00/month
     Communications Support 75.00/Communication Data Line per month
     Third Party Audit Review - RDSI passes cost of the review onto its customer base. The Bank's portion is determined by asset size and actual number of accounts processed, and is subject to change in direct relation to the actual cost of the examination.

     Documentation  (Manuals)  - RDSI  provides  On-Line  Documentation  System.
          However, cost associated with hard copy manuals maintained by the bank and related updates, will be passed on directly to the bank.


Dated: September 19, 1997                   RURBANC DATA SERVICES, Inc.

                                            By: /s/ Jon Brennen

                                            Title: Senior Vice President

                                            MACATAWA COMMUNITY BANK
                                            ZEELAND, MICHIGAN

                                            By: /s/ Paulette J. Belile

                                            Title: Incorporator

                ADDENDUM AA - SPECIAL CONSIDERATIONS AND REQUESTS

1. To obtain a copy of the most recent: (a) third party review and (b) annual disaster recovery test; also to provide documentation that the Basic II and Addendum systems are compliant with the "year 2000" issue.

RDSI Response: (a) RDSI has provided a photocopy of the 1996 "Report of Independent Accountants" (Third Party Review) as provided by Crowe, Chizek and Company LLP. Crowe Chizek will begin the 1997 audit and report in October 1997. All RDSI customers will receive a published copy of the report when completed as itemized in this Agreement. (b) RDSI tests its UNISYS A18 Backup Site and disaster recovery plan at its "Hot Site" location at Sungard Recovery Services, Inc. twice a year. RDSI just completed a test and the results are not available to date, however, the last test results in 1996 are enclosed for the Bank's review. RDSI's test results are reviewed in its examination by FED, FDIC and State Examiners in addition to Crowe Chizek. "Year 2000" issues are taken very seriously by RDSI's Management Team. RDSI has established a special task force to examine all aspects relating to "Year 2000." RDSI has letters from both ITI and UNISYS stating that both the software and hardware are "Year 2000" compliant. RDSI is now beginning its test procedures to test, verify and document that all software and related equipment is "Year 2000" compliant.
Testing is to be completed no later than September 1998, and results will be provided to all RDSI customers. In addition, RDSI will be providing guidance to its customers, including information packet and guidelines, copies of ITI and UNISYS letters of compliance, and will be conducting training classes and seminars in "Year 2000" issues.

2. To clarify timing on the initial (then subsequent) payment of the monthly processing fee(s) for the Basic II system and Addendum systems (ie. When do processing fees begin per contract -- if bank is delayed in opening, are fees still due? If the Systems are not up, are fees still due?)

RDSI Response: RDSI monthly processing fees are invoiced to the Bank in arrears, and fees are not assessed until the Bank is open to the public and systems are all installed and operational. If the Bank opens for operation and business November 1, 1997 for example, the Bank will not receive a monthly processing fee invoice until December 1997. Conversion Fees are due upon the completion of the installation, or opening day. Communication lines and equipment, etc. are due upon delivery and installation.

3. To document by contract that RDSI retains liability in the event problems are encountered through the infection of a virus on the Bank systems.

RDSI Response: Since RDSI does not allow outside dial-up or communication with the main frame, the possibility is extremely remote. However, Section VIII. Limitation of Liability applies to any liability issue. RDSI is not responsible for the Bank's internal network, however, will assist the Bank in virus detection and protection.

4. To document and agree on what is considered "reasonable availability" of the systems and networks from RDSI; and what should be regarded as "acceptable response time."

RDSI Response: RDSI can only control and guarantee the availability and "up time" of the mainframe itself. Records indicate a 99% up time or availability record. RDSI will guarantee to the bank a 90% "reasonable availability" per stated on-line availability schedule as outlined in this Agreement. The Bank should experience a 3 to 5 second response time average. However, this is controlled directly by the speed of the data line, number of devices connected and software utilized by the Bank. RDSI cannot also control response time, however, will do everything in our means to provide 3 to 5 second response time.

5. To document "dispute resolution procedures" (leading to arbitration process if necessary) to be followed regarding circumstances involving a continuing dissatisfaction with the level of service (if such were to occur):

RDSI Response: RDSI's maintains a high touch customer service profile. The Bank will experience regular on premise visits by the President, Senior Vice President, Network Services and Customer Services. Bank satisfaction is the direct responsibility of the Senior Vice President of Sales and Client Relations, and can expect a visit a minimum of every other month. Visits will also be honored upon request. Bank personnel have daily access to customer services and support through a toll free number -- also the Bank will have access to direct numbers to RDSI support staff. The Bank will not have just one representative, but many. The Bank will have ability to modify system options through the on-line bank control record system and the various report writers offered and provided. System modification requests are submitted through RDSiI and then on to ITI, Lincoln, Nebraska. Only six were submitted in 1996 -- five being accepted and completed.

6. To request that all references to "5 Year" or "60 Months" be replaced by "3 Year" or "36 Months" in both the Basic II and Addendum contracts; further, if additional Addendum systems would be added in the first year of operation, that their contracts expire at the same time as the original contract.

RDSI Response: Agreed!

7. To request that RDSI to a 6% cap on fees for the life of this original contract. This recognizes that RDSI will freeze any increase for the first two years and that for the third year, fees would increase no more than 6%.

RDSI Response: The guaranteed price freeze for the first two years is only available on the five year Agreement. Since this Agreement is a Three (3) Year Agreement RDSI agrees as follows and as stated in this Agreement. RDSI will freeze prices as stated in Addendum A for the first year of this Agreement. It is also agreed that RDSI will not increase its fee schedule in excess of Six (6) percent annually in years of two and three of this Agreement.


Dated: September 19, 1997                  RURBANC DATA SERVICES, Inc.


                                           By: /s/ Jon Brennen

                                           Title: Senior Vice President


                                           MACATAWA COMMUNITY BANK
                                           ZEELAND, MICHIGAN


                                           By: /s/ Paulette J. Belile

                                           Title: Incorporator

                   ADDENDUM E - FEDERAL CALL REPORTING SYSTEM

THE FEDERAL CALL REPORTING SYSTEM GENERATES CALL REPORTS QUICKLY, SIMPLY AND COMPLETELY. ONE PRIMARY CHARACTERISTIC THAT DISTINGUISHES THE RDSI FEDERAL CALL REPORT SYSTEM IS ITS ABILITY TO GATHER AND EXTRACT INFORMATION FROM DEPOSIT, LOAN, GENERAL LEDGER AND BOND APPLICATION DATA BASES.

RDSI Installation Fee (One Time Charge)                         $ 250.00

RDSI Monthly Fee                                                   50.00

RDSI Monthly Minimum                                               50.00

EARLY TERMINATION AGREEMENT:
This Addendum for the Federal Call Report System has been licensed from ITI, based on a Three (3) Year Term. This directly determines the price as quoted in this Addendum. In the event that the bank terminates this Addendum Agreement prior to the expiration date of this Addendum Agreement (calculated from 36 months from the date of this Addendum Agreement found at the bottom of this page), the following formula will be used to calculate the early termination charge to be assessed to the Bank.

The Early Termination Charge will be determined by taking the Average Total Accounts (Loans and Deposits) calculated over the previous three processing months (3), multiplied times the per Accounts Monthly Fee, multiplied times the Remaining Months of this Addendum Agreement.



Dated: September 19, 1997                   RURBANC DATA SERVICES, Inc.


                                            By: /s/ Jon Brennen

                                            Title: Senior Vice President

                                            MACATAWA COMMUNITY BANK
                                            ZEELAND, MICHIGAN


                                            By: /s/ Paulette J. Belile

                                            Title: Incorporator

                      ADDENDUM F - ACCOUNTS PAYABLE SYSTEM

THE ACCOUNTS PAYABLE SYSTEM PROVIDES COMPREHENSIVE CONTROL OF VENDORS, PURCHASE ORDERS, INVOICES AND CHECKS, AND INTRODUCES A NEW LEVEL OF AUTOMATION FOR THE EFFECTIVE MANAGEMENT AND PAYMENT OF INVOICES. THE ACCOUNTS PAYABLE SYSTEM IS INTEGRATED AND COMPLIMENTS THE FINANCIAL INFORMATION SYSTEM AND THE GENERAL LEDGER ACCOUNTING SYSTEM.

RDSI Installation Fee (One Time Charge)                         $ 250.00

RDSI Monthly Fee                                                   50.00

RDSI Monthly Minimum                                               50.00

EARLY TERMINATION AGREEMENT:
This Addendum for the Accounts Payable System has been licensed from ITI, based on a Three (3) Year Term. This directly determines the price as quoted in this Addendum. In the event that the bank terminates this Addendum Agreement prior to the expiration date of this Addendum Agreement (calculated from 36 months from the date of this Addendum Agreement found at the bottom of this page), the following formula will be used to calculate the early termination charge to be assessed to the Bank.

The Early Termination Charge will be determined by taking the Average Total Accounts (Loans and Deposits) calculated over the previous three processing months (3), multiplied times the per Account Monthly Fee, multiplied times the Remaining Months of this Addendum Agreement.


Dated: September 19, 1997                     RURBANC DATA SERVICES, Inc.

                                              By: /s/ Jon Brennen

                                              Title: Senior Vice President


                                              MACATAWA COMMUNITY BANK
                                              ZEELAND, MICHIGAN

                                              By: /s/ Paulette J. Belile

                                              Title: Incorporator

                         ADDENDUM G - FIXED ASSET SYSTEM

THE FIXED ASSET SYSTEM IS THE ALL-IN-ONE SOLUTION FOR ASSET INVENTORY CONTROL, AUTOMATIC DEPRECIATION, GENERAL LEDGER INTEGRATION, REPORTING AND EFFECTIVE MANAGEMENT OF FIXED ASSETS. FIXED ASSETS GENERALLY REPRESENT A SIGNIFICANT PERCENTAGE OF TOTAL ASSETS AND THE FIXED ASSET SYSTEM WORKS TO MAXIMIZE THEIR RATE OF RETURN.

RDSI Installation Fee (One Time Charge)                      $ 150.00

RDSI Monthly Fee                                             .02/total accounts

RDSI Monthly Minimum                                            50.00

EARLY TERMINATION AGREEMENT:
This Addendum for the Fixed Asset System has been licensed from ITI, based on a Three (3) Year Term. This directly determines the price as quoted in this Addendum. In the event that the bank terminates this Addendum Agreement prior to the expiration date of this Addendum Agreement (calculated from 36 months from the date of this Addendum Agreement found at the bottom of this page), the following formula will be used to calculate the early termination charge to be assessed to the Bank.

The Early Termination Charge will be determined by taking the Average Total Accounts (Loans and Deposits) calculated over the previous three processing months (3), multiplied times the per Account Monthly Fee, multiplied times the Remaining Months of this Addendum Agreement.


Dated: September 19, 1997                RURBANC DATA SERVICES, Inc.

                                         By: /s/ Jon Brennen

                                         Title: Senior Vice President


                                         MACATAWA COMMUNITY BANK
                                         ZEELAND, MICHIGAN

                                         By: /s/ Paulette J. Belile

                                         Title: Incorporator

                       ADDENDUM I - DEPCON PRINTING SYSTEM

                                 END USER DEPCON

End User DEPCON Software (One Time)                              $ 500.00

RDSI Training and Installation (One Time)                        $ 250.00

RDSI Monthly Fee                                                 $  50.00



                            DEPCON PERFORMED AT RDSI

Statement Production and Printing                         $ .05/Checking Account

DEPCON Printing for Checking Account Statements
  with Bar Coding                                         $ .03/Checking Account

DEPCON Printing for Other Account Statements
 (ie: SAV & IRA)                                          $ .03/Statement





Dated: September 19, 1997                      RURBANC DATA SERVICES, Inc.

                                               By: /s/ Jon Brennen

                                               Title: Senior Vice President


                                               MACATAWA COMMUNITY BANK
                                               ZEELAND, MICHIGAN

                                               By: /s/ Paulette J. Belile

                                               Title: Incorporator

                   ADDENDUM L - STOCKHOLDER ACCOUNTING SYSTEM

THE STOCKHOLDER ACCOUNTING SYSTEM PROVIDES THE BANK WITH THE TOOLS TO MONITOR THE PURCHASE AND SALE OF ITS STOCK. UP TO NINE DIFFERENT STOCK PLANS PER BANK MAY BE DESIGNED TO FACILITATE MANAGEMENT OF DIFFERENT COMMON AND PREFERRED STOCK OFFERINGS.

THE STOCKHOLDER ACCOUNTING SYSTEM PROVIDES A THOROUGH RECORD OF STOCKHOLDERS AND STOCK PLANS. CASH AND STOCK DIVIDENDS ARE AUTOMATICALLY DISBURSED. CERTIFICATE BUYS AND SELLS ARE EASILY MANAGED, STOCK SPLITS ARE EASILY MODELED OR ACTUALLY PERFORMED. AND PROXY MAILING AND TRACKING IS COMPLETELY ACCOUNTED FOR.

RDSI Installation and Training Fee (One Time Charge)      $ 150.00

RDSI Monthly Fee                                          $.15/account per month

RDSI Monthly Minimum                                      $  10.00

EARLY TERMINATION AGREEMENT:
This Addendum for the Stockholder Accounting System has been licensed from ITI, based on a Three (3) Year Term. This directly determines the price as quoted in this Addendum. In the event that the bank terminates this Addendum Agreement prior to the expiration date of this Addendum Agreement (calculated from 36 months from the date of this Addendum Agreement found at the bottom of this page), the following formula will be used to calculate the Early Termination Charge to be assessed to the Bank.

The Early Termination Charge will be determined by taking the Average Total Accounts calculated over the previous three processing months (3), multiplied times the per Account Monthly Fee, multiplied times the Remaining Months of this Addendum Agreement.

Dated: September 19, 1997                   RURBANC DATA SERVICES, Inc.
       (Addendum Agreement Date)
                                            By: /s/ Jon Brennen

                                            Title: Senior Vice President


                                            MACATAWA COMMUNITY BANK
                                            ZEELAND, MICHIGAN

                                            By: /s/ Paulette J. Belile

                                            Title: Incorporator

                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


        Subsidiary                                   State of Incorporation

       Macatawa Bank                                         Michigan


                                      II-5